Registration No. 333-299158

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

(Amendment No. 1)

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MED-X, INC.
(Exact name of registrant as specified in its charter)

Nevada	2800	46-5473113
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8236 Remmet Avenue

Canoga Park, California 91304

(818) 349-2870

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Mills

Chief Executive Officer

Med-X, Inc.

8236 Remmet Avenue

Canoga Park, California 91304

(818) 349-2870

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq. Jesse L. Blue, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square, 40th Floor New York New York 10036

Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

We are an “emerging growth company” under the federal securities laws and may elect to comply with certain reduced public company reporting requirements for future filings.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [_______], 2026

PRELIMINARY PROSPECTUS

MED-X, INC.

13,183,842 Shares of Common Stock

This prospectus relates to the registration of the resale of up to 13,183,842 post-split shares of our common stock (our “common stock”) by our stockholders identified in this prospectus (the “Registered Stockholders”), in connection with our direct listing (the “Direct Listing”) on the Nasdaq Global Market (“Nasdaq”). Unlike an initial public offering, the resale by the Registered Stockholders is not being underwritten on a firm-commitment basis by any investment bank. The Registered Stockholders may, or may not, elect to sell their shares of common stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the shares of common stock hereby registered, in the public market or through private transactions at prevailing market prices or at negotiated prices. If the Registered Stockholders choose to sell their shares of common stock, we will not receive any proceeds from the sale of shares of common stock by the Registered Stockholders. Following the effectiveness of this registration statement, existing stockholders may be able to sell their shares in the open market.

We have engaged Maxim Group LLC (“Maxim”), as our financial advisor or Advisor, to advise and assist us with respect to certain matters relating to the Direct Listing.

No public market for our common stock currently exists, and our shares of common stock have a limited history of trading in private transactions. From inception on February 14, 2014, through October 14, 2026, we raised an aggregate of approximately $38,081,204 in net proceeds from the sales of our stock at an average post-split price of $2.89 per share.

The Company has applied to list its common stock on the Nasdaq Global Market under the equity standard. To qualify for listing under this standard, the Company must meet certain requirements, including minimum stockholders’ equity, public float, and shareholder thresholds. The Company expects to satisfy these requirements at the time of listing; however, there can be no assurance that its application will be approved.

Recent purchase prices of our common stock in private transactions may have little or no relation to the opening public price of our shares of common stock on Nasdaq or the subsequent trading price of our shares of common stock on Nasdaq. Further, the listing of our common stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our common stock and, consequently, the trading volume and price of shares of our common stock may be more volatile than if shares of our common stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which our Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules. Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistently with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder; in connection therewith. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. Neither we nor the Registered Stockholders (except the Advisor, who is also a Registered Stockholder) will be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will we or any other Registered Stockholder (except the Advisor, who is also a Registered Stockholder) control or influence the Advisor in carrying out its role as a financial advisor. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution” beginning on page 91 of this prospectus.

We have applied to list our common stock on the Nasdaq Global Market under the symbol “MXRX.” We expect our common stock to begin trading on Nasdaq on or about [______], 2026.

If our Nasdaq application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this Direct Listing. This listing is a condition to the offering. No assurance can be given that our Nasdaq application will be approved and that our common stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and we will terminate this Direct Listing.

Our Chairman and CEO beneficially owns all of the outstanding shares of our Series A super voting preferred stock, which collectively confer 51% of the total voting power of our outstanding capital stock (which includes Common Stock and the Series A super voting preferred stock). Including the shares of common stock he owns and his options exercisable within 60 days, our Chairman and CEO beneficially owns approximately 54.3% of the total voting power of our outstanding capital stock. These shares have de minimis economic rights, as they do not have any conversion, dividend or liquidation rights, but provide significant voting control. As a result, our Chairman and CEO has the ability to control the outcome of matters requiring stockholder approval, including the election of directors, amendments to our certificate of incorporation and bylaws, and the approval of significant corporate transactions, such as mergers, consolidations, or the sale of substantially all of our assets.

On June 1, 2026, the board of directors of the Company (the “Board”) approved a 1-for-2 reverse stock split of our outstanding common stock effective immediately following the effective time of the registration statement of which this prospectus forms a part but prior to the listing of our common stock on Nasdaq.

Unless otherwise noted, the share and per share information in this prospectus reflect, other than in our historical financial statements and the notes thereto, a proposed reverse stock split of our outstanding common stock as of the date of this prospectus at an assumed 1-for-2 ratio to occur immediately following the time when the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission (the “SEC”) but prior to the listing of our common stock on Nasdaq.

Investing in our common stock involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 21 for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated ___, 2026.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor any of the Registered Stockholders have authorized anyone to provide any information different from, or in addition to, the information contained in this prospectus and in any free writing prospectuses we have prepared. Neither we nor any of the Registered Stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The Registered Stockholders are offering to sell, and seeking offers to buy, shares of their common stock only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside the United States: Neither we nor any of the Registered Stockholders have done anything that would permit the use of or possession or distribution of this prospectus or any related free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock by the Registered Stockholders and the distribution of this prospectus outside the United States.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We use various trademarks, trade names and service marks in our business, including Nature-Cide®, Thermal-Aid®, and Malibu Brands, each targeting unique market needs. Additionally, Med-X operates The MJT Network®, among others. For convenience, we may not include the SM, ® or ™ symbols, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this prospectus. Such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this process, the Registered Stockholders may, from time to time, sell the common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution”. You may obtain this information without charge by following the instructions under the “Where You Can Find Additional Information” section of this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find Additional Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Med-X, Inc., a Nevada corporation founded in 2014, focuses on developing, marketing, and distributing natural, eco-friendly products. The company is dedicated to providing innovative solutions in pest control and consumer wellness products, addressing the growing demand for sustainable alternatives across industries. Our product lines include Nature-Cide®, Thermal-Aid®, and Malibu Brands, each targeting unique market needs. Additionally, Med-X operates The MJT Network®, an online media platform providing cannabis-related content and advertising opportunities. Our business model leverages strategic partnerships, e-commerce platforms, and direct sales to generate revenue. By combining innovative product development with an emphasis on environmentally conscious practices, Med-X is positioned to capitalize on expanding market opportunities in the natural products sector.

Reverse Stock Split

Our Board has approved a 1-for-2 reverse stock split of our outstanding common stock. The Company will implement the reverse stock split immediately following the effective time of the registration statement of which this prospectus forms a part but prior to the listing of our common stock on Nasdaq. We intend for our Board to effect such reverse stock split in connection with the consummation of our intended listing of our common stock  on Nasdaq, however we cannot guarantee that such reverse stock split will be necessary or will occur in connection with the listing of our common stock on Nasdaq, or that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split.

Each occurrence of financial information outside of the financial statements applies on a post-split basis. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 300,000,000 shares. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at a 1-for-2 ratio to occur immediately following the effective time of the registration statement of which this prospectus forms a part but prior to our listing on Nasdaq.

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OUR COMPANY

Overview

Med-X, Inc., a Nevada corporation founded in 2014, focuses on developing, marketing, and distributing natural, eco-friendly products. The company is dedicated to providing innovative solutions in pest control and consumer wellness products, addressing the growing demand for sustainable alternatives across industries. Our product lines include Nature-Cide®, Thermal-Aid®, and Malibu Brands, each targeting unique market needs. Additionally, Med-X operates The MJT Network®, an online media platform providing cannabis-related content and advertising opportunities. Our business model leverages strategic partnerships, e-commerce platforms, and direct sales to generate revenue. By combining innovative product development with an emphasis on environmentally conscious practices, Med-X is positioned to capitalize on expanding market opportunities in the natural products sector.

Acquisition of Pacific Shore.

In 2018, Med-X completed its acquisition of Pacific Shore Holdings, Inc., a California-based company. This acquisition integrated Pacific Shore’s existing product portfolio, distribution networks, and intellectual property into Med-X’s operations, significantly enhancing the company’s capacity to innovate and scale its product lines.

As part of the merger, Pacific Shore became a wholly owned subsidiary of Med-X. To protect shareholder value, Matthew Mills, Med-X’s Chairman and CEO, tendered a substantial number of shares, ensuring minimal dilution for existing shareholders. Pacific Shore’s contribution includes a strong distribution network for its Nature-Cide products, an established presence in the pest control and wellness markets, and a pipeline of innovations aligned with Med-X’s vision. The acquisition has been instrumental in expanding Med-X’s reach and operational capabilities, particularly in leveraging Pacific Shore’s pest control expertise and regulatory compliance frameworks.

Nature-Cide.

Nature-Cide is Med-X’s flagship product line of minimum risk pest control solutions. These products, developed in collaboration with Pacific Shore, are designed as botanical alternatives to traditional pesticides. Comprising essential oils like cedar, cinnamon, clove and cotton seed, Nature-Cide products are safe for humans and pets, making them ideal for residential, commercial, and agricultural use.

Nature-Cide’s product range includes:

•	All-Purpose Insecticide: Marketed for use against common household and agricultural pests, including ants, cockroaches, and fleas.
•	Pest Management X2 Plus: A professional-grade solution for pest control and Public Health Operations .
•	Granular X2 and Dust Formulations: Designed for all types of pest control within agricultural, commercial, residential as well as cannabis cultivation.

Nature-Cide products are classified as minimum risk pesticides under the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA), exempting them from federal registration. The products are registered in multiple states and distributed nationally through partnerships with pest control distributors such as but not limited to Target Specialty Products (TSP), BWI Companies, Inc., Ensystex (ETX) Forshaw (For), Preserve (Pre), Site One (SO) and Veseris (VES). Additionally, Nature-Cide has a growing presence in United States and international markets, including the Caribbean and parts of Asia and has registered and been shipping Nature-Cide into various countries such as Thailand, Singapore, Vietnam, Mexico and New Zealand. The product’s appeal is bolstered by increasing regulatory restrictions on toxic pesticides, driving demand for safer, natural alternatives. Med-X continues to invest in research and development to expand Nature-Cide’s applications and market reach. The Company is working with Multiple of its distributors to register products with South America, Australia and various other countries.

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Thermal-Aid

Thermal-Aid is a line of heating and cooling products intended for general comfort and wellness use for humans and animals The product range includes:

•	Thermal-Aid Zoo®: Child-friendly, animal-shaped heating and cooling packs.
•	Thermal-Aid Headache Relief System®: a product designed for consumer use in connection with head and neck comfort
•	Traditional Thermal-Aid Packs: for general comfort applications, including use following physical activity.

Thermal-Aid products are made from all-natural materials, including a proprietary corn-based filler that retains temperature for extended periods while preventing mold formation. The Thermal-Aid line is distributed through e-commerce platforms like Amazon and Iherb, retail chains pharmacies such as Kroger, and independent pharmacy’s as well as healthcare-focused distributors.

Malibu Brands

The Company markets products under its Malibu Brands division, which currently includes its Pacific Pain Relief Cream, a topical product formulated with naturally derived ingredients. The product is offered primarily through the Company’s e-commerce platform. The Malibu Brands product line currently consists of this product, and the Company may develop additional formulations in the future.

Pacific Pain Relief Cream is formulated using a combination of topical ingredients commonly used in over-the-counter wellness and personal care products. The Company focuses on consumer-oriented formulations intended for consumer product use. The product is sold directly to consumers through the Company’s online storefront, and the Company may in the future explore additional distribution channels, including retail, wholesale, and third-party marketplaces.

The Company is also engaged in the research and development of additional topical wellness formulations that may expand the Malibu Brands product portfolio. These potential products remain in development, and there can be no assurance as to the timing of commercialization, regulatory classification, or market acceptance of any future products.

Although the Company has explored product formulations that may include hemp-derived ingredients that are permissible under applicable law, the Company does not currently cultivate, distribute, manufacture, or sell cannabis or hemp products. The Company does not operate in the cannabis industry and does not directly participate in the cultivation, processing, distribution, or sale of cannabis or marijuana products.

Statements regarding product performance, effectiveness, or potential applications are based on preliminary testing, internal evaluations, or third-party observations. Such statements have not been independently verified and there can be no assurance that similar results will be achieved in commercial use. The Company does not make claims regarding the effectiveness of these products for any specific medical or therapeutic purpose.

The MJT Network

The MJT Network® is Med-X, Inc.’s online media platform hosted on www.marijuanatimes.org, which has been publishing cannabis and hemp industry news since July 2015. The platform generates revenue from advertisers and traffic optimization strategies and provides content covering a broad range of topics, including news, current events, business, financial, legislative, legal, cultural, medical, scientific, and technological aspects of the cannabis and hemp industries, both nationally and internationally. Content is contributed by consultants, freelance and staff writers, Company personnel, and public news sources. The MJT Network is accessible through web, smartphone, and tablet applications, with its original content distributed via digital platforms such as iOS applications, Vimeo, YouTube, Apple Podcasts, and Apple News.

As of the beginning of 2026, the Company is evaluating the potential integration of e-commerce capabilities into the MJT Network platform, which could enable the sale of branded industry products from third-party suppliers and the Company’s own product lines, subject to compliance with applicable federal and state laws. The Company has not commenced development of such e-commerce functionality, and no definitive timeline has been established for its potential implementation.

Distributors

Med-X generates most of its revenue through large distributors, with its Nature-Cide products distributed by several pest control distributors, including VESERIS, SITE-ONE, TARGET SPEICIALTY PRODUCTS, ENSYSTEX, BWI Companies, Inc., PRESERVE and FORSHAW. These products are also available through major marketplaces such as Amazon, Kroger, and Walmart, and they are increasingly supplied to TARGET SPEICIALTY PRODUCTS 's parent company, Rentokil Initial International, as well as through ENSYSTEX in countries like Singapore, New Zealand and Vietnam.

For the year ending December 31, 2025, Med-X derived 31% of its revenue from two customers, 19% from Veseris and 12% from Target Specialty Products. In 2024,

For the year ending December 31, 2025, Med-X derived 31% of its revenue from two customers, 19% from Veseris and 12% from Target Specialty Products. In 2024, 29% of revenue came from two customer, 16% from Target Specialty Products and 13% from Veseris. Med-X’s relationships with distributors are demand-driven, operating as a supplier within their distribution systems without written agreements. The lack of formal contracts introduces uncertainty, as any significant reduction in purchases by major customers could materially impact the company’s financial performance. This revenue concentration is expected to persist for the foreseeable future, and the company acknowledges the potential risks associated with this dependency

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Vendors

Med-X relies on single supplier relationships for raw materials and filling capacity due to the unique formulation and components of its product lines. This reliance poses a business risk, as operational issues or supply disruptions from these vendors could adversely affect the company’s operations.

In 2025, two vendors accounted for an aggregate of 80% of total purchases:

•	Berje: 42%
•	Actions & Company: 38%

In 2024, two vendors similarly accounted for an aggregate of 76% of total purchases:

•	Berje: 50%
•	Actions & Company: 26%

While Med-X recognizes the risks associated with this vendor concentration, the company believes that alternative suppliers are available to provide comparable inventory if significant vendors become unable or unwilling to deliver on time.

In the future, Med-X may plan to explore the possibility of expanding its manufacturing operational footprint within its 30,000 square foot facility to increase efficiencies by adding automated filling, labeling and in-house formulating at scale to bring down the cost of goods as well as ease the potentials risks associated with vendor concentration.

Our chairman and founder, Mr. Mills, has licensed two trademarks to the Company on a royalty free basis that he acquired for “Thermal-Aid” and “Nature’s Therapeutic Source.” The two patents related to Thermal-Aid are expired since 2023. The first is a patent for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler. The second is for a thermal device and ornamental design for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler that may have the general appearance of a child’s toy or other configuration. Our chairman and founder Matthew Mills, has granted us an exclusive worldwide royalty-free license to utilize and sublicense these trademarks to market, distribute, and sell Thermal-Aid, for which he was issued 4,605,337 shares of PSH-CA’s common stock which he subsequently exchanged for shares of our common stock (the “License Agreement”). Mr. Mills has not received any payments to date under this License Agreement. There are no milestones and no royalty rate associated with the License Agreement. The License Agreement was entered into as of January 15, 2010 (the “Effective Date”) and the initial term of the License Agreement was for a period of one year from the Effective Date. Thereafter, the License Agreement automatically renews each year for an additional year unless terminated in writing by either party to the License Agreement at least 30 days prior to the termination of the then current term. The license has been renewed every year since 2010. During the term, the license is exclusive to the Company. There have been no payments made to date and there are no milestones payments in the License Agreement.

On June 22, 2012, we entered into an exclusive license agreement with Dr. Hyson, d.b.a. Hyson Medical Products, pursuant to which we were granted an exclusive license to utilize three patents currently owned by Dr. Hyson: (1) Device and Method for Treatment of Headache - 5,700,238 (December 23, 1997), (2) Medicated Wrap - 6,313,370 (November 6, 2001), and (3) Medicated Wrap - 7,186,260 (March 6, 2007). We are using the technology and case study covered by these patents to market additional private label consumer products under our brand to address headache pain relief, both migraine and tension. The patents licensed to us from Dr. Hyson have since expired. The expired patents are not currently material to the Company’s ongoing operations or competitive position. Dr. Hyson already sells his own line of headache pain relief and medicated wrap products for consumers. We have a license to utilize these patents for any branded products developed by us during the term of the license agreement. For such branded products, Dr. Hyson receives a license fee equal to 5% of net sales made by us of those products. There are no milestone payments associated with this license agreement. We will own the intellectual property to all of our branded products developed under this license agreement. The initial term of the license agreement is five (5) years with options exercisable for one-year extensions, subject to termination after two (2) years if by then we have not brought a branded product to market. We commercialized this technology within two (2) years by the launch of our Thermal-Aid Headache Relief System.

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Recent Developments

Med-X has undertaken several strategic initiatives to strengthen its market position and operational capabilities:

International Expansion of Nature-Cide: In 2023, Med-X entered into a distribution agreement with Ensystex to expand Nature-Cide’s reach into 29 international territories, including Australia, Southeast Asia, and parts of Africa. Ensystex is responsible for obtaining regulatory approvals, facilitating entry into these markets.

On August 29, 2025, the Company engaged with Delbrook Digital Ltd. a foreign broker-dealer based in Canada doing business DBA “Bad Twin Capital” along with its United States partner Marco Polo Securities, Inc., a registered US broker-dealer and member FINRA/SIPC. For purposes of this engagement Bad Twin Capital and Marco Polo (together, the “Bad Twin Capital Team”) shall act as financial advisors to the Company helping the Company with its capital raising needs in an effort to meet the net tangible asset guidelines that are required for the direct listing process. As part of the engagement agreement, the Company has agreed to a $20,000 due diligence and set up fee, as well as a 4% commission for all securities sold as part of the Bad Twin / Marco Polo Securities security sales efforts. On September 8, 2025, the Company filed a 1-U officially announcing the new relationship. As of 12-15-25 Bad twin Capital has not raised any capital during this engagement.

On September 8th 2025, the Company filed a Regulation D offering for $9,000,000 priced at $6.00 per share for accredited investors only. The offering of 1,500,000 shares at $6.00 per share provides for the potential sale of an additional 225,000 shares at $6.00 per share under the “Green Shoe” for an additional $1,350,000. The minimum subscription amount is $90,000.00. This Regulation D offering was initially published to support Bad Twin Capital’s efforts to raise additional capital from accredited investors only, in an attempt to raise enough capital to bolster shareholder equity to qualify the Company for a national exchange public listing. The Company began utilizing the offering recently to continue to bolster growth and has raised $1,836,870 in aggregate since December 15, 2025. Share numbers and per share prices in this paragraph are presented on a post-split basis.

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Advisory Agreement with Maxim Group: In July 2024, Med-X entered into an agreement with Maxim Group for investment banking and financial advisory services. The agreement aligns with Med-X’s strategic focus on scaling its operations and pursuing growth opportunities.

In June 2025, the Company, together with its distribution partner Preserve, conducted its first international mosquito field trials of the Nature-Cide Pest Management X2 Plus formulation in Morales, Mexico. These trials were carried out under the oversight of Mexican vector control authorities, which require three replicate trials with target performance benchmarks, including mortality thresholds used in certain regulatory evaluations in order to consider a product successful. While only two official trials were completed due to inclement weather, the results provided critical insights into the complexities of field application, including droplet size, flow rate, wind speed, humidity, and elevation. In one trial, the Company observed mortality rates approaching applicable regulatory benchmarks; however, results varied based on environmental conditions after 24 hours—just shy of the 90% threshold—management believes that, with further development, the product may have the potential to meet applicable regulatory standards; however, no assurance can be given

Following the Mexico trials, the Company engaged Bonds Consulting Group on July 28, 2025, which is led by Dr. Jane Bonds, a globally recognized vector control scientist with published contributions to several World Health Organization (“WHO”) guidelines. Through Dr. Bonds, the Company gained access to Bay County Mosquito Control facilities in Florida, where additional trials were conducted to further evaluate product performance under varying conditions across three mosquito species. While conditions such as minimal wind and variable weather limited certain outcomes, the trials provided valuable data on formulation, application methodology, and dilution strategies. These studies confirmed that further laboratory refinement—particularly with respect to mode of action—is warranted.

Dr. Bonds has recommended additional controlled environmental studies, including wind tunnel evaluations in Texas, to generate additional data for research and development purposes aligned with established application standards used for conventional pesticides. Importantly, preliminary observations indicate potential pathways for both barrier treatment and spatial repellent applications, an area where The World Health Organization has established evaluation frameworks for certain vector control products the first non-chemical products for vector control. Since the first study Dr. Bonds has continued to consult with the Company in hopes of gaining enough data to align with applicable international evaluation standards of the World Health Organization requirements for Public Health applications for Vector Control globally.

6

The Company is also gaining traction within U.S. mosquito control districts. A second Florida county Collier County has begun to conduct ongoing independent evaluations. This has been driven in part by heightened public scrutiny of toxic chemical mosquito control programs. Management believes this growing interest signals a shift within the public health sector toward safer, sustainable alternatives—an area where the Company is positioning Nature-Cide as a potential participant in this emerging segment to position into the Public Health arena. In December 2025 Collier County has indicated that they would like to include Nature-Cide Pest Management X2 Plus into their 2026 budget. The team at Nature-Cide and its distribution customer Veseris are working together to bid and hope to secure positioning with Collier County in 2026 and beyond.

The Company continues to engage with independent researchers and public mosquito control districts to support the ongoing evaluation of its Nature-Cide® product line. Recent efforts have included collaboration with Dr. Jane Bonds, a vector control researcher supporting aspects of the Company’s World Health Organization (WHO) prequalification-related work, Dr. Kiera Lucas of the Collier County Mosquito Control District, and Dr. Rui-De Xue of the Anastasia Mosquito Control District. These collaborations have involved laboratory, semi-field, and field-based evaluations designed to further understand product performance across various environments and application methods. The Company anticipates that additional studies may be conducted with other independent researchers, public agencies, and laboratories as part of its ongoing research and development initiatives.

The Company has recently initiated a commercial relationship with BWI Companies, Inc. (“BWI”), a distributor of turf, ornamental and pest control products. BWI serves as a supplier to various mosquito control service providers, including The Mosquito Authority, a national franchise-based mosquito control company. The Company has been informed that Nature-Cide® products have been made available for purchase through BWI for use by Mosquito Authority franchise operators. Initial sales of Nature-Cide® products through this channel have commenced. The Company expects to continue to evaluate opportunities to expand distribution through BWI and other commercial partners; however, there can be no assurance as to the extent or timing of future sales through these channels.

On May 29, 2025, the Company was Qualified by the U.S Securities and Exchange Commission for a $10,000,000 Regulation A+ Offering for 1,250,000 shares of common stock at $8.00 per share with a minimum investment of $600. The Offering is for sophisticated investors only. The Company initially filed with the U.S Securities and Exchange Commission for this offering on October 3, 2024. The Company has partnered with DealMaker Securities for this offering and is hosted on a DealMaker portal at https://invest.medx-rx.com. The Company has raised $2,742,780 in its Regulation A+ Offering as of May 31st. As of May 31, 2026, the Regulation A has been withdrawn and is no longer active. Share numbers and per share prices in this paragraph are presented on a post-split basis.

On February 11, 2025, the Company commenced a Regulation D offering for $2,000,000 priced at $4.00 per share for accredited investors only. The offering of 500,000 shares at $4.00 per share plus provided for the potential sale of an additional 75,000 shares at $4.00 per share under the “Green shoe” for an additional $300,000. The minimum subscription amount was $10,000.00. This Regulation D Offering was to raise additional capital from accredited investors only, prior to the Company’s launch of an anticipated qualification of its Regulation A+ Offering. Between January 1, 2025, and April 11, 2025, the Company sold 468,625 shares of common stock at $4.00 per share in its private placement. The Company received net proceeds of $1,499,600. This Regulation D offering has been closed as of April 11, 2025. Share numbers and per share prices in this paragraph are presented on a post-split basis.

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Between January 1, 2025, and April 4, 2025, the Company sold post-split 142,674 shares of common stock under its Regulation CF Offering, with net proceeds of $532,538. On April 15, 2025, the Company filed a Form C-U indicating that the Company had terminated its Regulation CF Offering as of April 4, 2025.

On July 26, 2024, the Company entered into an Advisory Agreement with Maxim Group (the “Maxim Advisory Agreement”) to provide general financial advisory and investment banking services to the Company. In connection with the Maxim Advisory Agreement, as consideration for Maxim’s services, the Company will issue to Maxim one and one half percent (1.5%) of the total outstanding shares of Company common stock (the “Stock Fee”), in which one-half percent (.5%) (44,257 post-split shares) of the Company’s outstanding Common Stock was issued upon the execution of the Maxim Advisory Agreement; one-half percent (.5%) of the Company’s outstanding Common Stock upon the Company’s filing of an S-1 and any additional documents necessary for the Company’s listing on a national exchange; and one-half percent (.5%) of the Company’s outstanding Common Stock upon the Company’s listing to a national exchange. If the Company does not become listed on a national exchange, one-half percent (.5%) of the Company’s Common Stock will be returned to the Company (and one-half percent (.5%) will be retained by Maxim). On October 7, 2026, the Company issued an additional 130,521 post-split shares of common stock to Maxim Partners LLC, an affiliate of Maxim Group, under the Maxim Advisory Agreement, representing the one-half percent (.5%) due upon the filing of the S-1 and the one-half percent (.5%) due upon the Company’s listing on a national exchange.

On March 6, 2024, the Company entered into an agreement with Dealmaker to act as the Lead selling Agent for the Company’s Regulation A offering (the “DealMaker Agreement”). In connection with the DealMaker Agreement, the Company has agreed to pay DealMaker an advance of $32,500 (which shall be an advance against accountable expenses and will be refunded to the extent not actually incurred); a $10,000 monthly account management fee; and 6.5% cash fees from all proceeds.

The Company is including this disclosure solely to describe the existence of its separate Regulation A offering and related arrangements. The Regulation A offering is separate from, and unrelated to, this direct listing and no securities are being offered or sold pursuant to the Regulation A offering in connection with this direct listing.

In January 2025, Med-X engaged with a South American company named “Anasac”. Anasac works within a broad area of agriculture within Chile, Argentina and Peru and provides sustainable and innovative solutions that promote the development of wellbeing for over 70 years. They would like to adapt Nature-Cide as its go to for all OMRI certified pest control solutions.

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Management has realized that Strategic Partnership with Preserve in Mexico could have far better benefits in helping to scale and speed up registration into the Spanish Speaking world. The Company is working with Preserve management to help position Preserve and its management to work side by side with Med-X management on all Spanish speaking relationships in multiple countries where Med-X already has relations as well as bringing new relationships in to play.

In May of 2025 a Strategic relationship with Nature-Cide Certified Partner Daddy Rabbit Aviation to help open doors into aviation pest control, vector control and emergency response government contracts in the Southeastern United States Recently, several small counties in Georgia sent letters of gratification regarding the positive results of recent arial mosquito applications of the Nature-Cide

In October of 2025 a Strategic Partnership with Frontier Precision the leading authority and dealer of public health and agriculture drone technology. This partnership allows for the expansion into Nature-Cide’s distribution network which could expand drone use into the commercial pest control industry, making Nature-Cide one of the first pest control brands to offer drone technology to private commercial pest control and agricultural operators nationwide.

Additionally, on April 15, 2024, the Board of Med-X, Inc. approved a 1-for-16 reverse stock split of its outstanding common stock, effective April 16, 2024. This decision was made to establish a valuation that the Company believed would be attractive to potential investors in connection with a proposed Regulation Crowdfunding (Reg CF) offering. The reverse stock split did not change the number of authorized shares, which remains at 300,000,000. Med-X retained DealMaker Securities LLC as the intermediary for the Reg CF offering. DealMaker and its affiliates received fees totaling 8.5% of the securities sold, which included payment processing fees, a one-time activation fee of $32,500 (covering onboarding, due diligence, and asset creation costs), and a monthly subscription fee of $2,000 after the offering's effective date. Additionally, Med-X will pay $10,000 per month for Reach marketing services provided by DealMaker, regardless of how many shares are sold in the offering.

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Patents and Trademarks

Below is a list of the Company’s patents and trademarks as of October 13, 2026:

Med-X Patent and Trademark Summary

Country	Official No.	Title	Case Status	Property Type
USA	88/218348	THE MARIJUANA TIMES IC 41	Pending	Trademark
USA	88/218390	M. THE MARIJUANA TIMES (stylized) IC 41	Pending	Trademark
USA	88/243436	MALIBU BRANDS (logo) IC 5	Pending	Trademark
USA	88/243444	MALIBU BRANDS (logo) IC 25	Pending	Trademark
Canada	2931915	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF	Published	Patent application; Anticipated expiration date May 31, 2036; Composition of matter and method patent
USA	11,147,266	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (non-provisional)	Issued	Patent; Expiration date May 31, 2036; Composition of matter and method patent
USA	17/502228	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (non-provisional)	Published	Patent No. 12,022,824 B2 Anticipated expiration date May 31, 2036; Composition of matter and method patent

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All of the trademarks listed above are owned by the Company.

Below is a list of Pacific Shore Holdings’ patents and trademarks as of  October 13, 2026:

Pacific Shore Holdings Patent and Trademark Summary

Country	Official No.	Title	Case Status	Property Type
Australia	1366146	ENERGY-X IC 3	Registered	Trademark
Australia	1366144	BURNER BALM IC 3	Registered	Trademark
Canada	1788556	NATURE-CIDE IC5 (owner: Matthew Mills)	Allowed	Trademark
China	21017818	NATURE-CIDE IC5 (owner: Matthew Mills)	Registered	Trademark
China	7911478	BURNER BALM IC 3	Registered	Trademark
China	1559469	THERMAL AID ZOO (stylized) IC 10*	Registered	Trademark
China	15519468	THERMAL AID logo IC 5 & 10*	Registered	Trademark
EU	0085884203	PERFORMANCE-X IC 3, 5 & 35	Registered	Trademark
EU	008583932	BURNER BALM IC 3, 5 & 35	Registered	Trademark
EU	008584088	ENERY-X IC 3, 5 &35	Registered	Trademark
Japan	5318604	ENERY-X IC 3	Registered	Trademark
Japan	5329859	BURNER BALM IC 3	Registered	Trademark
Korea	40-855739	ENERY-X IC 3	Registered	Trademark
Korea	40-0855633	BURNER BALM IC 3	Registered	Trademark
New Zealand	825514	BURNER BALM IC 3	Registered	Trademark
New Zealand	825515	ENERGY-X IC 3	Registered	Trademark
Thailand	756974	BURNER BALM IC 3	Registered	Trademark
USA	3753893	BURNER BALM IC 3 & 5	Registered	Trademark
USA	3777982	ENERGY-X IC 3	Registered	Trademark
USA	3628026	NATURE-CIDE IC 5 (owner: Matthew Mills)	Registered	Trademark
USA	3777984	ENERGY-X IC 5 (lip balm)	Registered	Trademark
USA	4444076	ENERGY-X IC 30	Registered	Trademark
USA	3064560	THERMAL AID IC 10 (suppl. Reg.)*	Registered	Trademark
USA	4190596	ENERGY X IC 5 (gum)*	Registered	Trademark
USA	6074312	THERMAL-AID*	Registered	Trademark
USA	7182777	THERMAL DEVICE AND METHOD	Issued	Patent; Expiration date Feb. 9, 2024; Composition of matter patent
USA	7179280	THERMAL DEVICE	Issued	Patent; Expiration date Feb. 9, 2024; Composition of matter patent

*These patents have been licensed to the Company by our Chief Executive Officer, Matthew Mills.

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The market for insecticides and related products for both business and consumer customers is highly competitive, with low barriers to entry. Existing and new competitors can easily launch products, intensifying competition. Med-X competes or may compete with large, well-resourced companies like Bayer, Ecolabs, Envincio, and Essentra, which already benefit from strong brand recognition and significant human and financial resources. The company also faces competition for readers and advertisers on its online news platform, The MJT Network®. Nature-Cide encounters intense competition from both chemical-based and all-natural pesticides, many of which have been established in the market for years, particularly in agricultural sectors like cannabis cultivation. While management believes that Med-X can compete effectively, there is no guarantee that competition will not impact the company's ability to maintain and grow its planned business operations.

Government Regulation

Med-X is subject to various federal, state, and local regulations that increase costs and potentially impact business operations. These include employment laws covering wages, safety, and working conditions; environmental laws applicable to farming; advertising regulations enforced by the Federal Trade Commission (FTC); and safety and labeling rules governed by the Food and Drug Administration (FDA).

Federal Regulations

The United States regulates cannabis primarily through the Controlled Substances Act (CSA). Marijuana, classified as a Schedule I controlled substance, is deemed to have high potential for abuse and no accepted medical use. Cannabis with THC concentrations above 0.3% is classified as marijuana, while cannabis with THC levels below 0.3% is defined as hemp. This classification conflicts with the medical and recreational use of marijuana legalized in at least 40 states and the District of Columbia, creating regulatory ambiguity. Despite these conflicts, 24 states and the District of Columbia have legalized adult-use cannabis. However, state laws remain vulnerable to legal challenges and federal enforcement under the CSA, which prohibits the possession, use, cultivation, and transfer of marijuana.

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Evolving Federal Policy

In 2013, the Cole Memorandum issued by the Department of Justice (DOJ) outlined enforcement priorities for marijuana-related activities in states where it was legalized. These priorities included preventing underage sales, diversion to illegal markets, and public health issues like drugged driving. However, the Cole Memorandum was rescinded in 2018 by the Sessions Memorandum, which provided no specific marijuana enforcement guidance, leaving federal prosecutors to use their discretion.

Cannabis remains a Schedule I controlled substance under U.S. federal law. Although certain states have legalized cannabis for medical or recreational use, federal law enforcement authorities retain the discretion to enforce federal cannabis laws, and there can be no assurance as to how such laws will be enforced in the future. .Additionally, the Company does not currently participate directly in any cannabis cultivation, distribution, or sales and would only consider such activities if federal law permits.

State Regulations

Unlike Canada, which regulates cannabis federally, marijuana laws in the U.S. vary by state. Businesses must comply with state and local licensing requirements. In California, where medicinal cannabis has been legal since 1996, cannabis is now permitted for both medicinal and recreational use. Federal enforcement remains a risk until Congress amends the CSA to address marijuana's legal status. Med-X's compliance with state laws does not eliminate the risk of federal prosecution, and the lack of uniform federal guidance continues to pose challenges for the cannabis industry.

In December of 2025, President Trump issue an executive order changing cannabis from a schedule 1 classification to a schedule 3 classification. This scheduling update will likely witness legal challenges from anti-cannabis organizations along with the order must go through the formal rule making process. The changes would likely open up the opportunity for extensive cannabis related research as well as soften banking and finance related hurdles related to the conducting business in the cannabis industry, but does not have an effect on the Company’s business at this time.

California Cannabis Regulations and Federal Challenges

California’s Medicinal and Adult Use Cannabis Regulation and Safety Act (MAUCRSA) provides the framework for cannabis licensing, oversight, and enforcement. Regulations by the California Department of Cannabis Control cover licensing procedures, operational rules, product safety, packaging, and enforcement actions. Some cities and counties offer equity programs to support individuals impacted by historical drug laws, providing faster licensing, operational assistance, and financial aid. The cannabis industry faces significant regulatory challenges, with evolving laws at the local, state, and federal levels. Compliance requires substantial resources, and violations—or allegations of violations—could disrupt operations. Future regulatory changes could also impact federal tax policies, potentially limiting deductions for cannabis-related businesses. At the federal level, the Rohrabacher-Blumenauer Amendment restricts the Department of Justice (DOJ) from interfering with state-legal medical cannabis programs but requires annual renewal and expired in 2022. Proposed reforms, such as the CARERS Act to reclassify cannabis and the Respect State Marijuana Laws Act to protect state-compliant businesses, have not passed. This regulatory uncertainty creates operational risks for Med-X, but the company is committed to compliance with applicable state and local laws to mitigate these challenges.

Relevant California Regulations

The California Department of Cannabis Control makes regulations for cannabis businesses. These regulations specify:

•	License application procedures;
•	Rules for running a cannabis business;
•	What can and cannot be made into a cannabis product, and what ingredients can and cannot be used;
•	Packaging requirements to prevent contamination and to inform consumers about what’s inside;
•	The testing that each product must pass before it can be sold; and
•	Enforcement actions that may be taken if a business is not following the rules.

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Equity Ordinances in California

Some cities and counties in California have ordinances for equity programs to help people negatively affected by the federal” war on drugs” policies from the 1970s and create a more inclusive marketplace. Each ordinance supports equity applicants in different ways, such as:

•	Faster application processes;
•	Assistance during the licensing process;
•	Help with operating your business; and
•	Direct financial support

Laws and regulations affecting the adult-use marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state, and federal adult-use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Blumenauer Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds DOJ. The Rohrabacher-Blumenauer Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, the Ninth Circuit Court of Appeals ruled in United States v. McIntosh that the Rohrabacher-Blumenauer Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state legislation titled the Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical issues. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA. These developments previously were met with a certain amount of optimism in the cannabis industry, but, as of the date of the filing of this registration statement of which this prospectus is a part, (i) neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted, and (ii) the Rohrabacher-Blumenauer Amendment, being an amendment to an appropriations Bill that must be renewed annually, has not currently been renewed beyond February 18, 2022.

Regulatory Considerations

Nature-Cide products are classified as minimum risk pesticides under EPA guidelines, exempting them from registration under the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA). While the EPA does not regulate these products, producers are responsible for ensuring compliance with minimum risk criteria. State-level regulations, however, require product label registration. Nature-Cide products are registered in 40+ states, including California, Florida, Texas, and New York. An international distribution agreement with Ensystex, Inc. has been established for Nature-Cide products. The Company is in the process of obtaining regulatory registrations and approvals required to distribute products in international markets. Several registrations have been obtained in certain jurisdictions, while others remain pending. Regulatory requirements vary by country, and the timing of approvals depends on the applicable regulatory processes. Accordingly, the Company cannot provide assurance regarding the timing of obtaining additional approvals or the commencement or expansion of sales in particular international markets.

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Thermal-Aid and Malibu Brands

•	Thermal-Aid: Exempt from FDA registration as it functions as a heating and cooling pack.
•	Malibu Brands: Classified as a homeopathic cream, also not requiring FDA registration.

MJT Network

The MJT Network serves as a media platform featuring cannabis-related industry content. It does not produce or sell products and is not subject to government regulations.

Employees

As of October 13, 2026, we had eighteen (18) full-time employees, five of whom are executive officers of Med-X. We plan to actively hire employees at such time as we have sufficient capital or financing to fund the expanded launch of its business plan.

Property

Effective October 15, 2025, Pacific Shore along with Med-X entered into the 2nd Amendment to the Lease of 8236 Remmet Avenue Canoga Park, CA 91304 in order to extend the term of the lease for an additional five years, or until October 14, 2030. The facility is approximately 30,000 square feet of which Med-X currently occupies approximately 2,500 square feet of office space. Pacific Shore leases that space from an unaffiliated landlord pursuant to a five-year commercial lease that was renewed for an additional five years in October 2025 in an arms-length transaction. The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area. We currently pay $35,926 a month for rent for this facility.

Seasonality

Our operations may be materially affected by seasonality for pest control operations and agriculture. Nature-Cide is likely to have high sales volumes during the spring and summer months when insects and pests are more likely to be present and agricultural operations are at their peak. Lower sales volumes may be experienced at other times during the year. With hopes of expansion into equatorial and southern hemisphere markets the company hopes to balance these seasonal risks more efficiently.

Credit Facilities

Pathward Bank (previous name was Crestmark Bank)

On November 27, 2012, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of June 30, 2026, December 31, 2025 and December 31, 2024, the outstanding balance was $169,189, $97,776 and $49,257, respectively.

The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing.

The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

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Line of Credit Agreement

On August 6, 2022, the Company entered into a Line of Credit Agreement with Jennifer Mills and Matthew Mills, our President and Chief Executive Officer, respectively. The line of credit provides for advances as needed up to a maximum of $500,000 for working capital. As originally executed, the amount outstanding on the Line of Credit was due and payable on the earlier to occur of (a) Event of Default or (b) the effective date the Company lists on a public stock exchange or one year from the Execution Date. On August 1, 2023, the Company and the lenders agreed to an Amendment to the Line of Credit Agreement such that Maturity was the earlier of (a) the effective date the Company lists on a public stock exchange or (b) on demand upon thirty (30) days written notice by the lenders. Effective April 13, 2026, the Company and the lenders further amended the obligation so that the entire principal indebtedness, together with all accrued and unpaid interest, is due and payable in full on April 13, 2028. On September 8, 2026, the Company and the lenders entered into a Third Amendment to Promissory Note and Line of Credit Agreement, which restated the Maturity Date of April 13, 2028, with the entire principal indebtedness together with all accrued and unpaid interest due and payable in full on such date, except upon acceleration following an Event of Default. The Third Amendment also restricts voluntary prepayment prior to the Maturity Date, permitting prepayment only if (i) all amounts then due and payable by the Company to Streeterville Capital, LLC have been paid in full, and (ii) the Company has determined in good faith, based on its then-current cash resources, liabilities, operating forecast and reasonably anticipated funding needs, that such prepayment would not reasonably be expected to cause, contribute to or exacerbate substantial doubt regarding the Company's ability to continue as a going concern for the twelve months following such prepayment and would not materially impair the Company's ability to pay its obligations as they become due. The determination under clause (ii) must be evidenced by a written certification of the Company's Chief Financial Officer.As of September 15, 2026, December 31, 2025 and December 31, 2024, the Company has drawn $499,617 against the Line of Credit Agreement and incurred interest expenses of $19,430 and $22,248 for the six months ended June 30, 2026 and 2025, respectively, and $42,909 and $47,240 for the years ended December 31, 2025 and 2024, respectively. Included in accounts payable as of June 30, 2026, December 31, 2025 and December 31, 2024 are interest payable of $5,695, $5,805 and $5,717, respectively. Additionally, the amounts outstanding under the Line of Credit Agreement are a debt obligation that does not include any conversion features and will not be converted into shares of the Company’s common stock in connection with the Company’s direct listing or otherwise.

Securities Purchase Agreement – Streeterville Capital, LLC

On September 16, 2026, we entered into a Securities Purchase Agreement with Streeterville Capital, LLC, a Utah limited liability company, under which the investor has committed to purchase up to $30,000,000 of a newly designated Series B Convertible Preferred Stock. At a closing that occurs on the date our common stock is first listed on Nasdaq, we will issue 5,000 shares of Series B Convertible Preferred Stock, a warrant to purchase shares of common stock and a number of commitment shares equal to one percent of the $30,000,000 commitment amount divided by the Nasdaq valuation price, in consideration of $5,010,000, of which $5,000,000 is allocated to the preferred shares and $10,000 to the warrant, less a $25,000 transaction expense payable to the investor at closing. Streeterville Capital, LLC has committed to purchasing these securities upon the Company’s listing on Nasdaq, subject to the closing conditions in the Securities Purchase Agreement, which are for its benefit and which it may waive, including the effectiveness of a registration statement covering the resale of the commitment shares and the warrant shares and the stockholder approval described below . Before the closing, we are required to seek stockholder approval of the issuance of all shares of Series B Convertible Preferred Stock issuable under the full $30,000,000 commitment and of the issuance of common stock in excess of the exchange cap under Nasdaq Listing Rule 5635(d) on conversion of those shares, on exercise of the warrant and as commitment shares. Receipt of that approval is a condition to the investor’s obligation at the closing, which the investor may waive in its sole discretion, and unless the approval is obtained or the exchange cap is otherwise inapplicable, the total number of shares of common stock we may issue to the investor on conversion of the Series B Convertible Preferred Stock, on exercise of the warrant and as commitment shares may not exceed the exchange cap. Additional purchases during the two-year commitment period are at our request and remain subject to the conditions in the agreement, including effectiveness of a registration statement covering the underlying common stock and the stockholder approval described above. No funds are advanced unless and until the listing occurs, and we can give no assurance that the listing will occur or that the remaining conditions to funding will be satisfied. Because the number of shares issuable on conversion rises as the price of our common stock falls, we cannot determine the number of shares that may be issued under the facility, and conversions at a declining price could result in substantial dilution to our existing stockholders and could put further downward pressure on the market price of our common stock. See “Risk Factors” and “Description of Securities — Series B Convertible Preferred Stock.”

Corporate Information

We were formed in February 2014 in Nevada. Our subsidiaries consist of Pacific Shore Holdings, Inc., a Delaware corporation, and Pacific Shore Holdings, Inc., a California corporation. Our executive offices are located at 8236 Remmet Avenue, Canoga Park, California 91304 and our telephone number is (818) 349-2870. Our website address is www.MEDX-RX.com. Information contained on, or accessible through, our website is not a part of this offering statement.

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SUMMARY FINANCIAL INFORMATION

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Results of Operations

The following summarizes the results of our operations for the three months ended June 30, 2026, and June 30, 2025.

	For Three Months Ended June 30 (Unaudited)
	2026	2025	$ Change
Net revenues	$508,148	$459,286	$48,862
Cost of Goods Sold	$297,564	$306,989	$(9,425)
Gross profit/(loss)	$210,584	$152,297	$58,287
Operating Expenses
General and Administrative	$1,122,780	$2,814,666	(1,691,886)
Sales and Marketing	$283,968	$474,851	(190,883)
Total Operating Expenses	$1,406,748	$3,289,517	$(1,882,769)
Loss from operations	$(1,196,164)	$(3,137,220)	$1,941,056
Interest Expense & Gain on asset sale	$11,718	$16,448	$(4,730)
Net loss	$(1,207,882)	$(3,153,668)	$1,945,786

For the Three Months Ended June 30, 2026 and June 30, 2025

Revenue. Revenue for the three months ended June 30, 2026 was $508,148 compared to $459,286 for the three months ended June 30, 2025. The increase in revenue of $48,862 is attributable mainly due to higher Nature-Cide growth of $103,201, lower Thermal-Aid revenue of $40,767 in addition to a decrease of Malibu Brands of $13,572. The increase in revenue for the three months ended June 30, 2026, was driven by changes within the Company’s primary product lines. Revenue from the Thermal-Aid product line decreased due to approximately 11% decrease in sales volume across most products, reflecting a decrease in customer demand. Revenue from the Nature-Cide product line increased approximately 35% while the total number of units sold remained relatively consistent in terms of sales volume. The Company did see an increase in sales of products with higher price points and a decrease in sales of products with lower price points which contributed to increased revenue. As a result, the increase in total revenue was primarily attributable to higher overall Nature-Cide unit sales and pricing adjustments within the Nature-Cide product line. This was offset by the decrease of Thermal-Aid and Malibu Brands volume decrease. Costs of goods sold were $297,564 and $306,989, respectively in the three months ended June 30, 2026, and 2025. The decrease in the costs of goods sold is in direct correlation to the product mix in Nature-Cide and Thermal-Aid revenues.

As of June 30, 2026, the Company’s trade accounts receivable was $238,442 from 36 customers. For the three months ended June 30, 2026, the Company received 68% of its revenue from three customers specifically, BWI, Veseris and Target Specialty Products.

As of June 30, 2025, the Company’s trade accounts receivable was $194,700 from 32 customers. For the three months ended June 30, 2025, the Company received 56% of its revenue from three customers: specifically, Veseris. Target Specialty Products and Ensystex.

Supplier Concentrations. As of June 30, 2026, and 2025, the Company made purchases from 1 major supplier that accounted for 82% and 71% of the cost of goods, respectively.

Operating Expenses. Operating expenses for the three months ended June 30, 2026 were $1,406,748 as compared to $3,289,517 for the three months ended June 30, 2025. The decrease of $1,882,769 in operating expenses is attributable to a significant decrease in share-based compensation costs of $1,923,000 associated with consulting services expense settled in the issuance of shares of common stock. This was in addition to a decrease  in Sales and Marketing expenses during the period primarily related to advertising and promotions.

Other Income/(Expense). Other income in each of the three months ended June 30, 2026, and 2025 was limited to interest expense of $11,718 and $16,448, respectively.

Net Loss. Net loss for the three months ended June 30, 2026, was $1,207,882 compared to $3,153,668 for the three months ended June 30, 2025. This decrease in net loss is due to a substantial decrease in share-based compensation costs of $1,923,000 associated with consulting services expense settled in the issuance of shares of common stock, as well as costs associated with a decrease in product testing and certification in addition to other operating expense decreases in digital marketing and customer acquisition efforts. Currently operating costs exceed revenue due to revenue growing at a slower pace than anticipated. We cannot assure when or if revenue will exceed operating costs.

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For the Six Months Ended June 30, 2026, and 2025

	For the Six Months Ended June 30,
	2026	2025	$ Change
Net Revenue	$1,030,263	$885,520	$144,743
Cost of Goods Sold	734,212	633,746	100,466
Gross Profit	296,051	251,774	44,277

Operating Expenses:
General and Administrative	7,263,540	3,643,353	3,620,187
Sales and Marketing	671,128	718,398	(47,270)
Total Operating Expenses	7,934,668	4,361,751	3,572,917

Operating Loss	(7,638,617)	(4,109,977)	(3,528,640)
Interest Expense	23,411	28,079	(4,668)

Net Loss	$(7,662,028)	$(4,138,056)	$(3,523,972)

Revenue. Revenue for the six months ended June 30, 2026 was $1,030,263 compared to $885,520 for the six months ended June 30, 2025. The increase in revenue of $144,743 is attributable mainly due to higher Nature-Cide growth of $165,763, lower Thermal-Aid revenue of $4,930 in addition to a decrease of Malibu Brands of $16,090. The increase in revenue for the six months ended June 30, 2026, was driven by changes within the Company’s primary product lines. Revenue from the Thermal-Aid product line decreased due to approximately 7% decrease in sales volume across most products, reflecting a decrease in customer demand. Revenue from the Nature-Cide product line increased approximately 34% while the total number of units sold remained relatively consistent in terms of sales volume. The Company did see an increase in sales of products with higher price points and a decrease in sales of products with lower price points along with the addition of new customers which contributed to increased revenue. As a result, the increase in total revenue was primarily attributable to higher overall Nature-Cide unit sales and pricing adjustments within the Nature-Cide product line. This was offset by the decrease of Thermal-Aid and Malibu Brands volume decrease. Costs of goods sold were $734,212 and $633,746, respectively in the six months ended June 30, 2026, and 2025. The increase in the costs of goods sold is in direct correlation to the product mix in Nature-Cide and Thermal-Aid revenues.

As of June 30, 2026, the Company’s trade accounts receivable was $238,442 from 36 customers. For the six months ended June 30, 2026, the Company received 40% of its revenue from three customers specifically, BWI, Veseris and Target Specialty Products.

As of June 30, 2025, the Company’s trade accounts receivable was $194,700 from 32 customers. For the six months ended June 30, 2025, the Company received 37% of its revenue from two customers: specifically, Veseris. And Target Specialty Products.

Supplier Concentrations. As of June 30, 2026, and 2025, the Company made purchases from 1 major supplier that accounted for 82% and 80% of the cost of goods, respectively.

Operating Expenses. Operating expenses for the six months ended June 30, 2026 were $7,934,668 as compared to $4,361,751 for the six months ended June 30, 2025. The increase of $3,572,917 in operating expenses is almost entirely non-cash items, attributable mainly to a significant increase related to the issuance of Stock Options Grants of $5,079,220 offset somewhat by a decrease in share-based compensation costs of $1,923,000 associated with consulting services expense settled in the issuance of shares of common stock. This was in addition to a decrease in Sales and Marketing expenses during the period primarily related to advertising and promotions.

Other Income/(Expense). Other income in each of the six months ended June 30, 2026, and 2025 was limited to interest expense of $23,411 and $28,079, respectively.

Net Loss. Net loss for the six months ended June 30, 2026, was $7,662,028 compared to $4,138,056 for the six months ended June 30, 2025. This increase in net loss is primarily non-cash. Stock-based compensation of $5,079,220 on the January and March 2026 stock option grants, compared with $1,923,000 of consulting services expense settled in shares of common stock and $3,624 of option expense in the 2025 period, accounts for $3,152,596 of the increase; the remainder reflects $467,591 of higher general and administrative expense excluding equity compensation, partly offset by higher gross profit and lower sales and marketing and interest expense. Currently operating costs exceed revenue due to revenue growing at a slower pace than anticipated. We cannot assure when or if revenue will exceed operating costs.

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The following summarizes the results of our operations for the years ended December 31, 2025 (“2025 Period”) and December 31, 2024 (“2024 Period”):

	Years Ended
	December 31,
	2025	2024	$ Change
Net revenues	$1,987,181	$1,730,284	$256,897
Cost of Goods Sold	$1,617,394	$1,429,200	$188,194
Gross profit/(loss)	$369,787	$301,084	$68,703
Operating Expenses
General and Administrative	$5,985,420	$9,095,738	(3,110,318)
Sales and Marketing	$1,291,272	$970,193	321,079
Total Operating Expenses	$7,276,692	$10,065,931	$(2,789,239)
Loss from operations	$(6,906,905)	$(9,764,847)	$2,857,942
Interest Expense/Gain on Asset Disposal	$53,468	$26,594	$26,874
Net loss	$(6,960,373)	$(9,791,441)	$2,831,068

For the year ended December 31, 2025 we had net revenues of $1,987,181 compared to $1,730,284 for the year ended December 31, 2024 reflecting a slight increase period over period. While revenue increased during the 2025 Period, our costs of goods sold increased from $1,429,200 in the 2024 Period to $1,617,394 for the 2025 Period as a result of increased sales activity. For the 2025 Period, we had a gross profit of $369,787, compared to a gross profit of $301,084 for the 2024 Period. The increase in gross profit is a direct result of the increased warehouse efficiency and slightly increased net revenues.

For the 2025 Period, our operating expenses were $7,276,692 consisting of $1,291,272 for sales and marketing expenses and $5,985,420 for general and administrative costs. For the 2024 Period, our operating expenses were $10,065,931, consisting of $970,193 for sales and marketing expenses and $9,095,738 for general and administrative costs. The significant decrease in general and administrative costs was predominantly due to a reduction in costs associated with consulting fees of $3,213,528 paid through issuance of shares, offset by increase in travel expenses of $93,979, costs associated with an increase in product testing and certification of $98,586 and other operating expenses.

The increase in revenue was primarily driven by increased sales volume of the Company’s Nature-Cide and Thermal-Aid product lines, resulting from expanded marketing efforts and increased customer demand.

For the 2025 Period, we had an operating loss of $6,906,905, compared to an operating loss of $9,764,847 for the 2024 Period.

For the 2025 Period as compared to the 2024 Period, our interest expense decreased slightly to $53,468 from $56,594. The 2024 Period also included a $30,000 gain on the sale of assets.

For the 2025 Period, we had a net loss of $6,960,373, compared to a net loss of $9,791,441 for the 2024 Period. As set out above, this reduction to our period over period net loss was due to a combination of slightly increased gross profits and a reduction to overall operational expenditures.

Overall, changes in the Company’s results of operations were primarily driven by fluctuations in product sales volume, marketing expenditures, and reductions in professional service fees.

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SUMMARY OF RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

·

Our independent registered public accounting firm’s report on our 2025 financial statements includes a going concern explanatory paragraph, and our conclusion that the substantial doubt has since been alleviated depends on funding that is subject to conditions, including the listing of our common stock.

•	We may be unable to effectively manage future growth. We will need additional financing in the future, which may not be available when needed or may be costly and dilutive.

•	If we are unable to continue as a going concern, our securities will have little or no value.

•	We have a limited operating history, and we may not be able to successfully operate our business or execute our business plan.

•	We may incur significant debt to finance our operations.

•	We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

•	Our brand and image are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.

•	Competition from traditional and large, well-financed product manufacturers or distributors may adversely affect our distribution relationships and may hinder the development of our existing markets, as well as prevent us from expanding our markets.

•	We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers’ changing preferences will determine our long-term success.

•	We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

•	We may experience a reduced demand for some of our products due to health concerns and legislative initiatives against smokables products.

•	Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

•	Some products we sell are subject to developing and unpredictable regulations. The Company may become subject to increasing regulation as a result of its hemp development activities, which could require it to incur additional costs associated with compliance requirements. Our ability to develop, commercialize and distribute hemp products and comply with laws and regulations governing cannabis, hemp or related products may affect our operational results.

•	International expansion efforts would likely significantly increase our operational expenses.

•	Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

•	We incur significant time and expense in attracting and maintaining key distributors, and loss of distributors or retails accounts would harm our business.

•	We rely on suppliers, manufacturers and contractors, and events adversely affecting them would adversely affect us.

•	We have a single customer that accounts for a substantial portion of our revenues, and our business would be harmed were we to lose this customer.

•	Wholesale price volatility may adversely affect operations.

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•	We may sustain losses that cannot be recovered through insurance or other preventative measures.

•	We may be subject to product liability claims and other claims of our customers and partners.

•	If we encounter product recalls or other product quality issues, our business may suffer.

•	It is difficult to predict the timing and amount of our sales, and as a result our sales forecasts are uncertain.

•	If we do not adequately manage our inventory levels, our operating results could be adversely affected.

•	Increases in costs or shortages of raw materials could harm our business and financial results.

•	Increases in costs of energy and increased regulations may have an adverse impact on our gross margin.

•	Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

•	If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, staff turnover causes uncertainties and could harm our business.

•	If we lose the services of our Chief Executive Officer and/or Chief Financial Officer, our future operations could be impaired until such time as a qualified replacement can be found.

•	If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

•	Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

•	Our business is subject to many regulations and noncompliance is costly.

•	Significant additional labeling or warning requirements may inhibit sales of affected products.

•	Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC).

•	Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

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•	Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

•	Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact our business and results of operations.

•	We may not be able to satisfy listing requirements of NASDAQ or obtain or maintain a listing of our common stock on NASDAQ.

•	Prior to this offering, we were majority-owned by HOC, and a small group of shareholders.

•	The transition to a new presidential administration in the United States, including the potential use and effects of tariffs to address the administration’s policy goals, could materially impact the macroeconomic framework in which we operate.

•	Significant tariffs or other restrictions imposed on imports by the U.S. and related countermeasures taken by impacted countries could have a material adverse effect on our operations and financial results.

·

Our committed equity facility with Streeterville Capital, LLC may cause substantial dilution to our common stockholders, the extent of that dilution cannot be determined at this time, and the facility restricts how we may raise capital.

Summary of Risks Related to Our Direct Listing and Volatility of Our Common Stock Following the Offering

We cannot predict the prices at which our common stock may trade on Nasdaq following the listing of our common stock, and the market price of our common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our common stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Our listing differs significantly from an initial public offering conducted on a firm commitment basis. There have been very few companies that have undertaken direct listings on a national securities exchange. Accordingly, there is insufficient historical data to predict what level of price and volume volatility may be incurred. Consequently, significant and swift negative price movement in our common stock is very possible. In addition, because of our novel listing process, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our common stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our common stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our common stock and an unsustainable trading price if the price of our common stock significantly rises upon listing and institutional investors believe our common stock is worth less than retail investors, in which case the price of our common stock may decline over time. Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock after trading begins, which would create additional downward pressure on the public price of our common stock.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to the Company's Business and Industry

Med-X, Inc. has a limited operating history, which makes it difficult to accurately evaluate our business prospects.

We were formed in February 2014 to originally engage in the business of (a) publishing content about the cannabis industry, primarily online, for industry participants and the general public, (b) growing and selling cannabis on a wholesale basis, initially for the California medical cannabis market, which the Company may engage in if the federal government declares it legal to do so, (c) supplying related agricultural products to other commercial cannabis growers which the Company may already be engaged in by supplying its Nature-Cide pest control products to cannabis and hemp cultivators through the Company's national distribution venues, and (d) developing and selling commercial medicinal supplements based on beneficial compounds extracted from cannabis if the federal government declares it legal to do so. Because the federal government has not legalized marijuana and the FDA has not clarified its position with respect to CBD products, the Company has not moved forward with engaging in the CBD or marijuana businesses. We launched our cannabis news website, and commenced marketing Nature-Cide, but have not yet launched the other components of our original business plan.

The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

We may not have adequate capital to fund our business.

We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. We cannot assure that we will have adequate capital to conduct our business.

Our ability to protect our intellectual property is uncertain.

We have filed several applications with the United States Patent and Trademark Office for service marks and trademarks. While we have been granted several service marks and trademarks, we still have applications pending for other marks. We cannot assure that we will be successful in obtaining the service marks or trademarks, that these applications will not be challenged, that others will not attempt to infringe upon our marks, or that these marks will afford us any protection or competitive advantages. If we are unable to protect our rights to our trademarks or if such marks infringe on the rights of others, our business could be materially adversely affected. In addition to the Thermal-Aid patents licensed to us by our president, we currently have two patents pending with the United States Patent and Trademark Office, one related to our Nature Cide infused soil and one related to our lip balm products. We cannot assure that we will be successful in obtaining patents, that these applications will not be challenged, that others will not attempt to infringe upon our patents should they be awarded, or that these patents will afford us any protection or competitive advantages. The existing expired patents (held by Matthew Mills, our chairman, who has licensed them to us) covering Thermal-Aid may not protect us from legal challenges by competitors or infringement by third parties.

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We may not be able to successfully compete against companies with substantially greater resources.

The health and medical therapy, essential oils, and insecticide industries are intensely competitive, and we expect competition to intensify further in the future. We are also subject to intense competition from chemical insecticides, as well as other all-natural insect repellents utilizing cedarwood oil, which have been on the market longer than Nature-Cide and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure that Nature-Cide will compete effectively and experience continuing and growing sales. As a supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of consumer goods to retailers. We cannot assure that we will continue to obtain supply contracts with Walmart.com, Ralphs, or from any other retailers. Barriers to entry are relatively low, and current and new competitors can launch new products that compete in the marketplace. We currently or potentially compete with a number of other companies. We face competition from a number of large health and medical therapy, essential oil, and insecticide brand name manufacturers that have greater financial and managerial resources, more experience in developing products, and greater name recognition than we have.

We may incur uninsured losses.

Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen’s compensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if Nature-Cide, Pacific Pain Relief Cream, Thermal-Aid, Malibu Brands, or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

Our business is subject to various government regulations.

We are subject to various federal, state and local laws affecting therapeutic medical and insecticide products. The Federal Trade Commission, the Federal Food and Drug Administration and Environmental Protection Agency and equivalent state agencies regulate advertising and representations made by businesses in the sale of products, which apply to us. We may be required to obtain permits from various states in order to ship certain of our products to those states. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general.

Cannabis is categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of cannabis are prohibited under federal law. Certain activities that comply with state law, such as medical cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the “Cole Memorandum” published by the US Department of Justice. We may be required to obtain permits from various states in order to produce, supply and sell cannabis and certain of our other products in those states. We currently have no government permits to grow or sell cannabis in any jurisdiction. Even if cannabis is generally legalized at the federal and state government levels, commerce in cannabis is still expected to be heavily regulated and taxed, which will have a material effect on our operating results, financial condition and business performance. We expect to be required to apply for licenses in California, even though it is generally legalized in that state, and there is no assurance that those licenses will be granted to us. Furthermore, because cannabis remains illegal under federal law, banking, certain advertising, and trademark registration services, among other services, are generally not available to the cannabis industry.

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We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. Due to the increasing popularity and use of the Internet and other online services, and recent controversial breaches of cyber security, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Although sections of the Communications Decency Act of 1996 were held to be unconstitutional by the U.S. Supreme Court, we cannot assure that similar laws will not be proposed and adopted in the future. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states, including the State of California in which our headquarters are located, have regulations regarding the manner in which “wholesalers/retailers” may conduct business and the liability of “wholesalers/retailers” in conducting such business. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition.

Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are accessible worldwide, and we make sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in two states in the United States, Nevada and California, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, resulting in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We may acquire businesses, intellectual property or products, or form strategic alliances in the future, and we may not realize the benefits of such acquisitions.

We may acquire additional businesses, intellectual property or products, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our existing business. If we acquire businesses with promising markets or technologies, we may not be able to realize the benefit of acquiring such businesses if we are unable to successfully integrate them with our existing operations and Company culture. We may encounter numerous difficulties in developing, manufacturing and marketing any new products resulting from a strategic alliance or acquisition. Such difficulties may delay or prevent us from realizing the expected benefits or enhancements to our business from such transaction. We cannot assure you that, following any such acquisition, we will achieve the expected synergies to justify the transaction.

Global crises such as COVID-19 can have a significant effect on The Company's business operations and revenue projections.

There is an ongoing outbreak of a novel and highly contagious form of coronavims ("COVID-19"), which the World Health Organization declared a global pandemic on March 11, 2020. The outbreak of COVID-19 has caused a worldwide public health emergency with a substantial number of hospitalizations and deaths and has significantly adversely impacted global commercial activity and contributed to both volatility and material declines in equity and debt markets. The global impact of the outbreak is rapidly evolving, and many national, state, and local governments have reacted by instituting mandatory or voluntary quarantines, travel prohibitions and restrictions, closures or reductions of offices, businesses, schools, retail stores, restaurants, and other public venues and/or cancellations, suspensions and/or postponements of certain events and activities, including certain non-essential government and regulatory activities. Businesses are also implementing their own precautionary measures, such as voluntary closures, temporary or permanent reductions in work force, remote working arrangements and emergency contingency plans.

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Such measures, as well as the general uncertainty surrounding the dangers, duration, and impact of COVID-19, are creating significant disruption to supply chains and economic activity, impacting consumer confidence and contributing to significant market losses, including by having particularly adverse impacts on transportation, hospitality, healthcare, tourism, sports, entertainment and other industries dependent upon physical presence. Technological infrastructure has, and will likely continue to be, strained for so long as mandatory or voluntary quarantines are instituted, which will change, and potentially disrupt, the operations of the Company. As COVID-19 continues to spread, potential additional adverse impacts, including a global, regional or other economic recession of indeterminate duration, are increasingly likely and difficult to assess and, if the spread of COVID- 19 is prolonged, it could adversely affect many economies, global financial markets and the Company even after COVID-19 is contained.

The extent of the impact of COVID-19 on the Company's operational and financial performance will depend on many factors, all of which are highly uncertain and cannot be predicted. Those factors include the duration and scope of the resulting public health emergency; the extent of any related restrictions implemented; the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity; and the extent of its disruption to important global, regional and local supply chains and economic markets. The effects of the COVID-19 pandemic may materially and adversely impact the value, performance and liquidity of the Company.

In addition, COVID-19 and the resulting changes to global businesses and economies likely will adversely impact the business and operations of the Company and therefore the business and operations of the Company. Certain businesses and activities may be temporarily or permanently halted as a result of government or other quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors, including the potential adverse impact of COVID-19 on the health of key personnel.

Like most manufacturers and sellers of consumer goods, and companies that raise capital, we are subject to potential litigation.

As a manufacturer and seller of consumer goods, and a company that raises capital, we are exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government investigations and enforcement actions, shareholder and investor lawsuits and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

Directors and officers have limited liability.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Nevada law, and, in the case of PSH-CA, California law, and in the case of Pacific Shore, Delaware law. If we were called upon to perform under our indemnification obligations, (we have not yet signed individual separate indemnification agreements with each one of our directors and officers), then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of the Company or Pacific Shore. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

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We cannot assure that we will have the resources to repay all of our liabilities in the future.

We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We often utilize purchase order financing from third party lenders when we are supplying or distributing consumer goods, which increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

Our bylaws may be amended by our board and our articles and bylaws may be amended by a majority vote of our shareholders.

Under the Nevada Corporations Law, a corporation’s articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless the certificate requires the vote of a larger percentage of shares. Our Articles of Incorporation, as amended, do not require the vote of a larger percentage of shares. As permitted under the Nevada Corporations Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

Regulatory changes and uncertainties.

The Company operates in a highly regulated industry subject to substantial change. In addition, both its labor and customer base are licensed and regulated by local, state, and federal governments. Policies may be changed for several reasons including, but not limited to economic conditions, public safety, socio-political factors, and such. As policy changes are made by regulators, there is no guarantee that the company will be able to provide services in its current form, which may place a substantial hardship on operations, causing an Investor to lose all or a portion of their investment.

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The Company may face potential difficulties in obtaining capital.

The Company may have difficulty raising needed capital in the future as a result of, among other factors, its lack of revenue, as well as the inherent business risks associated with The Company and present and future market conditions.

The Company's success depends on the experience and skill of its management and other key personnel.

In particular, The Company is dependent on its management team. The loss of the principals or any other key personnel could harm the Company's business, financial condition, cash flow and performance. Accordingly, you should not invest in the Company unless you are willing to entrust all aspects of the management of the Company and the investment decisions they make on behalf of the Company.

Damage to The Company's reputation could negatively impact the business, financial condition and results of operations.

The Company's reputation and the quality of its brand are critical to its business success and will be critical to its success as it forms and advises new markets. Any incident that erodes confidence in the brand could significantly reduce the Company's value and damage the business. The Company may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to its interests or may be inaccurate, each of which may harm The Company's performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correct.

Risks Relating to Our Business

Med-X, Inc. has a limited operating history, which makes it difficult to accurately evaluate our business prospects.

We were formed in February 2014 to originally engage in the business of (a) publishing content about the cannabis industry, primarily online, for industry participants and the general public, (b) growing and selling cannabis on a wholesale basis, initially for the California medical cannabis market, which the Company may engage in if the federal government declares it legal to do so, (c) supplying related agricultural products to other commercial cannabis growers which the Company may already be engaged in by supplying its Nature-Cide pest control products to cannabis and hemp cultivators through the Company’s national distribution venues, and (d) developing and selling commercial medicinal supplements based on beneficial compounds extracted from cannabis if the federal government declares it legal to do so. Because the federal government has not legalized marijuana and the FDA has not clarified its position with respect to CBD products, the Company has not moved forward with engaging in the CBD or marijuana businesses. We have also launched our cannabis news website, and commenced marketing Nature-Cide, but have not yet launched the other components of our original business plan.

Our ability to continue as a going concern depends on funding that is subject to conditions, and our independent registered public accounting firm’s report on our 2025 financial statements includes a going concern explanatory paragraph.

Since inception, the Company has not generated sufficient revenues to cover operating expenses, has incurred losses and had an accumulated deficit of $55,382,896 as of June 30, 2026, $47,720,868 as of December 31, 2025 and had an accumulated deficit of $40,760,495 as of December 31, 2024. Further, we expect to incur a net loss for the fiscal year ending December 31, 2026 and thereafter, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenue adequate to generate sufficient cash flow from operations or obtain funding from this offering or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern before consideration of management’s plans, and the report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2025 includes an explanatory paragraph to that effect. Based on our cash and working capital at June 30, 2026, the $924,000 of net proceeds from our private placement received between July 1, 2026 and October 14, 2026, the funding expected at the closing under our Securities Purchase Agreement with Streeterville Capital, LLC and our cash flow forecast, management has concluded that its plans alleviate that substantial doubt. That conclusion depends on the listing of our common stock and the satisfaction of the other conditions to funding under the Securities Purchase Agreement, which we cannot assure. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. The Company contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

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We may not have adequate capital to fund our business.

If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. We cannot assure that we will have adequate capital to conduct our business.

The COVID-19 pandemic has had and may continue to have a material adverse impact on our operating results, financial condition and business performance.

In December 2019, a strain of Coronavirus known as COVID-19 was reported in China, and in January 2020, the World Health Organization declared it a Public Health Emergency of International Concern. This contagious disease outbreak, which has continued to spread to other countries, and related adverse public health developments, has adversely affect the Company and its customers and suppliers as a result of quarantines, facility closures, and travel and logistics restrictions in connection with the outbreak. The restrictions required us to furlough all but two employees. Our operations were deemed Essential, so these two employees handled our product fulfillment. Also, the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Marketing Officer and Executive Vice President supported business efforts remotely without drawing a salary for one month. After one month, the executive management team agreed as a group to take a significant salary reduction (approximately 48%). Our supply chain that supports our main product lines were impacted as well by COVID-19 which resulted in significant delays in delivery of materials for our product production causing delays in delivery to our customers. Our ability to raise capital was negatively impacted as potential investors, who were affected by COVID-19 themselves, became hesitant to invest or were not in a position to invest due to the state of the country’s economy. This resulted in the Company needing to delay payments to vendors which impacted our credit with some of our vendors. Continued outbreaks of COVID-19 may further have a negative impact on our operations.

We cannot assure that we will develop additional products in the future.

We have developed only three products lines, Nature-Cide, Thermal-Aid, and Malibu Brands. While we are currently developing a mosquito control product based on the formulation of our Nature-Cide All Purpose commercial concentrate product, we cannot assure that we will successfully develop, commercialize or sell a mosquito control product or any other products besides the existing Nature-Cide, Thermal-Aid, and Malibu Brands products, or that we will reach profitably or conduct any other business on a consistent basis. The lack of product diversity could adversely affect our financial condition and operating results and expose investors to a complete loss of their investment in us if our existing products fail to achieve sufficient sales to maintain us or enable us to earn a profit.

Our ability to protect our intellectual property is uncertain.

We have filed several applications with the United States Patent and Trademark Office for service marks and trademarks. While we have been granted several service marks and trademarks, we still have applications pending for other marks. We cannot assure you that we will be successful in obtaining the service marks or trademarks, that these applications will not be challenged, that others will not attempt to infringe upon our marks, or that these marks will afford us any protection or competitive advantages. If we are unable to protect our rights to our trademarks or if such marks infringe on the rights of others, our business could be materially adversely affected. In addition to the two Thermal-Aid patents licensed to us by our Mr. Mills, and the three patents licensed to us by Dr. Morton Hyson, one of our former directors, we currently have one patent that was issued in October 2021 by the United States Patent and Trademark Office related to our Nature-Cide infused soil. We cannot assure you that we will be successful in obtaining any further patents, that any applications will not be challenged, that others will not attempt to infringe upon our patents should they be awarded, or that these patents will afford us any protection or competitive advantages. The existing patents (held by Mr. Mills and Dr. Hyson covering Thermal-Aid products may not protect us from legal challenges by competitors or infringement by third parties. There is no royalty in place related to the two patents licensed to the Company by Mr. Mills. Dr. Hyson does receive a royalty of 5% of the product sales of related to his three patents. Since our inception, we have paid to Dr. Hyson aggregated royalties of $27,195

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We may not be able to successfully compete against companies with substantially greater resources.

The health and medical therapy, essential oils, and insecticide industries are intensely competitive, and we expect competition to intensify further in the future. We are also subject to intense competition from chemical insecticides, as well as other all-natural insect repellents utilizing cedar wood oil, which have been on the market longer than Nature-Cide and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure you that Nature-Cide will compete effectively and experience continuing and growing sales. As a supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of consumer goods to retailers. We cannot assure that we will continue to obtain supply contracts with Walmart.com, Ralphs, or from any other retailers. Barriers to entry are relatively low, and current and new competitors can launch new products that compete in the marketplace. We currently or potentially compete with a number of other companies, including a number of large health and medical therapy, essential oil, and insecticide brand name manufacturers that have greater financial and managerial resources, more experience in developing products, and greater name recognition than we have.

We will not stock inventory for third-party products and will rely on filling orders on a real-time basis.

We do not have the resources or facilities to stock a large amount of inventory. As a result, we do not expect to stock any material amount of inventory for the products we will sell, and we will instead rely on third-party vendors to fill orders on a real-time basis. As a result, we may experience delays in shipping products if our third-party vendors are not able to timely fulfill our orders, which could cause our revenue to suffer.

Disruptions in our relationships with any one of our key distributors could adversely affect our results of operations.

A substantial portion of our sales is derived from our top distributors. For the year ended December 31, 2025, our largest distributor accounted for approximately 19% of our sales and our largest two distributors accounted for approximately 31% of our sales during such time. We cannot guarantee that we will be able to generate similar levels of sales from our largest distributors in the future. Should one or more of these distributors substantially reduce their purchases from us, our results of operations could be materially adversely affected. We anticipate this concentration to continue for the foreseeable future.

We may be required to collect sales and other taxes from buyers outside of California.

We do not collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We file quarterly sales tax returns with the State of California. However, other states may seek to impose sales tax collection obligations on out-of-state companies such as us, which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results of operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

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Our business is subject to various government regulations.

We are subject to various federal, state and local laws affecting therapeutic medical and insecticide products. The Federal Trade Commission, the Federal Food and Drug Administration and equivalent state agencies regulate advertising and representations made by businesses in the sale of products, which apply to us. We may be required to obtain permits from various states in order to ship certain of our products to those states. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general.

Cannabis is categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of cannabis are prohibited under federal law. Certain activities that comply with state law, such as medical cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the “Cole Memorandum” published by the U.S. Department of Justice (the “DOJ”). We may be required to obtain permits from various states in order to produce, supply and sell cannabis and certain of our other products in those states. We currently have no government permits to grow or sell cannabis in any jurisdiction. Even if cannabis is generally legalized at the federal and state government levels, commerce in cannabis is still expected to be heavily regulated and taxed, which we believe will have a material effect on our operating results, financial condition and business performance. We expect to be required to apply for licenses in California to sell cannabis and certain of our other products, even though cannabis is generally legalized in that state, and there is no assurance that those licenses will be granted to us. Furthermore, because cannabis remains illegal under federal law, banking, certain advertising, and trademark registration services, among other services, are generally not available to the cannabis industry.

We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. Due to the increasing popularity and use of the Internet and other online services, and recent controversial breaches of cyber security, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Although sections of the Communications Decency Act of 1996 were held to be unconstitutional by the U.S. Supreme Court, we cannot assure you that similar laws will not be proposed and adopted in the future. In addition, applicability to the Internet of existing laws governing issues, such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states, including the State of California in which our headquarters are located, have regulations regarding the manner in which “wholesalers/retailers” may conduct business and the liability of “wholesalers/retailers” in conducting such business. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition.

Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are accessible worldwide, and we make sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in Nevada and California, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, resulting in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

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We cannot assure you that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of Nature-Cide, Malibu Brands, Thermal-Aid, and our other branded and non-branded products by retail stores and consumers. Our operating performance is also heavily dependent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute consumer goods, if any. We cannot assure you as to whether we will be successful or earn any revenue or profit, or that you will not lose your entire investment.

We may incur uninsured losses.

Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen’s compensation and related insurance, we cannot assure you that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if Nature-Cide, Malibu Brands, Thermal-Aid, or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, you could lose your entire investment.

We may acquire businesses, intellectual property or products, or form strategic alliances in the future, and we may not realize the benefits of such acquisitions or alliances.

We may acquire additional businesses, intellectual property or products, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our existing business. If we acquire businesses with promising markets or technologies, we may not be able to realize the benefit of acquiring such businesses if we are unable to successfully integrate them with our existing operations and Company culture. We may encounter numerous difficulties in developing, manufacturing and marketing any new products resulting from a strategic alliance, joint venture or acquisition. Such difficulties may delay or prevent us from realizing the expected benefits or enhancements to our business from such transaction. We cannot assure you that, following any such acquisition, alliance or joint venture, we will achieve the expected synergies.

Like most manufacturers and sellers of consumer goods, and companies that raise capital, we are subject to potential litigation.

As a manufacturer and seller of consumer goods, and a company that raises capital, we are exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government investigations and enforcement actions, shareholder and investor lawsuits and other legal proceedings. We cannot assure you that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We cannot assure you that we will have the resources to repay all of our liabilities in the future.

We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. For example, as of June 30, 2026, we had $1,446,629 outstanding under accounts payable, line of credit, accrued employee vacation, equipment financing and other liabilities. We cannot assure you that we will not incur additional indebtedness in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We often utilize purchase order financing from third party lenders when we are supplying or distributing consumer goods, which increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure you that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

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We may incur cost overruns in the development, manufacture, and distribution of our various products.

We may incur substantial cost overruns in the development, manufacture, and distribution of Nature-Cide, Thermal-Aid, Malibu Brands, and other products. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources or may cause you to lose your entire investment in us if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure you that we will be able to obtain sufficient capital to successfully continue to implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the shareholders’ investment in us is diminished.

If we are unable to pay for material and services timely, we could be subject to liens.

If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men’s and workmen’s liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

Directors and officers have limited liability.

Our Articles of Incorporation provide that we will indemnify and hold harmless our and our subsidiaries’ officers and directors against claims arising from our and their activities, to the maximum extent permitted by applicable Nevada law. If we are called upon to perform under our indemnification obligations, (we have not yet signed individual separate indemnification agreements with each one of our directors and officers), then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy.

Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers, who are also directors, would have a material adverse impact on us. We will generally be dependent upon Matthew Mills, our Chairman and Chief Executive Officer, for the direction, management and daily supervision of our operations. See “Management.”

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of use. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

As a company that relies upon agricultural operations, we will be exposed to the risks inherent in farming.

Planting, growing, harvesting and selling crops and farming in general, is inherently risky. Adverse weather, natural pests, fungus, agricultural and environmental diseases, falling market prices, excess supply, poor soil, lack of fertilizer and other hazards can destroy crops and inflict severe economic losses on any farm, even with greenhouse facilities. Because we rely on others to provide these agricultural operations, there is no assurance that we will not incur uninsured losses or be subject to hazards beyond our control, or that these activities will be economically successful or sustainable.

There is no assurance that any of our research and development activities will result in any new technology or commercial products.

As discussed, we plan to develop new products and services for the cannabis or any other industry, including compound identification and extraction and mosquito eradication. Our development efforts for these products may fail to result in any commercial technology, products or services, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

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Customer complaints regarding our products and services could hurt our business.

From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

We may be required to collect sales and other taxes.

New excise taxes may be imposed on the sale and production of cannabis by federal and state taxing authorities, suppressing sales. New government tax regulations may require that we as the supplier be responsible to collect those excise taxes, increasing our costs and risks. We do not expect to collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We expect to file quarterly sales tax returns with the State of California. Other states may, however, seek to impose sales tax collection obligations on out-of-state companies such as us which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of Internet commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

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Risks Related to This Offering and Ownership of Our Common Stock

The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.

This is not an underwritten initial public offering of common stock. This listing of our common stock on Nasdaq differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•

There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our common stock during the period immediately following the listing. See also “Our shares of common stock have no prior public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.”

•

We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. Instead, we intend to host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our common stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our common stock.

•

There is not a fixed number of shares of common stock available for sale. Therefore, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any or all of their common stock and there may initially be a lack of supply of, or demand for, our common stock on Nasdaq. Alternatively, we may have a large number of Registered Stockholders or other existing stockholders who choose to sell their common stock in the near term resulting in an oversupply of our common stock, which could adversely impact the public price of our common stock once listed on Nasdaq and thereafter.

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There have been very few companies that have undertaken direct listings on a national securities exchange. Accordingly, there is insufficient historical data to predict what level of price and volume volatility may be incurred. Consequently, significant and swift negative price movement in our common stock is very possible.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile trading price for our common stock and uncertain trading volume, which may adversely affect your ability to sell any common stock that you may purchase.

Our common stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our common stock may be volatile.

We expect our common stock to be listed and traded on Nasdaq. Prior to the listing on Nasdaq, there has not been a public market for any of our securities, and an active market for our common stock may not develop or be sustained after the listing, which could depress the market price of shares of our common stock and could affect the ability of our stockholders to sell our common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using shares of our common stock as consideration.

In addition, we cannot predict the prices at which our common stock may trade on Nasdaq following the listing of our common stock. The opening trading price of our common stock may be unrelated to historical sales prices of our common stock and the market price of our common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of shares of our common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate preopening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

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Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our common stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on Nasdaq, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our common stock, if the price of our common stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our common stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our common stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our common stock and an unsustainable trading price if the price of our common stock significantly rises upon listing and institutional investors believe our common stock is worth less than retail investors, in which case the price of our common stock may decline over time. Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock after trading begins, which would create additional downward pressure on the public price of our common stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our common stock and cause volatility in the trading price of our common stock. In addition, demand for our common stock may be adversely affected by any actual or perceived damage to our public reputation or brand recognition. As a consequence, significant and swift declines in the price of our common stock are possible.

A direct listing, such as our Direct Listing, complicates the ability for a plaintiff to make a claim under Section 11 of the Securities Act. In order to bring such a claim a plaintiff must be able to trace their purchased shares to a specific registration statement that allegedly contains false or misleading information. In a firm commitment underwritten initial public offering it is fairly straightforward to tie shares to a specific registration statement. With a direct listing, and in light of today’s vast electronic and fungible markets, it can be very difficult for a plaintiff to practically trace their specific shares to a particular registration statement. Notwithstanding this level of difficulty, in 2023 the Supreme Court affirmed the traceability requirement for all Section 11 claims. In a subsequent decision, the Ninth Circuit Court of Appeals also extended the traceability requirement to claims under Section 12(a)(2) of the Securities Act for an allegedly untrue statement of a material fact or omission of a material fact in a registration statement.

The public price of our common stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

•	changes in the industries in which we operate;

•	variations in our operating performance and the performance of our competitors in general;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	additions and departures of key personnel;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

In addition, securities exchanges have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock shortly following the listing of our common stock on Nasdaq as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

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Future sales of common stock by our Registered Stockholders and other existing stockholders could cause our share price to decline.

We currently expect our common stock to be listed and traded on Nasdaq. Prior to listing on Nasdaq, there has been no public market for our common stock and there has not been a sustained history of trading in our common stock in “over-the-counter” markets. While our common stock may be sold after our listing on Nasdaq by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 under the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any of their shares of common stock and there may initially be a lack of supply of, or demand for, common stock on Nasdaq. As described herein, certain shares of our common stock outstanding as of the date hereof will be registered under this registration statement. There can be no assurance that the Registered Stockholders and other existing stockholders will not sell all of their shares of common stock, resulting in an oversupply of our common stock on Nasdaq. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market due to a potential unwillingness of our existing stockholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of market demand for our common stock, the trading price of our common stock could decline significantly and rapidly after our listing. Therefore, an active, liquid and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of common stock.

We have not agreed to indemnify the Registered Stockholders for claims arising in connection with sales of our common stock pursuant to this prospectus, however, claims for indemnification by the Registered Stockholders may reduce the amount of money available to us.

We have not agreed to indemnify the Registered Stockholders for claims arising in connection with sales of our common stock under this prospectus. However, our Certificate provides that our directors and officers will be indemnified by us to the fullest extent permitted by Nevada law. While we have procured directors’ and officers’ liability insurance policies, such insurance policies may not be available to us in the future at a reasonable rate, may not cover all potential claims for indemnification, and may not be adequate to indemnify us for all liability. Large indemnity payments to our directors and officers in excess of any available insurance would materially adversely affect our business, financial condition, and results of operations.

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We may not be able to satisfy listing requirements of NASDAQ or obtain or maintain a listing of our common stock on NASDAQ.

If our common stock is listed on NASDAQ, we must meet certain financial and liquidity criteria to maintain such listing. If we violate NASDAQ’s listing requirements, or if we fail to meet any of NASDAQ’s listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from NASDAQ may materially impair our shareholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

Listing our common stock on a securities exchange will increase our regulatory burden.

We have applied for the listing of our common stock under the symbol “MXRX” on NASDAQ. There is no guarantee that our application will be approved in connection with this offering. Although to date we have not been subject to the continuous and timely disclosure requirements of exchange rules, regulations and policies of NASDAQ, we are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on NASDAQ. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on NASDAQ on a timely basis and that we will be able to achieve and maintain compliance with applicable listing requirements. In addition, compliance with reporting and other requirements applicable to public companies listed on NASDAQ will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the effects that management’s attention to these matters will have on our business. There is no guarantee that our application to list our common stock on the Nasdaq Global Market will be approved. Listing on the Nasdaq Global Market is subject to the Company meeting the applicable listing requirements, including those under the equity standard. There can be no assurance that the Company will satisfy all such requirements or that its application will be approved.

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The market price of our common stock may fluctuate, and you could lose all or part of your investment.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly and in part as a result of the Direct listing as opposed to an underwritten initial public offering. In addition, the market price of our common stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead investors of our common stock to demand a higher investment return;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by shareholders;

•	speculation in the media, online forums, or investment community; and

•	our intentions and ability to list our common stock on NASDAQ and our subsequent ability to maintain such listing.

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Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the initial public offering price. As a result, you may suffer a loss on your investment.

You may be diluted by future issuances of preferred stock or additional common stock in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we may adopt an amended and restated certificate of incorporation which will authorize us to issue shares of common stock and options, rights, warrants and appreciation rights relating to our common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion. We could issue a significant number of shares of common stock in the future in connection with investments or acquisitions. Any of these issuances could dilute our existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our common stock.

The future issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of our common stock, either by diluting the voting power of our common stock if the preferred stock votes together with the common stock as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of our shares of our common stock. However, the Promissory Note is a debt obligation and does not include any conversion features. The outstanding balance under the Promissory Note will not convert into shares of the Company’s common stock in connection with the Company’s direct listing or otherwise, and therefore will not result in dilution to existing stockholders.

The future issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price, causing economic dilution to the holders of common stock.

Our Chairman and CEO controls approximately 51% of the Company’s voting power through ownership of Series A super voting preferred stock, which may limit the ability of other stockholders to influence corporate matters and could discourage a change in control.

Our Chairman and CEO beneficially owns all of the outstanding shares of our Series A super voting preferred stock, which collectively confer approximately 51% of the total voting power of our outstanding capital stock. These shares have de minimis economic rights, as they do not have any conversion, dividend or liquidation rights, but provide significant voting control. As a result, our Chairman and CEO has the ability to control the outcome of matters requiring stockholder approval, including the election of directors, amendments to our certificate of incorporation and bylaws, and the approval of significant corporate transactions, such as mergers, consolidations, or the sale of substantially all of our assets. This concentration of voting power may delay, deter or prevent a change in control of the Company, even if such a transaction may be viewed as beneficial by other stockholders. In addition, this control could discourage or limit stockholders’ ability to influence corporate governance matters, which may adversely affect the market price of our common stock.

This control structure will remain in place following the listing, as the Series A super voting preferred stock will remain outstanding.

Our financial advisor, Maxim Group LLC, has potential conflicts of interest arising from its dual role as our financial advisor for the Direct Listing and as a Registered Stockholder.

We have engaged Maxim Group LLC (the “Advisor”) as our financial advisor in connection with the Direct Listing. In that capacity, the Advisor is responsible for, among other things, determining when our shares are ready to trade and approving proceeding with the opening trade price under Nasdaq Rule 4120(c)(8). Maxim Partners LLC, an affiliate of the Advisor, is a Registered Stockholder that holds 174,778 post-split shares of our Common Stock registered for resale under this prospectus. Maxim Partners LLC acquired the securities in the ordinary course of business pursuant to the July 26, 2024 engagement letter between Maxim Group and the Company, pursuant to which Maxim Group provided strategic planning and advisory services to the Company. Although the Advisor has represented that Maxim Partners LLC acquired the securities in the ordinary course of business and, at the time of acquisition, had no agreements or understandings to distribute the securities, and the Advisor is required to act in compliance with the anti-manipulation provisions of the federal securities laws, including Regulation M, there can be no assurance that the Advisor's interests will be fully aligned with those of investors or other stockholders in all circumstances.

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Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt securities or credit facility. As a result, capital appreciation, if any, of the common stock you purchase in this offering will be your sole source of gain for the foreseeable future.

We will not receive any proceeds of this offering.

The Company will receive no proceeds from sale of any shares covered by this prospectus.

We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will ever be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell their shares, and they may be unable to sell their shares on favorable terms or at all.

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If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline and would result in the dilution of your holdings.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lockups expire, could adversely affect the market price of our common stock.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.

Our articles of incorporation authorize us to issue shares of “blank check” preferred stock, meaning our board of directors can designate the rights and preferences of classes or series of such preferred stock without shareholder approval. Any preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to issue any shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

Our committed equity facility with Streeterville Capital, LLC may cause substantial dilution to our common stockholders, the extent of that dilution cannot be determined at this time, and the facility restricts how we may raise capital.

The Series B Convertible Preferred Stock we have agreed to issue to Streeterville Capital, LLC is convertible into common stock at a conversion price equal to the Nasdaq valuation price. Following an accelerated conversion price event or an event of default, the conversion price becomes the lesser of that price and ninety percent of the lowest daily volume weighted average price of our common stock during the preceding ten trading days, subject to a floor price of $4.00 beginning on the listing date and, following the date that is six months after the listing date, twenty percent of the minimum price as defined in Nasdaq Rule 5635. Because the number of shares issuable on conversion rises as the price of our common stock falls, we cannot determine the number of shares that may be issued under the facility, and conversions at a declining price could result in substantial dilution to our existing stockholders and could put further downward pressure on the market price of our common stock.

An accelerated conversion price event occurs if we receive a letter of non-compliance from the Nasdaq Listing Qualifications Department or similar correspondence, if at any time more than 150 days after the listing date our average market capitalization over any ten trading day period is less than $50,000,000, or if at any time more than 150 days after the listing date any shares of Series B Convertible Preferred Stock remain outstanding. The Series B Convertible Preferred Stock accrues a return of eight percent per annum, compounding daily and payable quarterly in cash or, at our election, in additional shares of Series B Convertible Preferred Stock, which would increase the amount subject to conversion. Following an event of default the rate increases to fifteen percent per annum. A holder may not convert to the extent it would beneficially own more than 9.99% of our outstanding common stock, but that limitation does not cap the aggregate number of shares that may be issued over time.

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While any Series B Convertible Preferred Stock is outstanding, we are subject to covenants that restrict our financing alternatives. Among other things, we may not make a restricted issuance without the consent of the required holders unless the proceeds are used to redeem all outstanding Series B shares, pledge or grant a security interest in our assets other than for receivables factoring or equipment financing, dispose of assets or operations material to our operations, effect a reverse split of any class of stock except to satisfy a Nasdaq deficiency notice, create, authorize or issue any class of preferred stock, consummate a fundamental transaction, or redeem junior or parity stock. We must also remain current in our Exchange Act reports and maintain our listing. If we redeem the Series B Convertible Preferred Stock at our option, which we may do at any time after the date that is six months following the listing date, we must pay 115% of the then-applicable liquidation amount.

In addition, no funds are advanced under the facility unless and until our common stock is listed and the other conditions to closing are satisfied, including effectiveness of a registration statement covering the underlying common stock, stockholder approval of the issuance of all Series B Convertible Preferred Stock issuable under the full commitment and of common stock issuable in excess of the Nasdaq exchange cap, and the filing and approval of the certificate of designation by the Nevada Secretary of State. We can give no assurance that those conditions will be satisfied, and if they are not, we will not receive any proceeds under the facility and will need to obtain financing from other sources, which may not be available on acceptable terms or at all.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Securities and Exchange Commission, or the SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on NASDAQ or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore shareholders may have difficulty selling their shares.

Risks Related to the Reverse Stock Split

The price of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent public offerings, especially among those with relatively smaller public floats. As a smaller-capitalization company with a small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than larger-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares of common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock could adversely affect our ability to issue additional shares of common stock or other of our securities and our ability to obtain additional financing in the future. There can be no assurance that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

The proposed reverse stock split may not help generate additional investor interest.

There can be no assurance that the proposed reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs, expectations, and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our goal and strategies;

•	our future business development, financial condition and results of operations;

•	expected changes in our revenue, costs or expenditures;

•	growth of and competition trends in our industry;

•	our expectations regarding demand for, and market acceptance of, our products;

•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;

•	our expectation regarding the use of proceeds from this offering;

•	fluctuations in general economic and business conditions in the markets in which we operate; and

•	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, except as required by applicable law, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

The Registered Stockholders may, or may not, elect to sell shares of our common stock covered by this prospectus. To the extent any Registered Stockholder chooses to sell shares of our common stock covered by this prospectus, we will not receive any proceeds from any such sales of our common stock. See “Principal and Registered Stockholders.”

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DIVIDEND POLICY

We have not declared or paid any cash dividends and does not intend to pay cash dividends in the near future on the shares of common stock. Cash dividends, if any, that may be paid in the future to holders of common stock will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition, our earnings, our need for funds, whether any preferred stock is outstanding, to the extent the preferred stock has a prior claim to dividends, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

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CAPITALIZATION

The following table sets forth as of June 30, 2026 (i) our capitalization; (ii) our Pro Forma As Adjusted capitalization reflecting the sale by the Company of 201,333 shares of our common stock at a post-split purchase price of $6.00 per share in a Private Placement between July 1, 2026 and October 14, 2026 for net proceeds of $924,000 and (iii) the issuance of 130,521 shares of our common stock to Maxim Partners LLC valued at $6.00 per share (post-split) per the terms of their Advisory Agreement.

We will not receive any proceeds from the sale of shares of common stock by the Registered Stockholders, and the Direct Listing will not change our capitalization. The table does not give effect to the Series B Convertible Preferred Stock, the commitment shares or the warrant issuable to Streeterville Capital, LLC under the Securities Purchase Agreement dated September 16, 2026, none of which had been issued as of June 30, 2026 or as of the date of this prospectus, and all of which are issuable only at a closing that occurs on the date our common stock is first listed. You should read this table together with the sections of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Use of Proceeds,” and our audited financial statements as of December 31, 2025, and related notes included elsewhere in this prospectus.

	Actual	Pro Forma As Adjusted (unaudited)
Cash and Cash Equivalents	$1,499,141	$2,423,141
Total debt	$755,057	$755,057
Stockholders (deficit) equity:
Common Stock, $0.001 par value per share, 300,000,000 shares authorized, 12,850,770 shares issued and outstanding, actual; 13,183,842 shares issued and outstanding, pro forma as adjusted	$12,851	$13,184
Preferred Stock, $0.001 par value per share, 5,000,000 shares authorized; 10,000 shares of Series A Preferred Stock issued and outstanding, actual and pro forma as adjusted	$10	$10
Additional Paid-in Capital	$57,070,598	$57,994,265
Accumulated deficit	$(55,382,896)	$(55,382,896)
Total Stockholders’ Equity (deficit)	$1,700,563	$2,624,563
Total Capitalization	$2,455,620	$3,379,620

The share and dollar amounts in the table above are presented after giving effect to the reverse stock split. The Company had  13,183,842  post reverse split shares of common stock outstanding as of October 14, 2026, and the table excludes (i) 2,132,500 shares post reverse split issuable upon the exercise of outstanding options, of which 1,768,750 were vested, and (ii) 2,249 post reverse split shares of common stock issuable upon the exercise of outstanding warrants. These numbers are based on a post-split basis.

You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarize the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

OUR COMPANY

General

Overview

Med-X, Inc. was incorporated in Nevada in February 2014 is engaged in the business of green scene product development, distribution, and marketing. Its business is expected to expand significantly since the closing of its merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), its affiliate, on April 16, 2018. Med-X acquired this subsidiary through a merger in April of 2018. The Company is dedicated to providing innovative solutions in pest control and consumer wellness products, addressing the growing demand for sustainable alternatives across industries. Our product lines include Nature-Cide®, Thermal-Aid®, and Malibu Brands, each targeting unique market needs. Additionally, Med-X operates The MJT Network®, an online media platform providing cannabis-related content and advertising opportunities. Our business model leverages strategic partnerships, e-commerce platforms, and direct sales to generate revenue. By combining innovative product development with an emphasis on environmentally conscious practices, Med-X is positioned to capitalize on expanding market opportunities in the natural products sector.

We have developed a series of natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are minimum risk botanical essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation, public health and agriculture, as well as the Hemp and Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. As set forth herein, the term “green” shall indicate that the Company is referring to products formulated primarily from plant-derived or naturally occurring ingredients intended as alternatives to certain synthetic chemical products. Malibu Brands are all-natural essential oil products, which also includes Hemp and CBD oil products which are not eligible for sale at this time, designed for various ailments and are still in the development stage. We also operate the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is federally legal to do so, to cultivate high quality custom-bred Hemp and Cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms.

We plan to supply products to the agricultural and supply industries, including Nature-Cide® brands such as Nature-Cide’s® Pest Management X2 Plus and All-Purpose formulations, which were licensed to Med-X in 2014 and 2015. We also plan to do the same with our Nature-Cide special insecticidal soil, for which Med-X and Matthew Mills were recently issued a Patent. Nature-Cide is a minimum risk botanical essential oil insecticide/miticide/nematicide that repels and kills a wide variety of pests.

Our primary sources of revenue are expected to be revenue from Nature-Cide, Thermal-Aid Malibu Brands products and The Marijuana Times advertising dollars generated from content published on our media outlet, www.marijuanatimes.org, as well as through the sale of industry related merchandise. Currently the Company’s significant revenue is generated through Nature-Cide and Thermal-Aid. Malibu Brands has been growing steadily since its launch in the second half of 2021, while The MJT Network revenue is currently immaterial. During the six months ended June 30, 2026, Nature-Cide accounted for approximately 62.8% of our revenue, Thermal-Aid accounted for approximately 37.0% of our revenue, Malibu Brands accounted for 2% of our revenue. Nature-Cide generates its revenue mostly through direct sales to distributors, both domestically and internationally, while Thermal-Aid generates revenue through distribution channels while continuing to increase its sales activity via ecommerce channels.

Revenues are earned from selling products to customers and distributors using (i) the Amazon eCommerce portal other online portals; (ii) our owned and operated eCommerce website; (iii) third party distributors; and, (iv) on occasion, direct to end user. Our earnings process is considered complete upon receipt of payment from the customer when the customer is the end user (sales generated on our eCommerce website, eCommerce reseller portals or direct to end user), and upon issuance of an invoice to our distribution partners, provided shipment and/or delivery of the purchased products has been made to the customer, with respect to sales processed online; or shipment of the product for sales made to distributors or direct to end user consumers. Revenue from our MJT Network and Malibu brands operations are immaterial to our earnings process and are recorded once the transaction is considered complete.

Management also believes that substantial revenue can be earned from the online sale of Nature-Cide® and other products and services to medicinal use patients who are engaged in legal Hemp and Cannabis cultivation as well as the Hemp and Cannabis agricultural business, including indoor greenhouse operations. We may also earn revenue from providing consulting services to other Hemp and Cannabis industry participants. In the long run, revenue is anticipated from our ongoing product sales as well as planned Hemp and Cannabis compound identification and extraction system and our planned Cannabis products, assuming it is federally legal to do so and our research and development of those planned products and services are successful. No revenue is expected from the sale of Hemp and Cannabis or medicinal Hemp and Cannabis compounds for medical or recreational use until such sale is federally legal to do so. Management believes it will eventually see revenue from growing, harvesting and selling high quality, custom-bred Hemp and Cannabis for the California medical and recreational Hemp and Cannabis markets. As a California grower, we will approach other markets that become federally legal available in the future, if any.

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Our operational expenditures are also related to development of The Marijuana Times platform, marketing costs associated with getting users to join our network and engage with other users, and the costs related to being a fully reporting company with the SEC. Since its inception in 2015, The Marijuana Times has built a growing network of users. This growth has been aided by the growing use of mobile applications and the popularity of the Cannabis legalization movement among young adults.

Recent Developments

Settlement of GEM Financing Arrangements

On August 26, 2026, Med-X, Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, the “GEM Parties”) relating to the Company’s August 5, 2021 Share Purchase Agreement, related Warrant and Registration Rights Agreement (collectively, the “Prior GEM Documents”).

The Share Purchase Agreement expired or terminated by its terms on or about August 5, 2026. Under the Settlement Agreement, upon the earlier of the Company’s public listing or the closing of an Alternative Transaction, the Company will pay the GEM Parties $400,000 in cash. Upon receipt or deemed timely tender of the settlement amount, all remaining rights under the Prior GEM Documents, including the Warrant and Registration Rights Agreement, will be terminated and released.

Until payment, the GEM Parties are subject to a standstill with respect to the Warrant and Registration Rights Agreement. If the Company fails to make the required payment and such failure remains uncured for five business days after notice, the standstill terminates and the GEM Parties may exercise the rights under the Warrant and Registration Rights Agreement that they contend survived expiration of the Share Purchase Agreement. No default charge, liquidated damages, penalty or additional cash amount applies, and the expired Share Purchase Agreement does not revive.

No securities are being issued in connection with the Settlement Agreement.

Collaborative Relationship with Mosquito Authority and Pest Authority

On June 1, 2026, we announced that we had secured a collaborative relationship with Mosquito Authority and Pest Authority, each a franchise brand operated by Main Line Brands, LLC. Mosquito Authority and Pest Authority together constitute one of the largest pest control franchise systems in North America, with over 500 franchise territories spanning 39 states and Canada. Mosquito Authority was founded in 2002 and covers over 540 territories in the United States, Canada and Puerto Rico, offering residential mosquito and tick elimination services. Pest Authority covers nearly 275 territories in the United States and Puerto Rico, providing all-season residential and commercial pest control and prevention services. We have provided the Mosquito Authority and Pest Authority with our permission to market the product as part of their green initiative. We do not have a material agreement with Mosquito Authority or Pest Authority, and neither has committed to purchase any of our products.

Following months of rigorous field testing by Mosquito Authority and Pest Authority, our Nature-Cide X2 Plus product was selected as their preferred all-natural pest control solution as part of a company-wide initiative to integrate natural pest control options across their service offerings. Nature-Cide Pest Management X2 Plus is formulated using essential oils and naturally derived ingredients and is designed to kill by contact and repel a wide variety of pests, including mosquitoes, ticks, fleas, ants and other common insects. The product is intended for use in Mosquito Authority's and Pest Authority's residential and commercial service applications.

As part of the collaborative relationship, we will support the rollout of Nature-Cide X2 Plus across the Mosquito Authority and Pest Authority franchise networks through dedicated marketing, advertising and franchisee education programs. We believe this collaborative relationship has the potential to drive meaningful recurring revenue as Nature-Cide X2 Plus is integrated into the standard service offerings of Mosquito Authority and Pest Authority franchisees across North America. However, there can be no assurance that this collaborative relationship will result in significant revenue or that Mosquito Authority and Pest Authority franchisees will adopt Nature-Cide X2 Plus at the levels we anticipate. The collaborative relationship is subject to various risks, including, but not limited to, franchisee adoption rates, consumer demand for natural pest control solutions, competitive conditions in the pest control industry and the ability of our products to perform effectively at scale across diverse geographic and environmental conditions. See "Risk Factors" for a discussion of risks related to our business and this collaborative relationship.

Med-X has undertaken several strategic initiatives to strengthen its market position and operational capabilities:

1.

International Expansion of Nature-Cide: In 2023, Med-X entered into a distribution agreement with Ensystex to expand Nature-Cide’s reach into 29 international territories, including Australia, Southeast Asia, and parts of Africa. Ensystex is responsible for obtaining regulatory approvals, facilitating entry into these markets.

2.

Development of New Products: Med-X is working on next-generation formulations of Nature-Cide, including an insecticidal paint additive designed to repel pests. The product is undergoing efficacy testing and is expected to launch in 2027.

3.

Reg CF Offering and Reg D Offering: Through April 2025, the Company was conducting two separate offerings, a Regulation Crowdfunding (Reg CF) and Regulation D 506 (c) offerings to raise additional capital prior to the Company’s launch of an anticipated qualification of its Regulation A+ offering. Additionally, the Company ended both the Regulation CF and Regulation D offerings as of April 4, 2025, and, and as of April 15, 2025, the Company has filed a Form C/U officially ending the Regulation CF offering.

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4.

Partnership with Dealmaker Securities: Med-X engaged Dealmaker Securities LLC as the lead selling agent for its Regulation A offering. This partnership supported the company’s efforts to reach a broad investor base while maintaining compliance with regulatory standards. The Regulation A offering terminated on May 31, 2026.

5.

Advisory Agreement with Maxim Group: In July 2024, Med-X entered into an agreement with Maxim Group for investment banking and financial advisory services. The agreement aligns with Med-X’s strategic focus on scaling its operations and pursuing growth opportunities.

6.

Operational Efficiencies: Med-X has streamlined its production and distribution processes to meet rising demand for Nature-Cide and Thermal-Aid products. The company continues to work closely with key distributors to optimize inventory management and customer outreach.

7.

Reverse Stock Split: On April 15, 2024, the Board of Med-X, Inc. approved a 1-for-16 reverse stock split of its outstanding common stock, effective April 16, 2024. This decision was made to establish a valuation that the Company believed would be attractive to potential investors in connection with its proposed offerings. The reverse stock split did not change the number of authorized shares, which remains at 300,000,000.

8.

Change in Board membership: On June 28, 2025, Dr. Morton Hyson resigned as a Board of Director Member effective immediately for personal reasons. Effective July 18, 2025 Mrs. Mary Kay Wilson was appointed as a Board of Director Member filling the seat previously held by Dr. Morton Hyson.

9.

Engagement agreement with broker-dealer: On August 29, 2025, the Company entered into an agreement with Delbrook Digital Ltd., a foreign broker-dealer based in Canada doing business as Bad Twin Capital (together with any subsidiaries, affiliates, successors and assigns, “Bad Twin Capital”), along with its US partner, Marco Polo Securities, Inc., a registered US broker-dealer and member FINRA/ SIPC (together with its subsidiaries and affiliates, “Marco Polo”), pursuant to which Bad Twin Capital and Marco Polo (together, the “Bad Twin Capital Team”) shall act as financial advisers to the Company.

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The following summarizes the results of our operations for the three months ended June 30, 2026, and June 30, 2025.

	For Three Months Ended June 30 (Unaudited)
	2026	2025	$ Change
Net revenues	$508,148	$459,286	$48,862
Cost of Goods Sold	$297,564	$306,989	$(9,425)
Gross profit/(loss)	$210,584	$152,297	$58,287
Operating Expenses
General and Administrative	$1,122,780	$2,814,666	(1,691,886)
Sales and Marketing	$283,968	$474,851	(190,883)
Total Operating Expenses	$1,406,748	$3,289,517	$(1,882,769)
Loss from operations	$(1,196,164)	$(3,137,220)	$1,941,056
Interest Expense & Gain on asset sale	$11,718	$16,448	$(4,730)
Net loss	$(1,207,882)	$(3,153,668)	$1,945,786

For the Three Months Ended June 30, 2026 and June 30, 2025

Revenue. Revenue for the three months ended June 30, 2026 was $508,148 compared to $459,286 for the three months ended June 30, 2025. The increase in revenue of $48,862 is attributable mainly due to higher Nature-Cide growth of $103,201, lower Thermal-Aid revenue of $40,767 in addition to a decrease of Malibu Brands of $13,572. The increase in revenue for the three months ended June 30, 2026, was driven by changes within the Company’s primary product lines. Revenue from the Thermal-Aid product line decreased due to approximately 11% decrease in sales volume across most products, reflecting a decrease in customer demand. Revenue from the Nature-Cide product line increased approximately 35% while the total number of units sold remained relatively consistent in terms of sales volume. The Company did see an increase in sales of products with higher price points and a decrease in sales of products with lower price points which contributed to increased revenue. As a result, the increase in total revenue was primarily attributable to higher overall Nature-Cide unit sales and pricing adjustments within the Nature-Cide product line. This was offset by the decrease of Thermal-Aid and Malibu Brands volume decrease. Costs of goods sold were $297,564 and $306,989, respectively in the three months ended June 30, 2026, and 2025. The decrease in the costs of goods sold is in direct correlation to the product mix in Nature-Cide and Thermal-Aid revenues.

As of June 30, 2026, the Company’s trade accounts receivable was $238,442 from 36 customers. For the three months ended June 30, 2026, the Company received 68% of its revenue from three customers specifically, BWI, Veseris and Target Specialty Products.

As of June 30, 2025, the Company’s trade accounts receivable was $194,700 from 32 customers. For the three months ended June 30, 2025, the Company received 56% of its revenue from three customers: specifically, Veseris. Target Specialty Products and Ensystex.

Supplier Concentrations. As of June 30, 2026, and 2025, the Company made purchases from 1 major supplier that accounted for 82% and 71% of the cost of goods, respectively.

Operating Expenses. Operating expenses for the three months ended June 30, 2026 were $1,406,748 as compared to $3,289,517 for the three months ended June 30, 2025. The decrease of $1,882,769 in operating expenses is attributable to a significant decrease in share-based compensation costs of $1,923,000 associated with consulting services expense settled in the issuance of shares of common stock. This was in addition to a decrease in Sales and Marketing expenses during the period primarily related to advertising and promotions.

Other Income/(Expense). Other income in each of the three months ended June 30, 2026, and 2025 was limited to interest expense of $11,718 and $16,448, respectively.

Net Loss. Net loss for the three months ended June 30, 2026, was $1,207,882 compared to $3,153,668 for the three months ended June 30, 2025. This decrease in net loss is due to a substantial decrease in share-based compensation costs of $1,923,000 associated with consulting services expense settled in the issuance of shares of common stock, as well as costs associated with a decrease in product testing and certification in addition to other operating expense decreases in digital marketing and customer acquisition efforts. Currently operating costs exceed revenue due to revenue growing at a slower pace than anticipated. We cannot assure when or if revenue will exceed operating costs.

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For the Six Months Ended June 30, 2026, and 2025

	For the Six Months Ended June 30,
	2026	2025	$ Change
Net Revenue	$1,030,263	$885,520	$144,743
Cost of Goods Sold	734,212	633,746	100,466
Gross Profit	296,051	251,774	44,277

Operating Expenses:
General and Administrative	7,263,540	3,643,353	3,620,187
Sales and Marketing	671,128	718,398	(47,270)
Total Operating Expenses	7,934,668	4,361,751	3,572,917

Operating Loss	(7,638,617)	(4,109,977)	(3,528,640)
Interest Expense	23,411	28,079	(4,668)

Net Loss	$(7,662,028)	$(4,138,056)	$(3,523,972)

Revenue. Revenue for the six months ended June 30, 2026 was $1,030,263 compared to $885,520 for the six months ended June 30, 2025. The increase in revenue of $144,743 is attributable mainly due to higher Nature-Cide growth of $165,763, lower Thermal-Aid revenue of $4,930 in addition to a decrease of Malibu Brands of $16,090. The increase in revenue for the six months ended June 30, 2026, was driven by changes within the Company’s primary product lines. Revenue from the Thermal-Aid product line decreased due to approximately 7% decrease in sales volume across most products, reflecting a decrease in customer demand. Revenue from the Nature-Cide product line increased approximately 34% while the total number of units sold remained relatively consistent in terms of sales volume. The Company did see an increase in sales of products with higher price points and a decrease in sales of products with lower price points along with the addition of new customers which contributed to increased revenue. As a result, the increase in total revenue was primarily attributable to higher overall Nature-Cide unit sales and pricing adjustments within the Nature-Cide product line. This was offset by the decrease of Thermal-Aid and Malibu Brands volume decrease. Costs of goods sold were $734,212 and $633,746, respectively in the six months ended June 30, 2026, and 2025. The increase in the costs of goods sold is in direct correlation to the product mix in Nature-Cide and Thermal-Aid revenues.

As of June 30, 2026, the Company’s trade accounts receivable was $238,442 from 36 customers. For the six months ended June 30, 2026, the Company received 40% of its revenue from three customers specifically, BWI, Veseris and Target Specialty Products.

As of June 30, 2025, the Company’s trade accounts receivable was $194,700 from 32 customers. For the six months ended June 30, 2025, the Company received 37% of its revenue from two customers: specifically, Veseris. And Target Specialty Products.

Supplier Concentrations. As of June 30, 2026, and 2025, the Company made purchases from 1 major supplier that accounted for 82% and 80% of the cost of goods, respectively.

Operating Expenses. Operating expenses for the six months ended June 30, 2026 were $7,934,668 as compared to $4,361,751 for the six months ended June 30, 2025. The increase of $3,572,917 in operating expenses is almost entirely non-cash items,attributable mainly to a significant increase related to the issuance of Stock Options Grants of $5,079,220 offset somewhat by a decrease in share-based compensation costs of $1,923,000 associated with consulting services expense settled in the issuance of shares of common stock. This was in addition to a decrease in Sales and Marketing expenses during the period primarily related to advertising and promotions.

Other Income/(Expense). Other income in each of the six months ended June 30, 2026, and 2025 was limited to interest expense of $23,411 and $28,079, respectively.

Net Loss. Net loss for the six months ended June 30, 2026, was $7,662,028 compared to $4,138,056 for the six months ended June 30, 2025. This increase in net loss is primarily non-cash. Stock-based compensation of $5,079,220 on the January and March 2026 stock option grants, compared with $1,923,000 of consulting services expense settled in shares of common stock and $3,624 of option expense in the 2025 period, accounts for $3,152,596 of the increase; the remainder reflects $467,591 of higher general and administrative expense excluding equity compensation, partly offset by higher gross profit and lower sales and marketing and interest expense. Currently operating costs exceed revenue due to revenue growing at a slower pace than anticipated. We cannot assure when or if revenue will exceed operating costs.

For the Years Ended December 31, 2025 and December 31, 2024

The following summarizes the results of our operations for the years ended December 31, 2025 and December 31, 2024.

	For Twelve Months Ended December 31,
	2025	2024	$ Change
Net revenues	$1,987,181	$1,730,284	$256,897
Cost of Goods Sold	$1,617,394	$1,429,200	$188,194
Gross profit/(loss)	$369,787	$301,084	$68,703
Operating Expenses
General and Administrative	$5,985,420	$9,095,738	(3,110,318)
Sales and Marketing	$1,291,272	$970,193	321,079
Total Operating Expenses	$7,276,692	$10,065,931	$(2,789,239)
Loss from operations	$(6,906,905)	$(9,764,847)	$2,857,942
Interest Expense & Gain on asset sale	$53,468	$26,594	$26,874
Net loss	$(6,960,373)	$(9,791,441)	$2,831,068

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For the Years Ended December 31, 2025 and December 31, 2024

Revenue. Revenue for the fiscal year ended December 31, 2025 was $1,987,181 compared to $1,730,284 for the fiscal year ended December 31, 2024. The increase in revenue of $256,897 is attributable mainly due to higher Nature-Cide growth of $152,920, higher Thermal-Aid growth of $113,439 offset by a slight decrease of Malibu Brands of $9,462. The increase in revenue for the year ended December 31, 2025 was driven by changes within the Company’s primary product lines. Revenue from the Thermal-Aid product line increased due to approximately 12% growth in sales volume with a 10% price increase across most products, reflecting an increase in customer demand. Revenue from the Nature-Cide product line increased approximately 18% while the total number of units sold remained relatively consistent in terms of sales volume. The Company did see an increase of sales in products with higher price points and a decrease in sales of products with lower price points which contributed to increased revenue. As a result, the increase in total revenue was primarily attributable to higher overall Thermal-Aid unit sales and pricing adjustments within the Nature-Cide and Thermal-Aid product line. Costs of goods sold were $1,617,394 and $1,429,200, respectively in the years ended December 31, 2025 and 2024. The increase to costs of goods sold is in direct correlation to the increase in revenues.

As of December 31, 2025, the Company’s trade accounts receivable was $128,344 from 59 customers. For the year ended December 31, 2025, the Company received 31% of its revenue from two customers; specifically 12% from Target Specialty Products and 19% from Veseris.

As of December 31, 2024, the Company’s trade accounts receivable was $83,157 from 59 customers. For the year ended December 31, 2024, the Company received 29% of its revenue from two customers: specifically, 16% from Target Specialty Products and 13% from Veseris.

Supplier Concentrations. As of December 31, 2025, and 2024, the Company made purchases from 2 major suppliers that accounted for 80% and 76% of the cost of goods, respectively.

Operating Expenses. Operating expenses for the year ended December 31, 2025 were $7,276,692 as compared to $10,065,931 for the year ended December 31, 2024. The decrease of $2,789,239 in operating expenses is attributable to a significant decrease in costs associated with consulting fees of $3,213,528 paid through issuance of shares as the Company’s dependence on these consultants’ services which were significantly higher in the prior period due to non-cash stock-based compensation issued in exchange for consulting services. These consulting services included advisory support related to product development, regulatory engagement, business development, and operational strategy. The issuance of equity for these services was largely completed in prior periods and represented non-recurring, upfront compensation. As a result, consulting expenses decreased in the current period as the Company issued substantially fewer shares of common stock for such services. While certain consultants continue to provide services to the Company, they do so in a more limited capacity. This decrease was offset by Sales and Marketing expenses increasing during the period primarily due to higher spending on digital marketing campaigns, customer acquisition efforts, and expanded promotional activities intended to support increased product sales. These efforts were focused on driving demand for the Company’s Nature-Cide and Thermal-Aid product lines and contributed to the increase in revenue during the period.

Other Income/(Expense). Other expense for the years ended December 31, 2025 and 2024 consisted of interest expense of $53,468 and $56,594, respectively, offset in 2024 by a $30,000 gain on the disposal of assets.

Net Loss. Net loss for the year ended December 31, 2025, was $6,960,373 compared to $9,791,441 for the year ended December 31, 2024. This decrease in net loss is due to a substantial decrease in costs paid to consultants in the form of shares issued for services, partially offset by increased travel expenses, costs associated with an increase in product testing and certification and other operating expense increases. Currently operating costs exceed revenue due to revenue growing at a slower pace than anticipated. We cannot assure when or if revenue will exceed operating costs. Operating expenses for the years ended December 31, 2025, and 2024 include non-cash compensation expenses in the form of shares issued or issuable for consulting fees valued at $2,298,000 and $5,511,528, respectively.

Liquidity and Capital Resources

We had cash and equivalents of $1,499,141 and $270,079 at June 30, 2026 and December 31, 2025, respectively. The increase in cash is primarily related to cash raised under our offerings by the sale of common stock. We raised net proceeds of $3,889,744 from the sale of common stock during the six months ended June 30, 2026, compared to $2,580,018 during the six months ended June 30, 2025. We had working capital of $1,770,896 at June 30, 2026. During the six months ended June 30, 2026, we used $2,723,485 of cash in operating activities, compared to $2,398,040 used during the six months ended June 30, 2025. There was no cash used in investing activities during the six months ended June 30, 2026, compared to $637 for the purchase of equipment during the six months ended June 30, 2025. Cash provided by financing activities during the six months ended June 30, 2026 was $3,952,547, of which $3,889,744 related to the issuance of shares of common stock from our offerings and $71,413 related to borrowings under our line of credit, offset by repayments on debt of $8,610, compared to $2,649,944 during the six months ended June 30, 2025.

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Going Concern. Our history of net losses and negative cash flows from operations raises substantial doubt about our ability to continue as a going concern before consideration of management’s plans, and our financial statements for the year ended December 31, 2025 disclosed that substantial doubt. As of June 30, 2026, we had cash of $1,499,141 and working capital of $1,770,896, and the $499,617 outstanding under our related party line of credit is not due until April 13, 2028. Absent any other financing, our cash on hand and the $924,000 of net proceeds from our private placement received between July 1, 2026 and October 14, 2026, together with the $5,010,000 to be received at the initial closing under our Securities Purchase Agreement with Streeterville Capital, LLC, are expected to fund our operations through October 31, 2027. Considering these resources, the $924,000 of net proceeds from our private placement received between July 1, 2026 and October 14, 2026 and the funding expected at the closing under our Securities Purchase Agreement with Streeterville Capital, LLC, our cash flow forecast indicates that we will have sufficient liquidity to meet our obligations for at least fifteen months from June 30, 2026, and management has concluded that its plans alleviate the substantial doubt. Funding under the Securities Purchase Agreement occurs only if our common stock is listed on our principal market and the other conditions to closing are satisfied. If the listing does not occur, or occurs later than we expect, or that funding is not received, we would need to obtain other financing, which may not be available on acceptable terms or at all. See Note 2 to our unaudited condensed consolidated financial statements.

We had cash and equivalents of $270,079 and $198,185 at December 31, 2025 and 2024, respectively, the increase in cash balance at year end is primarily related to an increase cash raised under our offerings by the sale of common stock. We raised proceeds of $5,171,730 and $4,691,001 from the sale of common stock in the years ended December 31, 2025, and 2024, respectively. We had a working capital deficit of $410,749 and $464,493, respectively at December 31, 2025 and 2024. The decrease to working capital deficit is related to an increase in cash proceeds from offerings of our common stock and an increase to both inventory and prepaid expenses including amounts held in escrow as a result of our offerings and advances to suppliers.

During the year ended December 31, 2025, we used $5,123,527 cash for operating activities. During the year ended December 31, 2024, we used $4,578,716 cash for operating activities. A portion of the funds was used to pay general and administrative costs, inventory acquisitions, professional fees and sales and marketing activities. Noncash operating activities included compensation expenses in the form of shares issued or issuable for consulting fees valued at $2,298,000 and $5,511,528, respectively, as well as depreciation and amortization expenses and stock-based compensation with respect to amortization of issued stock options.

Cash provided by financing activities during the year ended December 31, 2025, was $5,204,111. Of this amount, $5,171,730 was related to the issuance of shares of common stock from our offerings, and borrowings under our line of credit of $48,519, offset by repayment of principal on debt of $16,138. Cash provided by financing activities during the year ended December 31, 2024, was $4,711,154. Of this amount, $4,691,001 was related to the issuance of shares of common stock from our offerings, repayment of principal on debt was $8,420, repayments to a related party line of credit were $49 and net borrowings under a line of credit were $28,622. Since our inception, our capital needs have primarily been funded from net proceeds from private placements and other equity offerings.

We will have additional capital requirements during the remainder of 2026 and 2027. We do not expect to be able to satisfy our cash requirements through sales of the Nature-Cide and Thermal-Aid product lines as well as digital media advertising, and therefore we will attempt to raise additional capital through the sale of our common stock.

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In recent years, the Company has engaged certain investors and industry professionals to provide consulting and advisory services to support various aspects of its operations. In certain instances, these consultants have been compensated with shares of the Company’s common stock in lieu of cash in order to conserve the Company’s cash resources. Several of these consultants continue to provide advisory support to management on an ongoing basis.

Examples of such advisory relationships include Mary Kay Wilson, who also serves as a member of the Company’s Board of Directors and has assisted the Company in developing relationships and recognition in connection with mosquito control initiatives, including engagement with mosquito control districts and related agencies in Hawaii and other jurisdictions. Management believes these efforts have contributed to increased interest in the Company’s Nature-Cide® products among mosquito and vector control districts in certain regions, including Florida, where Nature-Cide products are being evaluated for potential use as adulticide, larvicide and barrier treatments. The Company is also in the preliminary stages of evaluating whether certain Nature-Cide products may be eligible for review by international organizations such as the World Health Organization as botanical pest control solutions; however, no assurance can be provided that any such recognition or approval will be obtained.

Another consultant, David Knutdson, has provided advisory support relating to the potential use of drone technology in the application of Nature-Cide products. Through these efforts, the Company has explored relationships with technology and drone service providers, including a relationship with Frontier Precision relating to potential drone applications within the pest control sector.

Additional consultants and advisors include Ted Kennedy, who has experience in finance, accounting and operational systems; Dr. Brent Johnson, who has assisted with product testing and development relating to the Thermal-Aid® product line; Eileen Rose and Daniel Robinson, who have provided introductions within the construction and development industry relating to potential termite treatment applications for new construction projects; and Lawrence Schmidt, who has provided advisory input regarding aviation and technology matters. Other consulting shareholders and advisors include Duane Stensrud, Thomas Camera, David Dahn, Robert Digess, Scott Winn and Firas Abdeliawad, each of whom maintains an advisory relationship with the Company’s founder and Chief Executive Officer, Matthew Mills, and may from time to time provide informal advice on business matters.

Other ongoing consulting shareholders include, Duane Stensrud, Thomas Camera, David Dahn, Robert Digess, Scott Winn and Firas Abdeliawad have a personal advisory relationship with the Med-X founder and CEO Matthew Mills, who calls on them frequently for advice on business matters and personal mentorship.

We will have additional capital requirements during the remainder of 2026 and 2027. We do not expect to be able to satisfy our cash requirements through sales of the Nature-Cide and Thermal-Aid product lines as well as digital media advertising, and therefore we will attempt to raise additional capital through the sale of our common stock, including through an offering of securities on Form 1-A, as well as private placements from accredited investors.

Line of Credit

On November 27, 2012, PSH entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Applicable Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate (6.75% as of each of June 30, 2026 and December 31, 2025). At no time will the rate be lower than five and one quarter (5.25%) percent per annum. The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing. The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee. Crestmark name has changed to Pathward Bank.

As of June 30, 2026, December 31, 2025 and December 31, 2024, the outstanding balance was $169,189, $97,776 and $49,257, respectively.

Line of Credit – Related Party

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with two of its executive officers (collectively the “Lenders”). The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. As originally executed, the amount outstanding on the Line of Credit Agreement was due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date. The Line of Credit Agreement is supported by issuance of a Promissory Note to the Lenders for any amounts advanced thereunder.

Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days.

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On August 1, 2023, Med-X and the Lenders agreed to an Amendment to the Line of Credit Agreement such that Maturity was the earlier of (a) the effective date the Company lists on a public stock exchange or (b) on demand upon thirty (30) days written notice by the Lenders. Effective April 13, 2026, Med-X and the Lenders further amended the obligation so that the entire principal indebtedness, together with all accrued and unpaid interest, is due and payable in full on April 13, 2028. On September 8, 2026, the Company and the Lenders entered into a Third Amendment to Promissory Note and Line of Credit Agreement, which restates the definition of Maturity Date in the Line of Credit Agreement as April 13, 2028 and limits voluntary prepayment before that date. The Company may prepay the outstanding principal in whole or in part prior to maturity, without premium or penalty, only if all principal, accrued interest, fees and other amounts then due and payable to Streeterville Capital, LLC have been paid in full and the Company determines in good faith, evidenced by a written certification of its Chief Financial Officer, that the prepayment would not reasonably be expected to cause, contribute to or exacerbate substantial doubt regarding its ability to continue as a going concern for the twelve months following the prepayment and would not materially impair its ability to pay its obligations as they become due. These restrictions apply only to voluntary prepayments before the Maturity Date and do not change the Maturity Date. As of June 30, 2026, December 31, 2025 and December 31, 2024, the Company has drawn $499,617 against the Line of Credit Agreement and incurred interest expenses of $19,430 and $22,248 for the six months ended June 30, 2026 and 2025, respectively, and $42,909 and $47,240 for the years ended December 31, 2025 and 2024, respectively. Included in accounts payable as of June 30, 2026, December 31, 2025 and December 31, 2024 are interest payable of $5,695, $5,805 and $5,717, respectively. As a result of the April 13, 2026 amendment, the $499,617 of principal outstanding is classified as a non-current liability as of June 30, 2026; the corresponding balance as of December 31, 2025 remains classified as a current liability. Additionally, the Promissory Note is a debt obligation and does not include any conversion features. The outstanding balance under the Promissory Note will not be converted into shares of the Company’s common stock in connection with the Company’s direct listing or otherwise.

Securities Purchase Agreement – Streeterville Capital, LLC

On September 16, 2026, we entered into a Securities Purchase Agreement with Streeterville Capital, LLC under which the investor has committed to purchase up to $30,000,000 of our Series B Convertible Preferred Stock. At the closing, which occurs on the date our common stock is first listed on our principal market, we will issue 5,000 shares of Series B Convertible Preferred Stock, a warrant to purchase shares of common stock and commitment shares, in consideration of $5,010,000, less a $25,000 transaction expense payable to the investor at closing. The Series B Convertible Preferred Stock has a stated value of $1,086.96 per share, accrues a return of eight percent per annum compounding daily, ranks senior to our common stock and is convertible into common stock as described under “Description of Securities.” Before the closing, we are required to seek stockholder approval of the issuance of all shares of Series B Convertible Preferred Stock issuable under the full $30,000,000 commitment and of the issuance of common stock in excess of the exchange cap under Nasdaq Listing Rule 5635(d) on conversion of those shares, on exercise of the warrant and as commitment shares. Receipt of that approval is a condition to the investor’s obligation at the closing, which the investor may waive in its sole discretion, and unless the approval is obtained or the exchange cap is otherwise inapplicable, the total number of shares of common stock we may issue to the investor on conversion of the Series B Convertible Preferred Stock, on exercise of the warrant and as commitment shares may not exceed the exchange cap. Additional purchases during the two-year commitment period are at our request and remain subject to the conditions in the agreement, including effectiveness of a registration statement covering the underlying common stock and the stockholder approval described above. No funds are advanced unless and until the listing occurs, and we can give no assurance that the listing will occur or that the remaining conditions to funding will be satisfied. In addition, under the Third Amendment to Promissory Note and Line of Credit Agreement dated September 8, 2026, we may not prepay the related party line of credit before maturity unless all amounts then due and payable to Streeterville Capital, LLC have been paid in full and our Chief Financial Officer certifies in writing that the prepayment would not reasonably be expected to cause, contribute to or exacerbate substantial doubt regarding our ability to continue as a going concern for the twelve months following the prepayment.

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Without additional proceeds from private placements and both pending and current offerings we cannot assure you that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management’s Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those goods or services. In determining when and how revenue is to be recognized from contracts with customers, the Company performs the following five step analysis laid under Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers: (1) identification of contract with customers, (2) determination of performance obligations, (3) measurement of the transaction price, (4) allocation of transaction price to the performance obligations, and (5) recognition of revenue when or as the Company satisfies each performance obligation.

The Company generates revenues from selling its products to customers and distributors using (i) the Amazon eCommerce portal; (ii) its owned and operated eCommerce website; (iii) third party distributors; and (iv) on occasion, direct to end user. The Company considers its performance obligations satisfied upon shipment of the purchased products to the customer with respect to sales processed by third party fulfilment centers and delivery of the product for sales made to distributors or direct to end user. Returns of products from customer purchases using the Amazon resale portal are refunded by Amazon to the customer and products are returned to the Company’s warehouse inventory with no restocking fees incurred by the customer. The Company evaluates returns from customers purchasing products using its eCommerce site on a case-by- case basis and generally will issue a replacement product in the limited cases of product returns. Returns by distributors or direct to end user customers are also reviewed on a case-by-case basis for product replacement if the Company determines it is warranted. The Company has no policy requiring cash refunds. Revenue also includes immaterial advertising sales from our online media platform.

Segment Information

Operating segments are comprised of the components of an entity in which separate information is available for evaluation by the Company’s chief operating decision maker, or group of decision makers, in determining how to allocate resources in evaluating performance. The Company is organized primarily by product line and has determined it has a single operating segment which includes online sales via our managed ecommerce site, distributor sales and reseller sales via Amazon, of a like line of products, which have an intertwined production and distribution model and are distributed from one operating location. The Company derives immaterial revenue from advertising sales from our online media platform “MJT Network®”.

The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. The accounting policies for our product lines include revenue recognition applicable to both wholesale and retail (on-line) product sales and revenue is recognized in full at the time of the transfer of goods. The CODM evaluates the performance of the single operating segment based on the Company’s net income (loss) as reported in the Statements of Operations and allocates resources based on consumer demand for product lines, expected marketing costs to engage consumers and underlying costs of products sold. The Company’s segment assets, including inventory and intangible assets, are reported on the Balance Sheets.

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The CODM reviews performance based on gross profit, operating profit, and net earnings. Operating profit is reviewed to monitor the operating and administrative expenses of the Company. Profitability is important to the Company’s ability to grow and expand operations and strategic initiatives. Accordingly, the CODM considers operating expenses, and other income (expenses) of our single operating segment as reported on the statement of operations and considers our current and total assets as recorded on the balance sheet. There are no additional expenses or asset information that are supplemental to those disclosed in these consolidated financial statements that are regularly provided to the CODM.

Stock Based Compensation Expense

The Company accounts for stock-based compensation to both employees and non-employees in accordance with ASC 718, Compensation - Stock Compensation. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options. Stock issued to third-party consultants is recorded at the estimated grant date fair value of the underlying common stock.

Implications of being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

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being permitted to present only two years of audited financial statements and only two years of related disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

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being permitted to provide less extensive narrative disclosure than other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

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being permitted to utilize exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved;

●	being permitted to defer complying with certain changes in accounting standards; and

●	being permitted to use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

We intend to take advantage of these and other exemptions available to “emerging growth companies.” We could remain an “emerging growth company” until the earliest of (i) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (iii) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (iv) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards.

Smaller Reporting Company

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of the last trading day of our second quarter and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million as of the last trading day of our second quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last trading day of our second quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.

NASDAQ Listing

We intend to list our common stock on NASDAQ. There is no assurance that our listing application will be approved by NASDAQ. If our application to NASDAQ is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on NASDAQ, we will not complete the offering.

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BUSINESS

Overview

We are a Nevada corporation formed in February 2014 engaged in the business of product development, distribution, and marketing of our products, which currently consist of Nature-Cide®, Thermal-Aid®, and Malibu Brands. On April 16, 2018, we completed the Merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), pursuant to which PSH became our 99% owned subsidiary, on April 16, 2018. We have developed a series of natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are minimum risk botanical essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation and agriculture, public health as well as the Hemp and Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. As set forth herein, term “green” shall indicate that the Company is referring to products formulated primarily from plant-derived or naturally occurring ingredients intended as alternatives to certain synthetic chemical products. Malibu Brands are all-natural essential oil products, which also includes Hemp and CBD oil products which are not eligible for sale at this time, designed for various ailments and are still in the development stage. We also operate the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is federally legal to do so, to cultivate high quality custom-bred Hemp and Cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms. Our products may be used in a variety of agricultural applications, including by legally operating hemp or cannabis cultivators where permitted by applicable law. We do not track the specific end use of our products by customers, and any direct engagement with such operators will depend on regulatory developments and market opportunities.

Besides supplying Nature-Cide® products to pest control, hospitality, janitorial and agricultural industries, Med-X, Inc. currently markets and sells its products for general pest control and agricultural applications. The Company does not track or control the specific end use of its products by customers once sold.

From time to time, customers operating in a variety of agricultural sectors, including those involved in hemp or cannabis cultivation, where permitted by applicable law, may purchase the Company’s products for general pest control or agricultural purposes. The Company does not currently target, market directly to, or otherwise participate in the cultivation, processing, or sale of hemp or cannabis products.

To the extent permitted by applicable federal and state laws in the future, the Company may evaluate potential opportunities to supply its products to legally operating hemp or cannabis agricultural operators. Any such activities would depend on regulatory developments and market opportunities, and there can be no assurance that the Company

The Company may also evaluate potential future opportunities related to hemp-derived compounds or other botanical applications; however, any such initiatives would be subject to applicable regulatory frameworks and may not occur.

We plan to supply products to the agricultural and supply industries, including Nature-Cide® brands such as Nature-Cide’s® Pest Management X2 Plus and All-Purpose formulations, which were licensed to Med-X in 2014 and 2015. We also plan to do the same with our Nature-Cide special insecticidal soil, for which Med-X and Matthew Mills were recently issued a Patent. Nature-Cide® is an all-natural essential oil insecticide/miticide/nematicide that repels and kills a wide variety of pests, including insects that are commonly known to damage agriculture crops which also includes Hemp and Cannabis crops. Nature-Cide® is owned, manufactured and distributed by PSH.

Our primary sources of revenue are expected to be revenue from Nature-Cide, Thermal-Aid Malibu Brands products and The Marijuana Times advertising dollars generated from content published on our media outlet, www.marijuanatimes.org, as well as through the sale of industry related merchandise. Currently the Company’s significant revenue is generated through Nature-Cide and Thermal-Aid. Malibu Brands has been growing steadily since its launch in the second half of 2021, while The MJT Network revenue is currently immaterial. During the six months ended June 2025, Nature-Cide accounted for approximately 54.4% of our revenue, Thermal-Aid accounted for approximately 43.6% of our revenue, Malibu Brands accounted for 2.0% of our revenue. Nature-Cide generates its revenue mostly through direct sales to distributors, both domestically and internationally, while Thermal-Aid generates revenue through distribution channels while continuing to increase its sales activity via ecommerce channels.

Revenues are earned from selling products to customers and distributors using (i) the Amazon eCommerce portal other online portals; (ii) our owned and operated eCommerce website; (iii) third party distributors; and, (iv) on occasion, direct to end user. Our earnings process is considered complete upon receipt of payment from the customer when the customer is the end user (sales generated on our eCommerce website, eCommerce reseller portals or direct to end user), and upon issuance of an invoice to our distribution partners, provided shipment and/or delivery of the purchased products has been made to the customer, with respect to sales processed online; or shipment of the product for sales made to distributors or direct to end user consumers. Revenue from our MJT Network and Malibu brands operations are immaterial to our earnings process and are recorded once the transaction is considered complete.

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Management also believes that substantial revenue can be earned from the online sale of Nature-Cide® and other products and services to medicinal use patients who are engaged in legal Hemp and Cannabis cultivation as well as the Hemp and Cannabis agricultural business, including indoor greenhouse operations. We may also earn revenue from providing consulting services to other Hemp and Cannabis industry participants. In the long run, revenue is anticipated from our ongoing product sales as well as planned Hemp and Cannabis compound identification and extraction system and our planned Cannabis products, assuming it is federally legal to do so and our research and development of those planned products and services are successful. No revenue is expected from the sale of Hemp and Cannabis or medicinal Hemp and Cannabis compounds for medical or recreational use until such sale is federally legal to do so. Management believes it will eventually see revenue from growing, harvesting and selling high quality, custom-bred Hemp and Cannabis for the California medical and recreational Hemp and Cannabis markets. As a California grower, we will approach other markets that become federally legal available in the future, if any.

Our operational expenditures are primarily related to development of The Marijuana Times platform, marketing costs associated with getting users to join our network and engage with other users, and the costs related to being a fully reporting company with the SEC. Since its inception in 2015, The Marijuana Times has built a growing network of users. This growth has been aided by the growing use of mobile applications and the popularity of the Cannabis legalization movement among young adults.

Acquisition of Pacific Shore.

In April 2018, Med-X closed an Agreement of Merger and Plan of Reorganization with its affiliate, Pacific Shore, pursuant to which Pacific Shore has become a wholly owned subsidiary of the Company. The Merger did not result in significant dilution to Med-X shareholders upon its closing on April 16, 2018. In order to prevent dilution to existing Med-X shareholders, our current Chairman and Chief Executive Officer, Mr. Mills, and PSH collectively tendered to Med-X for cancellation approximately 55 million outstanding shares of Med-X common stock on the closing. Upon closing of the Merger, we issued to Mr. Mills 10,000 shares of newly authorized super-voting Series A Preferred Stock, having de minimus economic rights (i.e. no conversion right, no dividend rights, and virtually no liquidation preference), but conferring on him 51% voting control of the Company. See “Business-Merger with Pacific Shore.” We plan to continue similar efforts to acquire other companies that have similar business models of developing natural products, as well as offering pest control services nationally. While acquisitions may form part of the Company’s long-term growth strategy, as of the date of this prospectus the Company has no active letters of intent, acquisition agreements, or other definitive arrangements relating to any potential acquisition targets. Accordingly, the Company is unable to provide a timeline for the completion of any future acquisitions. Any potential acquisitions would depend on the identification of suitable targets, the negotiation of acceptable terms, the availability of financing, and other customary conditions, and there can be no assurance that any such transactions will occur.

The primary sources of revenue for Med-X and Pacific Shore moving forward are expected to be the proceeds from continued sales of Nature-Cide and Thermal-Aid through our national distribution channels. We also expect to generate revenue from advertising and the online sale of products on the Company’s media platform, www.marijuanatimes.org. We have launched various online sales venues for this purpose, such as www.nature-cide.com, www.thermalaidproducts.com, and www.malibu-brands.com. We plan to aggressively market our Nature-Cide and Thermal-Aid brands while positioning our media venue, www.marijuanatimes.org, to attract sponsorship and advertisers as well as companies that desire to utilize the crowdfunding initiatives under the Jobs Act. During this cycle, we plan to ramp up our ready-to-use consumer version of the Nature-Cide products scheduled to be on retail shelves in 2025 and 2026.

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Nature-Cide.

Comprised of various essential oils such as cedar oil, cinnamon oil, clove oil, cottonseed oil and other botanical ingredients, Nature-Cide is a pleasantly aromatic, chemical free insecticide/pesticide/miticide/nematicide and repellent that kills or deters a variety of different pests, including cockroaches, bed bugs, ants, spider mites, white flies, caterpillars, and other pests associated pest control operations, janitorial, turf care, hospitality, transportation, public health and agriculture. Nature-Cide products are also proven in commercial and residential environments and kill or deter a wide variety of household insects including, flies, fleas, and mosquitoes, which sometimes can carry deadly diseases. The Company’s testing activities are designed to evaluate product performance under controlled and field conditions. These evaluations do not constitute clinical trials and are not intended to demonstrate statistically significant efficacy or to support regulatory approval. Actual results may vary based on environmental conditions and application methods.

Nature-Cide contains no harmful poisonous chemicals to humans most commonly found in many other insecticides and insect repellents. In addition to cedarwood oil, cinnamon oil, clove oil and cottonseed oil, Nature-Cide may also contain citronella oil, garlic oil, mint oil, peppermint oil, geranium oil, lemon grass oil, and rosemary oil, all of which are recognized by the Environmental Protection Agency (“EPA”) as FIFRA 25b MINIMUM RISK PESTICIDE compounds. Cedarwood oil is a natural repellent found to be effective in the states with swamps for eradicating mosquitoes without harming the ecosystem. By the same token, cinnamon oil is known in Guam for warding off snakes from train cars and shipping containers. One of our Nature-Cide formulas is an insecticide that kills various insects on contact, including but not limited to ants, fleas, mites, slugs, snails, silverfish, mosquitoes, cockroaches and a variety of other insects. The Nature-Cide Pest Management X2 Plus formula also acts as an effective repellent for other insects, reptiles and rodents.

Nature-Cide® is classified as a MINIMUM RISK PESTICIDE under Section 25(b) of the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”). Under FIFRA Section 25(b), products meeting certain ingredient, formulation, and labeling requirements are considered “minimum risk pesticides” and are exempt from federal registration with the U.S. Environmental Protection Agency (“EPA”). Such products must still comply with all applicable state and local regulatory requirements, including any registration, labeling, or reporting obligations. The Company believes that Nature-Cide meets these federal requirements and is therefore exempt from EPA registration, but the product remains subject to state-level oversight in jurisdictions where it is distributed.

Unlike other repellents and insecticide products which contain toxic chemicals, Nature-Cide is safe for use in all environments when used as directed. Pacific Shore has developed several formulations of Nature-Cide for use indoors, outdoors, on humans, and on pets. As of July 31, 2014, the Nature-Cide All-Purpose and Pest Management X2 Plus insecticide formulations have been registered in states that require EPA registration if the Company sells in that state. In addition, the Colorado, Oregon and Washington Departments of Agriculture have approved the Nature-Cide All-Purpose product for use on cannabis crops grown in those states. The Company’s is developing multiple new formulations of Nature-Cide products which are yet registered and accordingly is not yet sold.

Nature-Cide®’s research and development and field testing has evolved into a Pest Management Service, a division of Pacific Shore Holdings, which is recognized and licensed in the State of California as a state applicator. Pacific Shore holds a Qualified Applicators License (#133658) issued by the California Department of Pesticide Regulation (“CDPR”) for agricultural and landscape pest management services in both commercial and residential settings. The Qualified Applicators License is valid through its expiration date of December 31, 2027, and to obtain such a license, individuals must meet education and training requirements, demonstrate knowledge of pesticide safety, application techniques, and applicable state and federal regulations. Pacific Shore maintains all applicable business and agricultural licenses required to operate pest management services in California in compliance with state law.

Nature-Cide products have been field tested for over eight years on ranch homes in the Santa Monica Mountains, from Bel Air to Malibu as well as being third party tested in laboratory settings. Nature-Cide’s research and development and field testing has evolved into a Pest Management Service, a division of Pacific Shore, and is now recognized and licensed in the State of California as a state applicator with a Qualified Applicators License # 133658 for agricultural and landscape use in commercial and residential settings. The Nature-Cide® products and services division provides general agricultural pest management products and related pest management services through its distribution partners, including to small hemp and cannabis cultivators in Southern California. The Company does not directly cultivate, distribute, or sell cannabis products, and any engagement with such operators is limited to the sale and application of general pest management products and services in compliance with applicable federal and state laws.

Nature-Cide products are currently offered nationally to commercial pest control, janitorial, hospitality, transportation, turf care and agricultural professionals nationally through various commercial distributors such as TSP, VES, ENX, PCS and FOR Collectively the pest management market encompasses a wide variety of sectors that encompass a substantial revenue stream worldwide. The demand for all-natural products like Nature-Cide is becoming continuous as regulatory bodies continue to ban traditional poisonous pest control applications around the world. Currently Nature-Cide products are being utilized by a gamut of professional applicators using the products in such places as school districts, hospitals, hotels/motels, zoos, food plants, livestock farms, greenhouses, passenger rail cars, passenger and cargo aircraft and agricultural settings including hemp and cannabis cultivation. In 2017 TSP’s parent company, “Rentokil Initial”, began testing Nature-Cide in Hong Kong, Macau, China and Mumbai, India. Results from testing warranted an immediate focus on registration in Hong Kong, Macau and Mumbai, where product orders have been received and usage has commenced. At the request of Rentokil Initial operations in multiple countries such as New Zealand, Australia, Singapore, Malaysia, where we are now focused on testing protocols for Nature-Cide products, ENX is working to supply Rentokil Initial pest control operations in various location around the world, which include the counties listed above. In early 2018, VES , has now begun ordering the full Nature-Cide line within the United States.

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In January 2023, one of our Nature-Cide distribution customers, Pest Control Supplies, came forward with a plan to begin registration of the Nature-Cide products within the Caribbean Island countries. As of January 2023, product applications for Nature-Cide All-Purpose Commercial Concentrate, Nature-Cide Granular, Nature-Cide Insecticidal Dust, and Nature-Cide Pest Management X2 Concentrate have been submitted for registration in Barbados, St. Lucia, Trinidad and Guyana. In May 2023, with an approval of the above products in Trinidad, Tabago, St Lucia and Guyana, the first order in Guyana was shipped.

In January 2019, the Nature-Cide team was invited to participate in platinum marketing designation with TSP and VES. For the Company to participate in this high level of marketing within these distribution venues, the Company needed to have established a demand for its products nationally. Its products must already be positioned within most of the customers and multiple distribution centers throughout the country. The Company has been doing business with TSP and VES for more than three years and has established a solid customer base around the United States which has enabled the Company to position its products within the distributor’s platinum marketing programs. The Company participates in the highest-level marketing campaigns and has not made any payments to attain this status. We have attended annual sales meetings various location throughout the United States such as but not limited to Savannah GA, Las Vegas NV and Fort Worth TX with TSP and Chicago IL with VES . During these meetings, both distributors announced that Nature-Cide will be represented as a top-level platinum sponsor, and our Nature-Cide product line will be presented to the entire customer base of both distributors, which consists of over 15,000 customers nationally. Going forward, due to the platinum sponsorship designation, Nature-Cide will be showcased as a go to 25b minimum risk green program. We are working closely with two of its distributors, TSP and VES , to distribute samples and information to both customer bases, and collectively monitor and record results from the applications of Nature-Cide in places around the country as well as in Asia, for social media to share with potential new customers who can understand the vast amount of applications that can be realized for the Nature-Cide brand. TSP and VES have solid footprints in the USA as suppliers of products for pest control, turf grass care, and for professional use in the hospitality, parks and recreation, transportation, sanitation, and golf care industries, as well as the recent addition of the hemp and cannabis cultivation industry. Management of the Company as well as distributor management agrees that the 25b minimum risk market has a solid future in the pest control sector. VES and TSP, along with TSP’s parent company, Rentokil Initial as well as ENX, are constantly working with the Nature-Cide team to deploy and plan ways that the product can be utilized, and to build scalable programs for the various industries where Nature-Cide can receive the best positioning for long term sales growth.

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Due to the continued planning and sponsorship coupled with the positive reception of Nature-Cide by the professional end user, the Nature-Cide product development team has entered into discussions with TSP product development personnel to create a unique product designed for turf grass applications in golf and other turf grass venues, including parks and recreation, by combining Nature-Cide with a blend of TSP Turf Fuel for the golf and turf care industries. The Turf Fuel and Nature-Cide product blend is currently in laboratory development. The Company is also in discussion with TSP management to register Nature-Cide in Canada. In 2017, Nature-Cide announced a new compressed air 16-ounce all-purpose insecticide prototype which was eventually produced for professional use. Due to the response and continued professional usage, along with social media promotion, we are in the process of finalizing development of a ready to use group of compressed air products to release to consumers. These products consist of the All-Purpose which was released in early 2020, Flea & Tick, Insect Repellent, and an outdoor formulation that is expected to be released in 2025.

Thermal-Aid Headache Relief System. One of our former directors, Dr. Hyson, is the inventor and grantee of three patents which have been licenced to Pacific Shore to commercialize the Thermal-Aid Headache Relief System and Malibu Brands Pain Relief Cream. Patent details are as follows:

DEVICE AND METHOD FOR TREATMENT OF HEADACHE

Patent Number 5,700,238

Date Granted: December 23, 1997 – United Stated Patent Office

MEDICATED WRAP

Patent Number 6,313,370 B1

Date Granted: November 6, 2001 - United Stated Patent Office

MEDICATED WRAP

Patent Number: 7186260

Date Granted: March 6, 2007 - United Stated Patent Office

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The license agreement with Dr. Hyson was executed in June 2012 for an initial five (5) year term with automatic annual 12-month renewal unless earlier terminated as provided for in the license agreement. As of December 31, 2024 we have paid to Dr. Hyson aggregate royalties of $26,302 and have accrued royalties of $491 as of December 31, 2024. The patents have since expired and we are using the technology and case study covered by these patents to market additional private label consumer products under our brand to address headache pain relief, both migraine and tension.

Nature-Cide License and Patent Application. Pacific Shore has an exclusive royalty-free worldwide master license from Matthew Mills, one of the founders of the Company and Pacific Shore, to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by Pacific Shore or its insolvency. Upon the closing of the Merger on April 16, 2018, a Nature-Cide sublicense agreement between Pacific Shore, as sublicense or, and Med-X, as sublicensee, was merged and terminated. Accordingly, Pacific Shore can sell Nature-Cide directly to all potential customers for the product throughout the world.

In June 2015, Med-X filed a patent application with the United States Office of Patents and Trademarks for its process of infusing Nature-Cide and other beneficial substances into growing soil for the agricultural and hemp and cannabis industries. Mr. Mills, our Chief Executive Officer, is named as the inventor. The patent was granted October 19, 2021 with Patent No. US 11,147,266 B2. Med-X plans to market and sell its Nature-Cide insecticidal soil to hemp, cannabis and other mainstream agricultural cultivators.

The license agreement with Matthew Mills has no termination date as exhibited in Exhibit 6.5. The license agreement has a one-year term that automatically renews each year for one additional year unless terminated by either party for any reason or no reason at least 30 days prior to the expiration of the term. The licensor owns all improvements to products that pertain to any and all license agreements. The licensee bears the expense and responsibility for prosecution and maintenance of the licensed intellectual property. Additionally, the license shall continue for a period of one year from January 15, 2010 (the “Effective Date”) and thereafter, shall be automatically renewed by mutual written agreement of the licensor and licensee, for successive one year periods as provided in the license agreement. The term of the license agreement will automatically renew each year for one additional year unless terminated in writing by either party for any reason or no reason at least thirty (30) days prior to the expiration of the term, in which case the term ends, the license will no longer be in effect.

The MJT Network. We also operate the MJT Network® through our online media platform, www.marijuanatimes.org, which publishes media content regarding cannabis and hemp industries to generate revenue from advertisers and traffic optimizing venues. This platform has been publishing cannabis industry news and information since its launch in July 2015. The content is designed to cover a wide variety of topics relating to the cannabis and hemp industries on an ongoing basis, including news and current events, as well as the business, financial, legislative, legal, cultural, medical, scientific and technological aspects of the industry on a national and international level. Stories, columns, advice and analysis may come from a combination of regular consultants, contributors, freelance and staff writers, our personnel and public news sources. Once capitalized in late 2024 and 2025, we plan to eventually add online ecommerce to the MJT Network website, offering branded industry products for sale from third party suppliers and from its own product lines, subject in all cases to compliance with applicable federal and state law. The network includes smart phone and tablet applications, and its original content is distributed across several digital platforms including web, native iOS, Vimeo Video, YouTube, Apple Podcast Audio and Apple News. At this time, it is uncertain if and when the Company will add e-commerce to the www.marijuanatimes.org website.

The MJT Network® is Med-X, Inc.’s online media platform hosted on www.marijuanatimes.org, which has been publishing cannabis and hemp industry news since July 2015. The platform generates revenue from advertisers and traffic optimization strategies and provides content covering a broad range of topics, including news, current events, business, financial, legislative, legal, cultural, medical, scientific, and technological aspects of the cannabis and hemp industries, both nationally and internationally. Content is contributed by consultants, freelance and staff writers, Company personnel, and public news sources. The MJT Network is accessible through web, smartphone, and tablet applications, with its original content distributed via digital platforms such as iOS applications, Vimeo, YouTube, Apple Podcasts, and Apple News.

As of the beginning of 2026, the Company is evaluating the potential integration of e-commerce capabilities into the MJT Network platform, which could enable the sale of branded industry products from third-party suppliers and the Company’s own product lines, subject to compliance with applicable federal and state laws. The Company has not commenced development of such e-commerce functionality, and no definitive timeline has been established for its potential implementation.

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Distributors

Most of the Company’s revenue is generated through a number of large distributors. Currently, Nature-Cide products are distributed by multiple pest control distributors such as VES, TSP, ENX, PCS, BWI, PRE, SO and FOR and deployed to hundreds of pest control companies nationwide. Nature-Cide products can also be found within the Amazon, Kroger and Walmart marketplaces. You can see some of these customers within our partner network using the following link: https://nature-cide.com/pages/store-locator. We also have begun supplying our products to Rentokil International in various countries such as India , Singapore and Hong Kong.

For the year ended December 31, 2025, the Company received 31% of its revenue from two customer; specifically 12% from Target Specialty Products and 19% from Veseris. For the year ended December 31, 2024, the Company received 29% of its revenue from two customers, specifically 16% Target Specialty Products and 13% from Veseris. Our relationship with our distributors is demand driven and the Company is set up within their distribution system as a supplier. There are no contracts in place at this time as the distributors do not require a written agreement. We cannot guarantee that we will be able to generate similar levels of sales from our largest customers in the future. Should one or more of these customers substantially reduce their purchases from us, our results of operations could be materially adversely affected. We anticipate this concentration to continue for the foreseeable future.

Vendors

The Company uses single supplier relationships for its raw materials purchases and filling capacity due to the unique formulation and components of each product line, which potentially subjects the Company to a concentration of business risk. If these suppliers had operational problems or ceased making product available to the Company, operations could be adversely affected.

The Company had two vendors that accounted for 80% of purchases during the year ended December 31, 2024. Specific concentration for the two vendors were Berje with approximately 42% and Actions & Company 38%.

The Company had two vendors that accounted for 76% of purchases during the year ended December 31, 2024. Specific concentration for the two vendors were Berje with approximately 50% and Actions & Company 26%.

If significant suppliers become unable or unwilling to provide inventory in a timely manner, the Company believes that other suppliers are available to provide similar inventory at comparable prices.

Business of Pacific Shore

Pacific Shore is a Delaware corporation which, through its 99% owned subsidiary, Pacific Shore Holdings, Inc., a California corporation formed in January 2010 (hereinafter, “PSH-CA”), is engaged in the business of product development, distribution, and marketing. On December 31, 2012, Pacific Shore, which prior to this date was an inactive public shell company without material assets or liabilities, consummated the acquisition of PSH-CA, a privately-held company, through a share exchange (the “Business Combination”). The closing of the Business Combination resulted in PSH-CA’s security holders becoming the controlling security holders of Pacific Shore, and PSH-CA becoming a 99% owned subsidiary of Pacific Shore. Pacific Shore had a trading symbol, “PSHR”, which we expect will remain inactive for the foreseeable future. Pacific Shore’s Chairman and Chief Executive Officer, Matthew Mills, is the President, a director, and a principal shareholder of Med-X, Inc.

Pacific Shore manufactures and distributes two 100% natural essential oil products owned by us, Nature-Cide and Malibu-Brands. Our Nature-Cide products have been tested in various regions across the United States and in Asia with positive results by multiple pest control companies, hotel and motel operators, agricultural personnel for various pests, and fire department personnel for snake control. Extensive testing by us and an independent third-party laboratory also indicates that our Nature-Cide products kill or deter a wide variety of pests, including but not limited to bed bugs, ants, fleas, ticks, cockroaches, crickets, and stink bugs, while repelling and or deterring various birds, rodents, and reptiles.

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After years of research and development, in February 2014, we became a certified and licensed pest control applicator in California for agricultural commercial pest control. In July 2015, we received our pest control business main license and officially launched as a California licensed pest control company in Los Angeles, California. In 2016, we became licensed to maintain landscaping in residential and commercial settings and we obtained our applicator license, which allows us to provide pest control services for agriculture and landscape. Our pest management service is growing and is servicing numerous ranch style and upscale homes and properties in Los Angeles and Ventura Counties. Management’s intention is to partner with other pest control service companies to offer the services and methods of our Nature-Cide service division as the Nature-Cide brand matures in the pest control, janitorial, transportation, and hospitality arenas. We also plan to increase its service footprint nationally by acquiring other established pest control service businesses that practice Integrated Pest Management protocols, if we have sufficient capital or financing to do so.

In 2014, as required for sale, we began registering our Nature-Cide products with multiple state Environmental Protection Agency (“EPA”) offices around the country. Our Ready to Use Nature-Cide All-Purpose Insecticide, Flea & Tick Insecticide, and Nature-Cide All-Purpose Commercial Concentrate in one and five-gallon containers for indoor and outdoor professional use were our first products to be registered with state EPA offices in 39 states. In 2016, we registered our Nature-Cide Ready to Use Outdoor insecticide as well as our Pest Management X2 Commercial Concentrate in sixty four ounce, one, two and a half, five, and 55 gallons for outdoor professional use. In 2018, Pacific Shore developed and released two new products, the Nature-Cide Insecticidal Dust for indoor and outside use, and Nature-Cide Pest Management Granular, for outdoor use. Both of the products are also in the process of being registered where applicable.

Currently the Nature-Cide products are positioned with national distributors including TSP, VES ENX, PCS, BWI, SO and FOR. Nature-Cide and its distributors have been able to promote Nature-Cide as a recognizable product line in the pest control industry in multiple states, as well as to promote the brand in social media (i.e. Facebook, Twitter, and LinkedIn). TSP, headquartered in Santa Fe Springs, California has approximately 35 distribution centers nationally, VES/UNI has approximately 30 distribution centers nationally, and Forshaw has 12 locations nationally and ENX has distribution offices in more than 29 countries.

We are currently selling Thermal-Aid and the Thermal-Aid Zoo online through various web sites including but not limited to FSAStore.com, Walmrt.com and Amazon.

Thermal-Aid

Thermal-Aid is a line of heating and cooling products intended for general comfort and wellness use for humans and animals The product range includes:

•	Thermal-Aid Zoo®: Child-friendly, animal-shaped heating and cooling packs.
•	Thermal-Aid Headache Relief System®: a product designed for consumer use in connection with head and neck comfort
•	Traditional Thermal-Aid Packs: for general comfort applications, including use following physical activity.

Thermal-Aid products are made from all-natural materials, including a proprietary corn-based filler that retains temperature for extended periods while preventing mold formation. The Thermal-Aid line is distributed through e-commerce platforms like Amazon and Iherb, retail chains pharmacies such as Kroger, and independent pharmacy’s as well as healthcare-focused distributors.

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Our chairman and founder, Mr. Mills, has licensed two trademarks to the Company on a royalty free basis that he recently acquired for “Thermal-Aid” and “Nature’s Therapeutic Source.” He also owns two patents related to Thermal-Aid that recently expired. The first was a patent for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler. The second was for a thermal device and ornamental design for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler that may have the general appearance of a child’s toy or other configuration. Our chairman and founder Matthew Mills, has granted us an exclusive worldwide royalty-free license to utilize and sublicense these trademarks to market, distribute, and sell Thermal-Aid, for which he was issued 4,605,337 shares of PSH-CA’s common stock which he subsequently exchanged for shares of our common stock (the “License Agreement”). Mr. Mills has not received any payments to date under this License Agreement. There are no milestones and no royalty rate associated with the License Agreement. The License Agreement was entered into as of January 15, 2010 (the “Effective Date”) and the initial term of the License Agreement was for a period of one year from the Effective Date. Thereafter, the License Agreement automatically renews each year for an additional year unless terminated in writing by either party to the License Agreement at least 30 days prior to the termination of the then current term. During the term, the license is exclusive to the Company. There have been no payments made to date and there are no milestones payments in the License Agreement.

On June 22, 2012, we entered into an exclusive license agreement with Dr. Hyson, d.b.a. Hyson Medical Products, pursuant to which we were granted an exclusive license to utilize three patents currently owned by Dr. Hyson: (1) Device and Method for Treatment of Headache - 5,700,238 (December 23, 1997), (2) Medicated Wrap - 6,313,370 (November 6, 2001), and (3) Medicated Wrap - 7,186,260 (March 6, 2007). We are using the technology and case study covered by these patents to market additional private label consumer products under our brand to address headache pain relief, both migraine and tension. The patents licensed to us from Dr. Hyson have since expired. The expired patents are not currently material to the Company’s ongoing operations or competitive position. Dr. Hyson already sells his own line of headache pain relief and medicated wrap products for consumers. We have a license to utilize these patents for any branded products developed by us during the term of the license agreement. For such branded products, Dr. Hyson receives a license fee equal to 5% of net sales made by us of those products. There are no milestone payments associated with this license agreement. We will own the intellectual property to all of our branded products developed under this license agreement. The initial term of the license agreement is five (5) years with options exercisable for one-year extensions, subject to termination after two (2) years if by then we have not brought a branded product to market. We commercialized this technology within two (2) years by the launch of our Thermal-Aid Headache Relief System.

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Patents and Trademarks

Below is a list of the Company’s patents and trademarks as of October 13, 2026:

Med-X Patent and Trademark Summary

Country	Official No.	Title	Case Status	Property Type
USA	88/218348	THE MARIJUANA TIMES IC 41	Pending	Trademark
USA	88/218390	M. THE MARIJUANA TIMES (stylized) IC 41	Pending	Trademark
USA	88/243436	MALIBU BRANDS (logo) IC 5	Pending	Trademark
USA	88/243444	MALIBU BRANDS (logo) IC 25	Pending	Trademark
Canada	2931915	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF	Published	Patent application; Anticipated expiration date May 31, 2036; Composition of matter and method patent
USA	11,147,266	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (non-provisional)	Issued	Patent; Expiration date May 31, 2036; Composition of matter and method patent
USA	62/170320	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (provisional)	Expired	Provisional Patent Application
USA	17/502228	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (non-provisional)	Published	Pending patent application; Anticipated expiration date May 31, 2036; Composition of matter and method patent

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Below is a list of Pacific Shore Holdings’ patents and trademarks as of  October 13, 2026:

Pacific Shore Holdings Patent and Trademark Summary

Country	Official No.	Title	Case Status	Property Type
Australia	1366146	ENERGY-X IC 3	Registered	Trademark
Australia	1366144	BURNER BALM IC 3	Registered	Trademark
Canada	1788556	NATURE-CIDE IC5 (owner: Matthew Mills)	Allowed	Trademark
China	21017818	NATURE-CIDE IC5 (owner: Matthew Mills)	Registered	Trademark
China	7911478	BURNER BALM IC 3	Registered	Trademark
China	1559469	THERMAL AID ZOO (stylized) IC 10	Registered	Trademark
China	15519468	THERMAL AID logo IC 5 & 10	Registered	Trademark
EU	0085884203	PERFORMANCE-X IC 3, 5 & 35	Registered	Trademark
EU	008583932	BURNER BALM IC 3, 5 & 35	Registered	Trademark
EU	008584088	ENERY-X IC 3, 5 &35	Registered	Trademark
Japan	5318604	ENERY-X IC 3	Registered	Trademark
Japan	5329859	BURNER BALM IC 3	Registered	Trademark
Korea	40-855739	ENERY-X IC 3	Registered	Trademark
Korea	40-0855633	BURNER BALM IC 3	Registered	Trademark
New Zealand	825514	BURNER BALM IC 3	Registered	Trademark
New Zealand	825515	ENERGY-X IC 3	Registered	Trademark
Thailand	756974	BURNER BALM IC 3	Registered	Trademark
USA	3753893	BURNER BALM IC 3 & 5	Registered	Trademark
USA	3777982	ENERGY-X IC 3	Registered	Trademark
USA	3628026	NATURE-CIDE IC 5 (owner: Matthew Mills)	Registered	Trademark
USA	3777984	ENERGY-X IC 5 (lip balm)	Registered	Trademark
USA	4444076	ENERGY-X IC 30	Registered	Trademark
USA	3064560	THERMAL AID IC 10 (suppl. Reg.)	Registered	Trademark
USA	4190596	ENERGY X IC 5 (gum)	Registered	Trademark
USA	6074312	THERMAL-AID	Registered	Trademark
USA	7182777	THERMAL DEVICE AND METHOD	Issued	Patent; Expiration date Feb. 9, 2024; Composition of matter patent
USA	7179280	THERMAL DEVICE	Issued	Patent; Expiration date Feb. 9, 2024; Composition of matter patent

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Competition

The sale of insecticides and other products for business and consumer customers are intensely competitive. We expect competition to intensify further in the future. Barriers to entry are relatively low. Current and new competitors can launch new products and can compete in the marketplace. We currently compete or potentially will compete with a number of other companies such as Bayer, Ecolabs, Envincio and Essentra, whose numbers will increase in the future, many of which are larger and possess greater human and capital resources than us, and already have well-established brand recognition. We face competition for readers and advertisers for our online news service. Nature-Cide will encounter intense competition from other all-natural and chemical-based pesticides that have been on the market for years, including those designed for the agricultural markets such as cannabis cultivators. Management believes we can compete effectively, but we cannot assure that competition will not impair the maintenance and growth of our planned businesses.

Government Regulation

We are subject to government regulations in the conduct of its business which tend to increase costs and potentially have a material adverse impact on our operating results, financial condition and business performance, including but not limited to (1) employment laws generally applicable to all businesses, including laws covering wages, working conditions, health, safety, working hours and similar matters, (2) laws designed to protect the environment, including those applicable to farming operations, (3) laws enforced by the Federal Trade Commission (“FTC”) and equivalent state agencies governing advertising and representations made by businesses, and (4) laws enforced by the FDA which govern safety and claims made with respect to food and other products consumed by the public. See “Risk Factors – Risks Relating to Our Business - Our business is subject to various government regulations.”

Below is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where we may become involved, through our subsidiaries, in the cannabis industry.

The United States federal government regulates drugs in large part through the CSA. Marijuana, which is a form of cannabis, is classified as a Schedule I controlled substance. As a Schedule I controlled substance, the U.S. Drug Enforcement Agency (the “DEA”) considers marijuana to have a high potential for abuse. Three is no currently accepted medical use in treatment in the United States nor an accepted safety for use of the drug under medical supervision. The federal government classifies cannabis having a THC concentration of greater than 0.3% as marijuana. Cannabis with a THC concentration below 0.3% is classified as hemp.

The scheduling of marijuana as a Schedule I controlled substance is inconsistent with what we believe to be widely accepted medical and recreational uses for marijuana by physicians, researchers, patients, and consumers. Moreover, as of December 29, 2025, and despite the clear conflict with federal law, at least 40 states and the District of Columbia have legalized marijuana for medical use, although Mississippi’s medical cannabis legalization measure is under challenge. Twenty-four of those states and the District of Columbia have legalized the adult-use of cannabis for recreational purposes.

Unlike in Canada, which uniformly regulates the cultivation, distribution, sale, and possession of marijuana at the federal level under its Cannabis Act, marijuana is largely regulated at the state level in the United States. Although certain states and territories of the United States authorize medical or adult-use marijuana production and distribution by licensed or registered entities, under the CSA, the possession, use, cultivation, and transfer of marijuana and any related drug paraphernalia is illegal. Although our activities are compliant with the applicable state and local laws in the states in which we plan to operate, strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under United States federal law nor provide a defense to any federal criminal action that may be brought against us.

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In 2013, as more and more states began to legalize medical and/or adult-use marijuana, the federal government attempted to provide clarity on the incongruity between federal law and these state-legal regulatory frameworks. Until 2018, the federal government provided guidance to federal agencies and banking institutions through a series of DOJ memoranda. The most notable of this guidance came in the form of a memorandum issued by former U.S. Deputy Attorney General James Cole on August 29, 2013 (the “Cole Memorandum”). The Cole Memorandum offered guidance to federal agencies on how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states and quickly set a standard for marijuana-related businesses to comply with. The Cole Memorandum put forth eight prosecution priorities:

1.	Preventing the distribution of marijuana to minors;

2.	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs and cartels;

3.	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

4.	Preventing the state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

5.	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

6.	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

7.	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

8.	Preventing marijuana possession or use on federal property.

On January 4, 2018, former U.S. Attorney General Sessions rescinded the Cole Memorandum by issuing a new memorandum to all United States Attorneys (the “Sessions Memo”). Rather than establishing national enforcement priorities particular to marijuana-related crimes in jurisdictions where certain marijuana activity was legal under state law, the Sessions Memo simply rescinded the Cole Memorandum and instructed that “[i]n deciding which marijuana activities to prosecute.. with the [DOJ’s] finite resources, prosecutors should follow the well-established principles that govern all federal prosecutions.” Namely, these include the seriousness of the offense, history of criminal activity, deterrent effect of prosecution, the interests of victims, and other principles.”

President Biden’s Attorney General, Merrick Garland, was confirmed by the United States Senate on March 10, 2021. It is not yet known whether the DOJ under President Biden and Attorney General Garland will re-adopt the Cole Memorandum or announce a substantive marijuana enforcement policy. Attorney General Garland indicated at a confirmation hearing before the United States Senate that it did not seem to him to be a useful use of limited resources to pursue prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise.

Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of marijuana will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to marijuana (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current federal law. Currently, in the absence of uniform federal guidance, as had been established by the Cole Memorandum, enforcement priorities are determined by respective United States Attorneys.

In December of 2025, President Trump issue an executive order changing cannabis from a schedule 1 classification to a schedule 3 classification. This scheduling update will likely witness legal challenges from anti-cannabis organizations along with the order must go through the formal rule making process. The changes would likely open up the opportunity for extensive cannabis related research as well as soften banking and finance related hurdles related to the conducting business in the cannabis industry but does not have an effect on the Company’s business at this time.

In order to participate in either the medical or recreational sides of the marijuana industry in California and elsewhere, all businesses and employees must obtain badges and licenses from the state and, for businesses, local jurisdictions. California became the first state to allow medicinal cannabis use when voters passed the Compassionate Use Act in 1996. Today, cannabis is legal in California for both medicinal and adult (recreational) use.

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Relevant California Statutes

The main statute for cannabis businesses in California is in the Business and Professions Code. It is called the Medicinal and Adult Use Cannabis Regulation and Safety Act (“MAUCRSA”). MAUCRSA sets up a basic framework for licensing, oversight and enforcement related to cannabis businesses.

Relevant California Regulations

The California Department of Cannabis Control makes regulations for cannabis businesses. These regulations specify:

•	License application procedures;
•	Rules for running a cannabis business;
•	What can and cannot be made into a cannabis product, and what ingredients can and cannot be used;
•	Packaging requirements to prevent contamination and to inform consumers about what’s inside;
•	The testing that each product must pass before it can be sold; and
•	Enforcement actions that may be taken if a business is not following the rules.

Equity Ordinances in California

Some cities and counties in California have ordinances for equity programs to help people negatively affected by the federal "war on drugs” policies from the 1970s and create a more inclusive marketplace. Each ordinance supports equity applicants in different ways, such as:

•	Faster application processes;
•	Assistance during the licensing process;
•	Help with operating your business; and
•	Direct financial support

Laws and regulations affecting the adult-use marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state, and federal adult-use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Blumenauer Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds DOJ. The Rohrabacher-Blumenauer Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, the Ninth Circuit Court of Appeals ruled in United States v. McIntosh that the Rohrabacher-Blumenauer Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state legislation titled the Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical issues. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA. These developments previously were met with a certain amount of optimism in the cannabis industry, but, as of the date of the filing of this registration statement of which this prospectus is a part, (i) neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted, and (ii) the Rohrabacher-Blumenauer Amendment, being an amendment to an appropriations Bill that must be renewed annually, has not currently been renewed beyond February 18, 2022.

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Regulatory Considerations

Pursuant to EPA guidelines, the Company’s currently sold Nature-Cide products are a minimum risk pesticide. Because the EPA has determined that certain “minimum risk pesticides” pose little to no risk to human health or the environment, the EPA has exempted them from the requirement that they be registered under the Federal Insecticide, Fungicide, and Rodenticide Act. Generally, the FDA does not review products that claim to meet the criteria for determining whether a product is exempt from pesticide regulation. Rather, the producer of the product is responsible for evaluating whether the product meets the criteria.

Although the FDA does not require “minimum risk pesticides” to be registered, various states require product label registration. The Company’s Nature-Cite products are registered in the following states: Alabama, Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming.

The Company recently entered into an international distribution agreement with Ensystex, Inc., an international pest control distributor to distribute our Nature-Cide products in certain countries See “Business-Distributors”. These countries have their own licensing requirements which must be complied with prior to the sale of such products. Pursuant to the distribution agreement, Ensystex is responsible for the costs and administrative efforts in obtaining such licensing. The Company expects the licensing to be done on a country-by-country basis throughout the first half of 2024. To the extent that the process takes longer than expected to accomplish, the Company will not be able to generate sales in such markets until the necessary licenses are obtained.

The Company believes that its Thermal-Aid product is Class 1 medical device exempt from FDA requirements. The product is basically used and treated as a heating and cooling pack which is exempt from FDA registration. The Company does not believe that its Malibu Brands product is subject to FDA registration as it is a homeopathic cream which does not require registration with the FDA. The MJT Network does not produce or sell any products. It is merely an industry publication that features stories focusing on companies who are involved in the cannabis industry. Accordingly, the Company does not believe that the activities of the MJT Network are subject to any government regulation.

Employees

As of May 31, 2026, we had eighteen (18) full-time employees, five of whom are executive officers of Med-X. We plan to actively hire employees at such time as we have sufficient capital or financing to fund the expanded launch of its business plan.

Property

Effective October 15, 2025, Pacific Shore along with Med-X entered into the 2nd Amendment to the Lease of 8236 Remmet Avenue Canoga Park, CA 91304 in order to extend the term of the lease for an additional five years, or until October 14, 2030. The facility is approximately 30,000 square feet of which Med-X currently occupies approximately 2,500 square feet of office space. Pacific Shore leases that space from an unaffiliated landlord pursuant to a five-year commercial lease that was renewed for an additional five years in October 2020 in an arms-length transaction (See Note 7 to the financial statements). The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area. We currently pay $35,926 a month for rent for this facility.

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Seasonality

Our operations may be materially affected by seasonality for pest control operations and agriculture. Nature-Cide is likely to have high sales volumes during the spring and summer months when insects and pests are more likely to be present and agricultural operations are at their peak. Lower sales volumes may be experienced at other times during the year. With hopes of expansion into equatorial and southern hemisphere markets the company hopes to balance these seasonal risks more efficiently.

Credit Facilities

Pathward Bank (previously Crestmark bank)

On November 27, 2012 the Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of June 30, 2026, December 31, 2025 and December 31, 2024, the outstanding balance was $169,189, $97,776 and $49,257, respectively.

The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing.

The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

Line of Credit Agreement

On August 6, 2022, the Company entered into a Line of Credit Agreement with two of its Executive Officers. The line of credit provides for advances as needed up to a maximum of $500,000 for working capital. As originally executed, the amount outstanding on the Line of Credit was due and payable on the earlier to occur of (a) Event of Default or (b) the effective date the Company lists on a public stock exchange or one year from the Execution Date. Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit agreement or documentation; material defaults under any term of the Line of Credit which has been noticed and remains uncured for thirty (30) days.

On August 1, 2023, Med-X and the Lenders agreed to an Amendment to the Line of Credit Agreement such that Maturity was the earlier of (a) the effective date the Company lists on a public stock exchange or (b) on demand upon thirty (30) days written notice by the Lenders. Effective April 13, 2026, Med-X and the Lenders further amended the obligation so that the entire principal indebtedness, together with all accrued and unpaid interest, is due and payable in full on April 13, 2028. On September 8, 2026, the Company and the Lenders entered into a Third Amendment to Promissory Note and Line of Credit Agreement, which restates the definition of Maturity Date in the Line of Credit Agreement as April 13, 2028 and limits voluntary prepayment before that date. The Company may prepay the outstanding principal in whole or in part prior to maturity, without premium or penalty, only if all principal, accrued interest, fees and other amounts then due and payable to Streeterville Capital, LLC have been paid in full and the Company determines in good faith, evidenced by a written certification of its Chief Financial Officer, that the prepayment would not reasonably be expected to cause, contribute to or exacerbate substantial doubt regarding its ability to continue as a going concern for the twelve months following the prepayment and would not materially impair its ability to pay its obligations as they become due. These restrictions apply only to voluntary prepayments before the Maturity Date and do not change the Maturity Date. As of June 30, 2026, December 31, 2025 and December 31, 2024, the Company has drawn $499,617 against the Line of Credit Agreement and incurred interest expenses of $19,430 and $22,248 for the six months ended June 30, 2026 and 2025, respectively, and $42,909 and $47,240 for the years ended December 31, 2025 and 2024, respectively. Included in accounts payable as of June 30, 2026, December 31, 2025 and December 31, 2024 are interest payable of $5,695, $5,805 and $5,717, respectively. As a result of the April 13, 2026 amendment, the $499,617 of principal outstanding is classified as a non-current liability as of June 30, 2026; the corresponding balance as of December 31, 2025 remains classified as a current liability. Additionally, the Promissory Note is a debt obligation and does not include any conversion features. The outstanding balance under the Promissory Note will not be converted into shares of the Company’s common stock in connection with the Company’s direct listing or otherwise.

Corporate Information

We were formed in February 2014 in Nevada. Our subsidiaries consist of Pacific Shore Holdings, Inc., a Delaware corporation, and Pacific Shore Holdings, Inc., a California corporation. Our executive offices are located at 8236 Remmet Avenue, Canoga Park, California 91304 and our telephone number is (818) 349-2870. Our website address is www.MEDX-RX.com. Information contained on, or accessible through, our website is not a part of this offering statement.

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MANAGEMENT

Executive Officers and Directors of Med-X

The following table sets forth the names and ages of all of our directors and executive officers as of the date of this prospectus. Our Board is currently comprised of seven members, who are elected annually to serve for one year or until their successor is duly elected and qualified, or until their earlier resignation or removal. Executive officers serve at the discretion of the Board and are appointed by the Board.

Name	Position	Age	Term of Office

Dr. David E. Toomey	Chief Science Officer	61	Inception to Present (1)

Matthew A. Mills	Chairman of the Board and Chief Executive Officer	61	Inception to Present (1)

Ronald J. Tchorzewski	Director and Chief Financial Officer	76	Inception to Present (1)

Jennifer J. Mills	Director, President and Corporate Secretary	55	Inception to Present (1)

Nick Phillips	Chief Media Officer	43	September 19, 2019 to Present

Mary Kay Wilson(2)	Director	68	July 18 to Present(1)

Dr. Allan Kurtz(2)	Director	68	April 15, 2015 to Present(1)

Fred Dashiell, Jr. (2)	Director	84	July 1, 2018 to Present(1)

Michael Kuntz(2)	Director	62	October 29, 2021 to Present(1)

__________

(1)

This person serves in the indicated position until the person resigns or is removed or replaced by a duly authorized action of the Board or the shareholders. This person has been in the indicated position with the Company since the Company’s inception in February 2014, or since the date indicated, if not since inception.

(2)	This person is an independent director of the Company.

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David E. Toomey, D.O., A.C.O.F.P., has served as our Chief Science Officer since our inception. Dr. Toomey was a member of our board of directors from our inception until October 21, 2021. From our inception in February 2014 until October 2021, Dr. Toomey was the Company’s Chief Executive Officer. In October 2021, Dr. Toomey resigned as our Chief Executive Officer and became the Company’s Chief Science Officer. He has been the Executive Vice President and a Director of Pacific Shore Holdings, Inc. since its inception in December 2007. Dr. Toomey is a board-certified family physician specializing in family medicine, geriatric care, and hospice and palliative care for more than twenty years. He has served on the Physician Consultant Board of several Fortune 500 insurance companies, where he was responsible for developing physician practice guidelines. He has participated in numerous phase 3 and 4 study protocols for several multi-national pharmaceutical companies. Dr. Toomey is currently the President of TDP Enterprises, LLC. Medical Group, a position he has held for the last 15 years. Dr. Toomey is a Medical Director for several hospice and palliative care organizations, a position he has held for the last 8 years. He continues to actively practice clinical medicine and works for Med-X in a part time capacity 15 to 20 hours weekly. Dr. Toomey attended Saint Joseph’s University in Philadelphia, Pennsylvania and graduated in 1991 from the Philadelphia College of Osteopathic Medicine.

Matthew A. Mills has been our Chairman of the Board, President and Chief Operating Officer since our inception in February 2014 through October 2021. In October 2021, he resigned as President and Chief Operating Officer and became our Chief Executive Officer. He is also the Chairman, Chief Executive Officer, and President of Pacific Shore, positions he has held since January 2008. From July 2001 to June 2003, Mr. Mills was the Chief Operating Officer of Bidz.com Inc., an online auction company (“Bidz”). He began working for Bidz in 1998 where his responsibilities included operations, banking, marketing, Investor relations, public relations, and business development. In January 2002, Mr. Mills was promoted to the position of Investor Relations Director of Bidz. From March 2001 to January 2002, Mr. Mills was the Vice President of Marketing for Bidz and was responsible for managing all areas of marketing for Bidz. From December 1995 to August 1998, Mr. Mills was a regional manager for Ford Motor Company in Los Angeles, California, where he was responsible for financing documentation, customer service and returned vehicle processing. From November 1993 to November 1995, he owned and operated Imports Plus, a private company that imported floral products from Mexico to Los Angeles, California. From June 1987 to September 1993, Mr. Mills was a wholesale auction manager for Sports Cars West Ltd. located in Reseda and Oceanside, California. Mr. Mills attended the University of Arizona from January 1983 until June 1986, where he concentrated in Psychology and Economics. We believe that Mr. Mills is qualified to serve as a member of the Board because of his extensive business background.

Ronald J. Tchorzewski has been one of our Director and our Chief Financial Officer since our inception in February 2014. He is also the Chief Financial Officer of Pacific Shore, a position he has held since June 2010. Mr. Tchorzewski has over 35 years of experience in financial accounting and reporting. He is currently the owner of CFO Consultancy in Escondido, California. Founded by Mr. Tchorzewski in 2009, CFO Consultancy is an independent consulting service providing chief financial officer level support, including business plan development, capital raising advice, and day-to-day accounting services to start-up and developmental stage companies. Mr Tchorzewski is consulting on his off duty time from the Company. From 2008 to 2009, Mr. Tchorzewski was the chief financial officer and corporate controller of TV Magic, Inc., a full service technology company encompassing all aspects of systems design, engineering, procurement of equipment and materials, installation, testing, and maintenance of broadcast quality television, and audio visual installations located in San Diego, California. From 2005 to 2008, he was the chief financial officer and corporate controller of Framemax, Inc., a light gauge steel prefabricated panelized wall systems manufacturer and installer located in Poway, California. From 2003 to 2005, he was the chief financial officer and corporate controller of Skyriver Communications, Inc., a high-speed wireless broadband internet access and Wi-Fi solution provider located in San Diego, California. From 1999 to 2001 he was chief financial officer for Internet Appliance and iPolicy Networks which were startups in the Internet space. From 1996 to 1999 he was chief financial officer for SoloPoint, a consumer telephonic device company which was a publicly traded company. From 1993 to 1996 he was chief financial officer for ULTRADATA Corporation, a financial services software company which he managed through an IPO. From 1987 to 1993 he was Vice President and Corporate Controller for Cadence Design Systems, a public company which is a world leader in Electronic Design Automation software. Mr. Tchorzewski holds a master’s degree in business administration (finance) and a Bachelor of Science degree in business administration (accounting) from Seton Hall University. We believe that Mr. Tchorzewski is qualified to serve as a member of our Board because of his background in finance and accounting.

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Jennifer J. Mills has been one of our Directors and our Executive Vice President and Corporate Secretary since our inception in February 2014 and a director and Corporate Secretary of Pacific Shore since January 2011. In October 2021, she was appointed President of the Company. From September 1993 to November 2000, Mrs. Mills worked for McNutt & Taylor, CPAs as a bookkeeper. Her duties included handling accounts payable, accounts receivable, and payroll, reconciling financial and bank statements, preparing month-to-date, quarter-to-date, and year-to-date financial reports, and corresponding with clientele. From June 1992 to September 1993, Mrs. Mills was a member of the accounting department for South Pacific Rehab Services (“SPRS”) in Encino, California. Her responsibilities at SPRS included assisting the Vice President, handling accounts payable, accounts receivable, and payroll and corresponding with therapists and rehab facilities. From March 1990 to June 1992, Mrs. Mills was the office manager of Park Place Management, where she was in charge of all rental agreements, accounts payable, accounts receivable, and payroll. Mrs. Mills received her bachelor’s degree in liberal studies with an emphasis in mathematics from California State University, Northridge in 1994. We believe that Ms. Mills is qualified to serve as a member of our Board because of her accounting background and knowledge of the Company.

Nick Phillips has been our Chief Media Officer since September 19, 2019. In 2010, Mr. Phillips became the Digital Marketing Director of Pacific Shore, and in 2015, our Vice President of Business Development. Before working for Pacific Shore, Mr. Phillips started a boutique digital marketing agency called Bloczone that managed local and corporate business digital marketing efforts. From 2005 to 2009, Mr. Phillips worked in Hollywood at GMT Studios and Raleigh Studios. It was there that he worked on numerous film, television, and commercial productions. Nick holds a bachelor’s degree in English from Michigan State University.

Dr. Allan Kurtz has been one of our directors since April 15, 2015 and a director of Pacific Shore since January 2011. Dr. Kurtz is board certified in internal medicine and has owned and operated Allan Kurtz, a Professional Medical Corporation, since 1986. Dr. Kurtz received his medicine doctor degree from the College of Health Sciences in Des Moines, Iowa in 1980 and completed a rotating internship and an internal residency at Botsford General Hospital in Farmington Hills, Michigan in 1984. Since 1986, Dr. Kurtz has been the Medical Director of Warner Medical Center and the California Center of Longevity Medicine. He is also a long time member of the American Osteopathic College of Internal Medicine. We believe that Dr. Kurtz is qualified to serve as a member of our Board of because of his background in medicine.

Mary Kay Wilson has been one of our directors since July 18, 2025. Mrs. Wilson is currently Owner/Principal Broker of Claremont Realty Group, LLC since 2008. Within the first two years of ownership, Mrs. Wilson had doubled the annual sales of the company and had quadrupled those numbers within 5 years. Her duties are head of marketing, visionary planning, client relations for longevity and inventory control. Mrs. Wilson speaks publicly to educate, inform and direct other real estate brokers in the Portland Metro Area. From 1987-1995 she owned a custom embroidery business. From 1979-1987 she was the Head of Emergency Room Services at Rochelle Community Hospital as a Registered Nurse delivering patient centered care in a high-paced environment. We believe that Mrs. Wilson is qualified to serve as a member of our board because of her extensive experience in business management, strategic planning, and leadership across diverse industries, including healthcare, entrepreneurship, and real estate.

Fred Dashiell, Jr. has been a director of Pacific Shore since June 2011. Mr. Dashiell has been an adjunct professor at Chapman University in Orange, California since 2010 and a visiting scholar at the University of California at Los Angeles in Los Angeles, California since 2007. From 2000 to 2009, he was a senior computer scientist at MindBox, Inc., a software technology company located in Greenbrae, California. From 1995 to 2000, Mr. Dashiell was a computer scientist at Brightware, Inc., an artificial intelligence company located in Novato, California. From 1984 to 1995, Mr. Dashiell worked and consulted for Inference Corporation, a software technology company. From 1981 to 1984, he was a principal member of the technical staff of Citicorp, Transaction Technology, Inc. From 1977 to 1981, Mr. Dashiell was a senior research scientist with R and D Associates. From 1975 to 1977, Mr. Dashiell was a Bateman research Instructor in mathematics at the California Institute of Technology. From 1973 to 1975, he was an adjunct assistant professor in mathematics at the University of California at Los Angeles in Los Angeles, California. Mr. Dashiell received a Bachelor of Science degree in physics from the University of North Carolina at Chapel Hill in 1963 and a Ph.D. in mathematics from the University of California at Berkeley in 1973. We believe that Mr. Dashiell is qualified to serve as a member of our board because of his extensive experience in mathematics, computer science, artificial intelligence, and technology research, as well as his academic and teaching background.

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Michael J Kuntz. has been one of our directors since October 29, 2021. Mr. Kuntz is currently Managing Director of Young America Capital, a boutique investment bank focused exclusively on middle- market growth companies, a position that he has held since 2016. For the last 32 years, he has worked exclusively with middle market and start-up growth companies, both as an investment banker and as Chief Financial Officer/Chief Operating Officer. From 1989-1999, he worked at Pacific Growth Equities, Ferris, Baker Watts and Pennsylvania Merchant Group where he raised over $1.2 billion for companies in the technology, healthcare, medical devices and consumer products industries. From 1999-2005, he worked on the operational side as CFO/COO for 2 start-up technology companies, CyberAction, a developer of digital collectable cards and Wet Electrics/Cyberaction a developer of video integration software targeted at the theatrical community. In 2000, he founded Cirrus Digital, a broadband deliver company focused on providing internet protocol based cable television services over legacy copper wire infrastructure. In 2006, he joined ROGO Capital, as Head of Investment Banking. He received his MBA from the Fuqua School of Business at Duke University and is B.S. in finance. We believe that Mr. Kuntz is qualified to serve as a member of our Board because of his executive and management experience.

Family Relationships and Other Arrangements

Jennifer Mills, our President and Corporate Secretary, is the spouse of Matthew Mills, our Chairman and Chief Executive Officer.

Other than as set forth above, there are no familial relationships or arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, except as set forth below, none of our directors, executive officers (including those of our subsidiaries), promoters or control persons have:

•	had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•

been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•

been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company was previously subject to a temporary suspension from the SEC and Cease and Desist orders from two state agencies.

On November 3, 2015, we were declared qualified by the SEC for our proposed crowdfunding offering of common stock under the revised SEC Regulation A+ rules. After amending the proposed crowdfunding offering, we were requalified by the SEC in February 2016 and then launched our Regulation A+ offering. While conducting this offering, we have been subject to the SEC reporting requirements under these regulations. We miscalculated our initial requirements for filing an annual Form 1-K report based on this 2016 requalification date and not the original date. On September 2, 2016, we received notice from the SEC that we had failed to meet the Form 1-K deadline of April 30, 2016. On the next business day, September 6, 2016, we notified the SEC of the mistake and that we would get the report filed as fast as possible which we anticipated to be two to three weeks, as the SEC estimates that the preparation of a Form 1-K reports require approximately 600 hours to complete. We filed the Form 1-K report on September 19, 2016. Unfortunately, the SEC had issued a temporary suspension order on September 16, 2016, which we did not receive until after our 1-K filing. As such, we then terminated the offering and requested that the SEC lift the temporary suspension.

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Despite filing the report, the SEC decided not to lift the temporary suspension and instead pursued an administrative proceeding to make the suspension of our Regulation A+ offering permanent due to (i) the late filing and (ii) the fact that shares were sold pursuant to the qualified offering during the period when the filing was delinquent. We opposed the SEC’s request for a permanent suspension and sought to vacate the temporary order via an administrative proceeding before an SEC Administrative Law Judge Jason S. Patil. Hearings on the matter were held on January 10, 2017 and January 25, 2017 and a post-hearing briefing was submitted thereafter. On May 8, 2017, Judge Patil found in favor of Med-X, granting Med-X’s request to vacate the temporary order and denying the SEC’s request for a permanent suspension. The SEC declined to appeal the decision and thereafter issued an order, dated August 24, 2017, declaring Judge Patil’s Decision final and effective.

Since five years have passed since the violation and there is no pending or active case, we are no longer subject to any further enforcement action for this inadvertent failure to timely file the Form 1-K. While we terminated our Reg A offering in August 2022, we must still abide by the SEC Regulation A+ filing rules. This past inadvertent failure to timely file a Form 1-K may be taken into account in any potential future actions alleging violations of SEC rules.

In addition to SEC regulations, while selling our common stock we are also subject to the rules and regulations of state agencies which regulate sales of securities in their states. In the past, our company, officers and a subsidiary have been notified of alleged state securities violations as described in detail below.

Settlement Agreement with the California Department of Business Oversight

In May 2017, the Company was verbally informed by the DBO that a former employee of the Company, Arthur Avanesov, had been the subject of a Desist and Refrain Order by the DBO in July 2010 (the “Order”). We had no knowledge of the Order when we hired him on April 1, 2015. Thus, the Company did not have knowledge of Mr. Avanesov’s past hearing decision or final order.

Initially, the DBO requested that we consent to an order covering the omission of Mr. Avanesov’s Order in our disclosure documents. We declined because we did not believe it was legally required (he was not an officer or director), we were unaware of the Order, and we could demonstrate reasonable care in conducting our due diligence of Mr. Avanesov. We also refused to consent to any adverse order by the DBO because we did not want to risk triggering SEC disqualification from the exemptions under Regulation A+ or Regulation D for being deemed a “bad actor” pursuant to Rules 262 and 506 under these regulations.

The Company and the DBO continued to discuss the merits of the matter. The DBO eventually indicated it was not their intent to trigger any “bad actor” disqualification, and that litigating the matter would be time-consuming, costly and uncertain given the facts we had presented. No formal case or complaint was ever filed. Instead, on September 4, 2017, a voluntary settlement agreement (the “Settlement Agreement”) was entered into by the Company, its officers and directors and the DBO, avoiding any order being issued by the DBO. In the Settlement Agreement, the Company agreed not to violate Section 25401 of the California Corporations Code, which governs disclosures in selling securities within California. The Settlement Agreement became effective on September 6, 2017 when it was signed by the DBO Commissioner.

Administrative Order and Settlement with State Securities Commissions

On August 7, 2013, the California Department of Business Oversight (the “DBO”) issued a Desist and Refrain Order (the “DBO Order”) against Pacific Shore and Mr. Mills. The DBO Order asserted that in June 2011, the respondents had offered shares from the State of California by calling a person with whom they did not have a pre-existing relationship. Respondents believe that this DBO Order stems from the same call as the Pennsylvania Summary Order which was rescinded. The DBO Order stated that the respondents were to desist and refrain from further offer or sale of securities in the State of California until qualification is made or unless the offer and sale are exempt from qualification. In September 2013 Pacific Shore and Mills filed for a hearing to appeal the DBO Order. In October 2013 Pacific Shores filed a new 506(c) offering enabled through the Jobs Act, which now permits such offering participants to generally solicit without a pre-existing relationship. As such, as a matter of law, Pacific Shore had come into compliance with the Order. Consequently, the DBO and respondents moved to drop the appeal hearing and removed the matter from the administrative court calendar as no further enforcement or defense was necessary.

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Board Leadership Structure and Role in Risk Oversight

The Board, as a unified body and through its committee participation, will organize the execution of its monitoring and oversight roles and currently expects the Chairman to organize those functions. For now, the CEO and Chairman roles are held by Mathew Mills. In the future the roles may be separated and be held by two individuals. Our primary rationale for separating these positions in the future of Chairman and CEO is the recognition of the time commitments and activities required to function effectively as the Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles could permit the Board to recruit senior executives into the CEO position with skills and experience that meet the Board’s planning for the position, some of which such individuals may not have extensive public company board experience.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for ensuring that the risk management processes designed and implemented by management will be effective.

The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing our company. Each quarter, the Board will receive presentations from senior management on matters involving our key areas of operations.

Director Independence

Our Board currently consists of seven directors. Mary Kay Wilson, Dr. Allan Kurtz and Fred Dashiell, Jr., and Michael Kuntz are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our Board in the future, to serve on our planned committees.

Employment Agreements

We have not entered into any employment agreements with our executive officers or other employees to date.

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Stock Option Plan

On January 2, 2026, the Company adopted its 2026 Stock Incentive Plan (the “Plan”). The Plan allows the Company to offer an option or a share purchase right to an employee, director, consultant or a member of the Board. Under the Plan, the maximum number of shares that may be issued will not exceed 10,000,000. The term of the option will not exceed 10 years from the date of grant. As of December 31, 2025 and 2024, there are no stock options outstanding. Options granted January 2, 2026 were a total of 1,332,500. The exercise price of the stock options is $6.60 per share for 450,000 and $6.00 per share for 882,500.

On March 17, 2026, the Board of Directors approved the grant of an additional 450,000 fully vested options under the Plan for exercise at $6.60 per share.  Concurrently the Board of Directors approved the grant under the Plan for exercise at $6.00 per share of a further 350,000 options to officers of which 250,000 were fully vested on date of grant and the remaining 100,000 options vested as to 30% on the date of grant with the balance vesting on the second anniversary of grant date. As of June 30, 2026, 2,132,500 options were outstanding under the Plan, of which 1,768,750 were vested.

The fair market value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period:

(1)	Risk-free interest rate - Risk-free interest rate was based on the US Treasury bond yield for a similar duration, as of the day of grant.

(2)	Volatility - Volatility was based on the volatility of the Company, analyzed over historical weekly share prices for one year immediately prior to the day of grant.

(3)	Dividend yield - Dividend yield was estimated by the Company based on its expected dividend policy over the contractual life of the options.

(4)	Fair value of the ordinary shares - When estimating the fair value of the ordinary shares on the grant dates, management used the pricing in the most recent financing activities.

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EXECUTIVE COMPENSATION

The following discussion and analysis of compensation arrangements should be read together with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Compensation of Executive Officers and Directors

Summary Compensation Table

During the Company’s fiscal years ended December 31, 2025, and 2024, we paid the following aggregate salaries to our current executive officers:

Name and Principal Position	Year	Salary(1) ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)	Stock Awards ($)	Total ($)

Dr. David Toomey,	2025	-	-	-	-	0
Chief Science Officer	2024	-	-	-	-	0

Matthew A. Mills,	2025	375,000	24,706	-	-	399,706
Chief Executive Officer	2024	375,000	12,416	-	-	387,416

Ronald J. Tchorzewski	2025	187,500	-	-	-	225,000
Chief Financial Officer	2024	225,000	-	-	-	234,375

Jennifer J. Mills,	2025	190,000	-	-	-	190,000
President and Corporate Secretary	2024	190,000	-	-	-	197,917

Nick Phillips	2025	194,000	-	-	-	190,000
Chief Media Officer	2024	190,000	-	-	-	190,000

Dr. Allan Kurtz	2025	-	-	-	-	0
Director	2024	-	-	-	-	0

Mary Kay Wilson	2025
Director	2024	-	-	-	-	0

Dr. Morton I. Hyson	2025	-	-	-	-	0
Director	2024	-	-	-	-	0

Fred Dashiell	2025	-	-	-	-	0
Director	2024	-	-	-	-	0

Michael Kuntz	2025	-	-	-	-	0
Director	2024	-	-	-	-	0

(1)	The figures in the above table include compensation paid in 2025 and 2024

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Employment Agreements

We have not entered into any employment agreements with our executive officers or other employees to date.

Stock Option Plan

On January 2, 2026, the Company adopted its 2026 Stock Incentive Plan (the “Plan”). The Plan allows the Company to offer an option or a share purchase right to an employee, director, consultant or a member of the Board. Under the Plan, the maximum number of shares that may be issued will not exceed 10,000,000. The term of the option will not exceed 10 years from the date of grant. As of December 31, 2025 and 2024, there are no stock options outstanding. Options granted January 2, 2026 were a total of 1,332,500. The exercise price of the stock options is $6.60 per share for 450,000 and $6.00 per share for 882,500.

On March 17, 2026, the Board of Directors approved the grant of an additional 450,000 fully vested options under the Plan for exercise at $6.60 per share. Concurrently the Board of Directors approved the grant under the Plan for exercise at $6.00 per share of a further 350,000 options to officers of which 250,000 were fully vested on date of grant and the remaining 100,000 options vested as to 30% on the date of grant with the balance vesting on the second anniversary of grant date. As of June 30, 2026, 2,132,500 options were outstanding under the Plan, of which 1,768,750 were vested.

The fair market value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period:

(1)	Risk-free interest rate - Risk-free interest rate was based on the US Treasury bond yield for a similar duration, as of the day of grant.

(2)	Volatility - Volatility was based on the volatility of the Company, analyzed over historical weekly share prices for one year immediately prior to the day of grant.

(3)	Dividend yield - Dividend yield was estimated by the Company based on its expected dividend policy over the contractual life of the options.

(4)	Fair value of the ordinary shares - When estimating the fair value of the ordinary shares on the grant dates, management used the pricing in the most recent financing activities.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Except as described below, there were no transactions since January 1, 2024, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions

On April 18, 2018, Mr. Mills, in connection with the Merger of PSH and Med-X, exchanged 3,010,259 of his shares of the Company’s common stock for shares of our Series A Preferred Stock.

Mr. Mills received an advance from the Company in the amount of $57,711 which, as of December 31, 2021, was repaid from the proceeds of additional sales of shares of the Company’s common stock by Mr. Mills.

During the years ended December 31, 2022, and 2021, the Company purchased and resold 3,296 and 5,100 shares of its common stock, respectively, from its CEO, Matthew Mills for cash of $84,398 and $130,560, or $25.60 per share. In the year 2022, the fair market value of 767 of the repurchased shares was $4.80, as determined by an independent valuation report; the fair market value of the remaining 2,530 shares repurchased was $25.60 per share. In the year 2021, the fair market value of 5,100 shares was $4.80, as determined by an independent valuation report. The Company recorded share-based compensation in consideration of the purchase price of the shares in excess of fair market value of $15,952 and $106,080 in the years ended December 31, 2022, and 2021. There were no shares purchased from Mr. Mills for resale in the year ended December 31, 2023. As of December 31, 2023, and December 31, 2022, the amount due to Matthew Mills for shares repurchased is $0 and $84,398, respectively. Share numbers and per share prices in this paragraph are presented on a post-split basis.

The Company leases and shares office space with Pacific Shore on a five-year lease basis for our executive offices. The Company previously had a five-year lease at no cost, except payment of utility costs, for a 600 square foot patient cannabis research and cultivation center. The building is owned by our Chief Executive Officer, and the cultivation center and related equipment are owned by the Company. In 2020 the Company removed all related equipment and information related to all cultivation center activity and the Company no longer is conducting cultivation activity with patients and vacated the lease in 2020.

The Company has been granted a license for the existing patents and trademarks held by Mr. Mills, our chairman. Additionally, one of our former directors, Dr. Hyson, has granted us an exclusive license for his patents for Thermal-Aid and Malibu Brands Pain Relief Cream. Dr. Hyson receives a 5% royalty for product sales related to his patented and related products. Since inception through September 15, 2026 Dr. Hyson has received a cumulative total of $27,478.

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with two of its executive officers. The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. As originally executed, the amount outstanding on the Line of Credit Agreement was due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date. Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days.

On August 1, 2023, Med-X and the Lenders agreed to an Amendment to the Line of Credit Agreement such that Maturity was the earlier of (a) the effective date the Company lists on a public stock exchange or (b) on demand upon thirty (30) days written notice by the Lenders. Effective April 13, 2026, Med-X and the Lenders further amended the obligation so that the entire principal indebtedness, together with all accrued and unpaid interest, is due and payable in full on April 13, 2028. On September 8, 2026, the Company and the Lenders entered into a Third Amendment to Promissory Note and Line of Credit Agreement, which restates the definition of Maturity Date in the Line of Credit Agreement as April 13, 2028 and limits voluntary prepayment before that date. The Company may prepay the outstanding principal in whole or in part prior to maturity, without premium or penalty, only if all principal, accrued interest, fees and other amounts then due and payable to Streeterville Capital, LLC have been paid in full and the Company determines in good faith, evidenced by a written certification of its Chief Financial Officer, that the prepayment would not reasonably be expected to cause, contribute to or exacerbate substantial doubt regarding its ability to continue as a going concern for the twelve months following the prepayment and would not materially impair its ability to pay its obligations as they become due. These restrictions apply only to voluntary prepayments before the Maturity Date and do not change the Maturity Date. As of June 30, 2026, December 31, 2025 and December 31, 2024, the Company has drawn $499,617 against the Line of Credit Agreement and incurred interest expenses of $19,430 and $22,248 for the six months ended June 30, 2026 and 2025, respectively, and $42,909 and $47,240 for the years ended December 31, 2025 and 2024, respectively. Included in accounts payable as of June 30, 2026, December 31, 2025 and December 31, 2024 are interest payable of $5,695, $5,805 and $5,717, respectively. As a result of the April 13, 2026 amendment, the $499,617 of principal outstanding is classified as a non-current liability as of June 30, 2026; the corresponding balance as of December 31, 2025 remains classified as a current liability. Interest accrues on the outstanding principal at the variable interest rate under the two home equity lines of credit from which the Lenders fund the facility, and at fifteen percent (15%) per annum during any continuing event of default. The largest aggregate amount of principal outstanding under the Line of Credit Agreement since January 1, 2024 was $499,666, and $499,617 was outstanding as of September 15, 2026. The Company repaid $49 of principal during the year ended December 31, 2024 and no principal during the year ended December 31, 2025 or the six months ended June 30, 2026, and paid interest of $48,132, $42,821 and $19,540 during the years ended December 31, 2024 and 2025 and the six months ended June 30, 2026, respectively. Additionally, the Promissory Note is a debt obligation and does not include any conversion features. The outstanding balance under the Promissory Note will not be converted into shares of the Company’s common stock in connection with the Company’s direct listing or otherwise.

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PRINCIPAL AND REGISTERED STOCKHOLDERS

The following table sets forth:

•

certain information regarding the beneficial ownership of our voting securities as of the date of this prospectus by (i) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each of our executive officers, (iii) each of our directors and director nominees and (iv) all of our directors, director nominees and executive officers as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The following table sets forth information regarding beneficial ownership of our common stock as of October 14, 2026.

•	each of our directors and the named executive officers;

•	all of our directors and executive officers as a group;

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and

•	the number of shares of our common stock held by the Registered Stockholders for resale by means of this prospectus for the Registered Stockholders.

The Registered Stockholders include substantially all holders of our common stock, including (i) our affiliates and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their common stock from an affiliate or from us within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days and (ii) our employees. The Registered Stockholders may, or may not, elect to sell their common stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the shares of common stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The Registered Stockholders may elect to sell their shares in connection with this Direct Listing and in market transactions following this Direct Listing. As such, we will have no input if and when any Registered Stockholder may, or may not, elect to sell their common stock or the prices at which any such sales may occur. See “Plan of Distribution.”

Information concerning the Registered Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Registered Stockholders own our common stock, the Registered Stockholders may sell all, some, or none of the common stock covered by this prospectus, and we cannot determine the number of common stock that will be sold by the Registered Stockholders, or the amount or percentage of shares of common stock, that will be held by the Registered Stockholders upon consummation of any particular sale. In addition, the Registered Stockholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of common stock by the Registered Stockholders. However, we have engaged a financial advisor with respect to certain other matters relating to our listing. See “Plan of Distribution.”

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Except as otherwise indicated in the footnotes to the table set forth below, all persons listed have sole voting power and investment power, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership of their common stock. Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o Med-X, Inc., 8236 Remmet Avenue, Canoga Park, California 91304, (818) 349-2870.

	Shares Beneficially Owned				Percentage	Shares of
	Common Stock		Series A Preferred Stock†		of Total Voting	Common Stock Being
Name of Beneficial Owner	Number	%	Number	%	Power†	Registered
Executive Officers and Directors
Matthew A. Mills(1)	910,939	6.7%	10,000	100.0%	54.3%	410,939
David Toomey(2)	175,507	1.3%	—		0.6%	125,507
Allan Kurtz(3)	51,875	*	—		*	46,875
Fred Dashiell, Jr.(4)	7,344	*			*	2,344
Ronald J. Tchorzewski(5)	656,250	4.8%	—		2.3%	156,250
Jennifer J. Mills(6)	400,000	2.9%	—		1.4%	—
Nick Phillips(7)	75,000	*	—		*	—
Mary Kay Wilson(8)	499,126	3.8%	—		1.9%	499,126
Michael Kuntz(9)	5,000	*	—		*	—
All executive officers and directors as a group (9 persons)	2,781,041	18.9%	10,000	100.0%	60.3%	1,241,041
5% Stockholders
David Knudtson(10)	3,146,848	23.9%			11.7%	3,146,848
Other Registered Stockholders:
Maxim Partners LLC	174,778	1.3%			0.6%	174,778
Jim Holbrook	263,438	2.0%			1.0%	263,438
Mark A. Schroeder	260,417	2.0%			1.0%	260,417
Mark Mayle	168,083	1.3%			0.6%	168,083
Eileen R. Rose	435,668	3.3%			1.6%	435,668
Daniel Robinson & Jann Wilson	300,313	2.3%			1.1%	300,313
Sandra M. Weybrant Trust 2022-05-11	288,250	2.2%			1.1%	288,250
Ted Kennedy	282,404	2.1%			1.0%	282,404
Monica Betson Montgomery	174,186	1.3%			0.6%	174,186
Mark Richardson	156,250	1.2%			0.6%	156,250
All Other Stockholders (each holding less than 1.0%)	6,292,166					6,292,166

____________

*	Represents less than 1%.
†

Share amounts in this table are presented after giving effect to the reverse stock split. Percentages are based on 13,183,842 shares of common stock outstanding as of October 14, 2026. Shares of common stock issuable upon the exercise of stock options exercisable within 60 days of October 14, 2026 , are deemed outstanding for computing the percentage of the person holding the options but not for computing the percentage of any other person. Percentage of total voting power gives effect to the voting rights of the Series A Preferred Stock, which equal fifty-one percent (51%) of the total vote.

(1)

The address for Matthew A. Mills is 23434 Balmoral Lane, West Hills, CA 91307. Includes 500,000 shares of common stock issuable upon the exercise of vested stock options. Mr. Mills also holds all 10,000 outstanding shares of Series A Preferred Stock, which have voting rights equal to fifty-one percent (51%) of the total vote with respect to any matter submitted for a vote of the shareholders of the Company; his percentage of total voting power includes that 51%. See “Description of Securities—Preferred Stock”.

(2)	The address for David Toomey is 309 Old Blue Road, Millersville, PA 17551. Includes 50,000 shares of common stock issuable upon the exercise of vested stock options.
(3)	The address for Allan Kurtz is 16156 Valky Meadow Place Encino, CA 91436. Includes 5,000 shares of common stock issuable upon the exercise of vested stock options.
(4)	The address for Fred Dashiell, Jr. is 12012 Marine Street, Los Angeles, CA 90066. Includes 5,000 shares of common stock issuable upon the exercise of vested stock options.
(5)	Includes 156,250 shares of common stock held by the Tchorzewski Family Trust and 500,000 shares of common stock issuable upon the exercise of vested stock options.
(6)

Consists of 400,000 shares of common stock issuable upon the exercise of vested stock options. Jennifer Mills is the wife of Matthew Mills and may be deemed to be beneficial owner of the shares of common stock owned by him.

(7)	Consists of 75,000 shares of common stock issuable upon the exercise of vested stock options.
(8)

Consists of 280,376 and 218,750 shares of common stock held jointly by Jack C. Wilson and Mary Kay Wilson. Does not include 5,000 shares of common stock issuable upon the exercise of stock options that vest on January 2, 2027.

(9)	Consists of 5,000 shares of common stock issuable upon the exercise of vested stock options.
(10)	Includes 1,410,208 shares of common stock held by the Knudtson Family Trust, over which Mr. Knudtson has voting and investment control.

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Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership is based on 13,183,842 post reverse split shares of common stock outstanding as of October 14, 2026, plus the voting power of the outstanding Series A Preferred Stock owned by our Chairman, and Chief Executive Officer as of October 14, 2026, and vested stock options. Unless otherwise noted below, the address of each person listed on the table is c/o Med-X, Inc., 8236 Remmet Avenue, Canoga Park, California 91304.

As of June 30, 2026, December 31, 2025, and December 31, 2024, 10,000 shares of preferred stock have been issued and are outstanding. The Series A super voting Preferred Stock have de minimus economic rights (i.e. no conversion right, no dividend rights and no liquidation preference) but do confer Matthew Mills 51% voting control of the Company. The Preferred Stock also has redemption rights, in which the shares of the Preferred Stock shall be automatically, and without any required action by the Company or the holders thereof, redeemed by the Company at their par value on the first to occur of the following trigger events: (i) on the date Matthew Mills ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange, provided, however, that (a) the listing rules of any such exchange prohibit preferential voting rights of a class of the Company, or (b) listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series A Preferred Stock set forth in our Certificate of Designation. For the sake of clarity, the only rights designated to the series A super voting Preferred Stock are voting rights, and shall have no conversion rights whatsoever. Accordingly, our Chairman and Chief Executive Officer controls a majority of the voting power of our outstanding capital stock.

Because the Company is conducting a direct listing and is not issuing any new shares of common stock in connection with the listing, the percentage ownership of existing stockholders will not change as a result of the listing.

This control structure will remain in place following the listing, as the Series A super voting preferred stock will remain outstanding.

Name of Beneficial Owner	Voting Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock	Percentage of Voting Shares of Common Stock
Matthew Mills, Chairman, and Chief Executive Officer	910,939	(1)(3)	10,000	6.7	(1)%
Ronald Tchorzewski, Chief Financial Officer and Director	656,250	(4)	-	4.8%
Jennifer Mills, President, Corporate Secretary and Director	400,000	(2)(3)	-	2.9%
Dr. David Toomey, Chief Science Officer (5)	175,507		-	1.3%
Nick Phillips, Chief Media Officer (9)	75,000		-	*
Dr. Allan Kurtz, Director (6)	51,875		-	*
Mary Kay Wilson (7)	499,126		-	3.8%
Fred Dashiell, Jr., Director (8)	7,344		-	*
Michael Kuntz, Director (10)	5,000		-	*

All directors and executive officers as a group (nine persons)	2,781,041		10,000	18.9%
David Knudtson (11)	3,146,848		-	23.9%

________

*	Indicates beneficial ownership of less than 1%.
(1)

Includes 410,939 shares of common stock. These shares are owned jointly with Jennifer Mills, the wife of Matthew Mills, under applicable community property laws. Includes vested stock options to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $6.60 per share, exercisable until January 2, 2031 as to 250,000 shares and March 17, 2031 as to 250,000 shares. Does not include 10,000 shares of Series A Preferred Stock, which are not convertible into common stock, but have voting rights equal to fifty-one percent (51%) of the total vote with respect to any matter submitted for a vote of the shareholders of the Company. See “Description of Securities—Preferred Stock”.

(2)	Jennifer Mills is the wife of Matthew Mills and may be deemed to be beneficial owner of the shares of common stock owned by him.
(3)

Includes vested stock options to purchase up to 400,000 shares of the Company’s common stock at an exercise price of $6.60 per share, exercisable until January 2, 2031 as to 200,000 shares and March 17, 2031 as to 200,000 shares

(4)	Includes vested stock options to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $6.00 per share, exercisable until January 1, 2036
(5)	Includes vested stock options to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $6.00 per share, exercisable until January 1, 2036
(6)	Includes vested stock options to purchase up to 5,000 shares of the Company’s common stock at an exercise price of $6.00 per share, exercisable until January 1, 2036
(7)

Consists of 499,126 shares of common stock held jointly by Jack C. Wilson and Mary Kay Wilson. Does not include stock options granted January 2, 2026 to purchase up to 5,000 shares of the Company’s common stock at an exercise price of $6.00 per share which vest upon 1st Anniversary of Grant.

(8)	Includes vested stock options to purchase up to 5,000 shares of the Company’s common stock at an exercise price of $6.00 per share, exercisable until January 1, 2036.
(9)	Includes vested stock options to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $6.00 per share, exercisable until January 1, 2036.
(10)	Includes vested stock options to purchase up to 5,000 shares of the Company’s common stock at an exercise price of $6.00 per share, exercisable until January 1, 2036.
(11)	Includes 1,410,208 shares of common stock held by the Knudtson Family Trust, over which Mr. Knudtson has voting and investment control.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, of which approximately 13,183,842 shares of common stock are issued and outstanding as of October 14, 2026. Our authorized capital stock also includes 5,000,000 shares of Preferred Stock, par value $0.001, 10,000 of which are issued and outstanding as Series A (super voting) Preferred Stock, effective April 16, 2018, issued to Matthew Mills, our Chairman and CEO, in connection with the closing of the merger of Med-X, Inc. and Pacific Shore. See “CAPITALIZATION.” Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Common Stock

Holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of voting capital stock entitled to vote in any election of directors may elect all of the directors standing for election. Currently, Matthew Mills, our CEO and Chief Operating Officer, has 51% voting power over all matters subject to a vote of the shareholders of the Company, including without limitation the election of directors, by virtue of his ownership of 10,000 shares of Series A (super voting) Preferred Stock of Med-X, Inc. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

Preferred Stock

We are authorized to issue 5,000,000 shares of Preferred Stock, par value $0.001 per share, having such rights, preferences and privileges, and issued in such series, as are determined by our Board of Directors. We currently have 10,000 shares of Series A super voting Preferred Stock outstanding, held by our Chairman and CEO, effectively conferring on Mr. Mills 51% voting control over all matters subject to a shareholder vote, including the election of directors. The Series A super voting Preferred Stock have de minimus economic rights (i.e. no conversion right, no dividend rights and no liquidation preference), but do confer Matthew Mills 51% voting control of the Company. The Preferred Stock also has redemption rights, in which the shares of the Preferred Stock shall be automatically, and without any required action by the Company or the holders thereof, redeemed by the Company at their par value on the first to occur of the following trigger events: (i) on the date Matthew Mills ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange, provided, however, that (a) the listing rules of any such exchange prohibit preferential voting rights of a class of the Company, or (b) listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series A Preferred Stock set forth in our Certificate of Designation. For the sake of clarity, the only rights designated to the series A super voting Preferred Stock are voting rights. As of June 30, 2026, 10,000 shares of Series A super voting preferred stock are authorized, and 4,990,000 remain available for issuance.

Series B Convertible Preferred Stock

On September 16, 2026, our Board of Directors designated 40,000 shares of preferred stock as Series B Convertible Preferred Stock, par value $0.001 per share, with a stated value of $1,086.96 per share. The certificate of designation had not been filed with the Nevada Secretary of State as of the date of this prospectus; filing and approval of the certificate is a condition to the closing under the Securities Purchase Agreement with Streeterville Capital, LLC. The Securities Purchase Agreement also requires us to seek, before the closing, stockholder approval of the issuance of all shares of Series B Convertible Preferred Stock issuable under the $30,000,000 commitment and of the issuance of common stock in excess of the exchange cap under Nasdaq Listing Rule 5635(d) on conversion of those shares, on exercise of the warrant and as commitment shares, and receipt of that approval is also a condition to the closing. No shares of Series B Convertible Preferred Stock are issued or outstanding.

The Series B Convertible Preferred Stock accrues a return of eight percent per annum, compounding daily and payable quarterly in cash or, at our election, in additional shares of Series B Convertible Preferred Stock, increasing to fifteen percent per annum following an event of default. It ranks senior to our common stock as to dividends and on liquidation, does not participate in dividends paid on the common stock, and has no voting rights other than the right to approve amendments to the certificate of designation. It is convertible into common stock at the Nasdaq valuation price and, following an accelerated conversion price event or an event of default, at the lesser of that price and ninety percent of the lowest daily volume weighted average price during the preceding ten trading days, subject to a floor price of $4.00 beginning on the listing date and, after the date that is six months following the listing date, twenty percent of the minimum price as defined in Nasdaq Rule 5635. No conversion may be effected to the extent the holder and its affiliates would beneficially own more than 9.99% of our outstanding common stock. We may redeem the Series B Convertible Preferred Stock at our option at any time after the date that is six months following the listing date at 115% of the then-applicable liquidation amount.

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Stock Option Plan

On January 2, 2026, the Company adopted its 2026 Stock Incentive Plan (the “Plan”). The Plan allows the Company to offer an option or a share purchase right to an employee, director, consultant or a member of the Board. Under the Plan, the maximum number of shares that may be issued will not exceed 10,000,000. The term of the option will not exceed 10 years from the date of grant. As of December 31, 2025 and 2024, there are no stock options outstanding. Options granted January 2, 2026 were a total of 1,332,500. The exercise price of the stock options is $6.60 per share for 450,000 and $6.00 per share for 882,500.

On March 17, 2026, the Board of Directors approved the grant of an additional 450,000 fully vested options under the Plan for exercise at $6.60 per share. Concurrently the Board of Directors approved the grant under the Plan for exercise at $6.00 per share of a further 350,000 options to officers of which 250,000 were fully vested on date of grant and the remaining 100,000 options vested as to 30% on the date of grant with the balance vesting on the second anniversary of grant date.

The fair market value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period:

(1)	Risk-free interest rate - Risk-free interest rate was based on the US Treasury bond yield for a similar duration, as of the day of grant.

(2)	Volatility - Volatility was based on the volatility of the Company, analyzed over historical weekly share prices for one year immediately prior to the day of grant.

(3)	Dividend yield - Dividend yield was estimated by the Company based on its expected dividend policy over the contractual life of the options.

(4)	Fair value of the ordinary shares - When estimating the fair value of the ordinary shares on the grant dates, management used the pricing in the most recent financing activities.

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Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called by the Chairman of the Board, the Board, President of the Company, or by the Board upon written request by the holders of a majority of the voting stock of the Company.

Removal of directors

Subject to any limitations imposed by applicable law (and assuming the corporation is not subject to Section 2115 of the CGCL), the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to elect such director.

During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or
•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

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In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

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Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Articles of Incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by law. We believe that indemnification under our Articles of Incorporation covers at least negligence and gross negligence on the part of indemnified parties. Our Articles of Incorporation also permit us to secure insurance on behalf of any officer, director, employee for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We intend to enter into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in our Articles of Incorporation. These agreements, among other things, will provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is currently no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

Cumulative Voting

The holders of our common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few shareholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other shareholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Reverse Stock Split

Our Board has approved a 1-for-2 reverse stock split of our outstanding common stock. The Company will implement the reverse stock split immediately following the effective time of the registration statement of which this prospectus forms a part but prior to the listing of our common stock on Nasdaq. We intend for our Board to effect such reverse stock split in connection with the consummation of our intended listing of our common stock  on Nasdaq, however we cannot guarantee that such reverse stock split will be necessary or will occur in connection with the listing of our common stock on Nasdaq, or that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split.

Each occurrence of financial information outside of the financial statements applies on a post-split basis. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 300,000,000 shares. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at a 1-for-2 ratio to occur immediately following the effective time of the registration statement of which this prospectus forms a part.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

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SHARES ELIGIBLE FOR FUTURE SALE

There previously has not been a public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock, including shares issued upon the conversion of convertible preferred stock, convertible notes, the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future. Subject to lock-up agreements and market standoff restrictions as described below, we will have no input if and when any Registered Stockholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

After the Direct Listing, a total of 13,183,842 post reverse split shares of our common stock will be outstanding. We are registering for resale an aggregate of 13,183,842 post reverse split shares of our common stock pursuant to this prospectus, which includes 13,183,842 post reverse split shares of common stock outstanding as of the date of this prospectus. Shares not covered by an effective registration statement, including shares that may be issued after the Direct Listing pursuant to equity compensation awards, our financing arrangements or otherwise, will be ‘restricted securities’ under Rule 144 and may be sold publicly only if they are registered or an exemption from registration is available. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the U.S. to non-U.S. persons in accordance with Rule 904 of Regulation S. With the exception of shares owned by our directors, officers and certain stockholders, substantially all of our common stock may be sold after our initial listing on Nasdaq, either by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

As of October 14, 2026, there are 13,183,842 post reverse split shares of our common stock issued and outstanding.

Previously issued shares of common stock that were not registered hereby, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our common stock then outstanding; or

•	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a shareholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Lock-Up Agreements

We, all of our directors and officers holding our common stock have agreed, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of three months after the closing of this offering. See the “Plan of Distribution” section below for more information.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR SECURITIES

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service, or IRS, will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an entity or arrangement treated as a partnership;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

•	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in securities, dealer in currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

•	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including shareholders of a controlled foreign corporation or passive foreign investment company that holds our common stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

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Distributions of Our Common Stock

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax rules. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “— Dispositions of Our Common Stock.”

Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the U.S. withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. The amount of taxable earnings and profits is generally reduced by amounts reinvested in the operations of the U.S. trade or business and increased by any decline in its equity.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under any relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in such case, the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in such case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

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Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock are “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding any possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

Federal Estate Tax

Any shares of our common stock that are owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in that individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) may apply to dividends paid by U.S. corporations in some circumstances, but will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of any of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, U.S. Treasury regulations proposed in December 2018 eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

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PLAN OF DISTRIBUTION

The Registered Stockholders, and their pledgees, donees, transferees, assignees, or other successors in interest, may sell their shares of common stock covered hereby pursuant to brokerage transactions on Nasdaq, or other public exchanges or registered alternative trading venues, at prevailing market prices, at any time after the common stock is listed for trading. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of shares of common stock by the Registered Stockholders, except we have engaged the Advisor with respect to certain other matters relating to the registration of our common stock and listing of our common stock, as further described below. As such, we do not anticipate receiving notice as to if and when any Registered Stockholder may, or may not, elect to sell their shares of common stock or the prices at which any such sales may occur, and there can be no assurance that any Registered Stockholders will sell any or all of their shares of common stock covered by this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the Registered Stockholders. We will recognize costs related to this direct listing and our transition to a publicly traded company consisting of professional fees and other expenses. We will expense these amounts in the period incurred and not deduct these costs from net proceeds to the issuer as they would be in an initial public offering.

We have engaged Maxim Group LLC (the “Advisor”), as our financial advisor to advise and assist us with respect to certain matters relating to our Direct Listing. The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the Direct Listing, developing and assisting with our investor communication strategy in relation to the Direct Listing, and being available to consult with Nasdaq, including on the day that our shares of common stock are initially listed on the Nasdaq Global Market.

In addition, the Advisor will determine when our shares of common stock are ready to trade and to approve proceeding with the opening of trading at the Current Reference Price (as defined below). However, the Advisor has not been engaged to participate in investor meetings or to otherwise facilitate or coordinate price discovery activities or sales of our common stock in consultation with us, except as described herein.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of common stock on Nasdaq will commence.

Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

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In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy shares of common stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of common stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained — a limit order to buy 500 shares of common stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of common stock at an entered asking price of $10.00 per share — the Current Reference Price would be selected as follows:

·

Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

·

Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

·

Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of common stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500-share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

The Advisor, as the designated financial advisor under Nasdaq Rule 4120(c)(8), will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade.

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Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. Under Nasdaq rules, in the event of such delay, prior to terminating such delay, there will be a 10-minute “Display Only” period during which market participants may enter quotes and orders in shares of our common stock in Nasdaq systems. In addition, beginning at 4:00 a.m., market participants may enter orders in shares of our common stock on Nasdaq. Such orders will be accepted and entered into the system. After the conclusion of the 10-minute “Display Only” period, our common stock will enter a “Pre-Launch” period of indeterminate duration. The “Pre-Launch” period will end and shares of our common stock will be released for trading by Nasdaq when certain conditions are met, including Nasdaq’s receipt of notice from the Advisor that our shares of common stock are ready to trade, after which the Nasdaq system will calculate the Current Reference Price at that time and display it to the Advisor. If the Advisor then approves proceeding, the Nasdaq system will conduct certain validation checks. The Advisor, with concurrence of Nasdaq, may determine at any point during the delay process up through the conclusion of the “Pre-Launch” period to postpone and reschedule the Direct Listing. Neither we nor the Registered Stockholders (but for the Advisor, who is also a Registered Shareholder) will be involved in Nasdaq’s price-setting mechanism nor will we or they coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading. Although the Advisor has represented that Maxim Partners LLC acquired the securities in the ordinary course of business and, at the time of acquisition, had no agreements or understandings to distribute the securities, and the Advisor is required to act in compliance with the anti-manipulation provisions of the federal securities laws, including Regulation M, there can be no assurance that the Advisor's interests will be fully aligned with those of investors or other stockholders in all circumstances.

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of common stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator (the “Net Order Imbalance Indicator”), a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of common stock that can be paired off the Current Reference Price, the number of shares of common stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book-building process (that is, an organized process pursuant to which buy and sell interest is coordinated in advance to some prescribed level — the “book”). Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, the public price of our shares of common stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly.

In addition, to list on Nasdaq, we are also required to have at least four registered and active market makers. If the Advisor registers as a market maker in our Common Stock, it will not commence active market-making activities in our Common Stock until after the completion of the opening cross/trade on the Nasdaq Global Market. We also expect to engage other market makers, whose active market-making activities will similarly not commence until after the completion of the opening cross/trade.

In addition to sales made pursuant to this prospectus, the shares of common stock covered by this prospectus may be sold by the Registered Stockholders in private transactions exempt from the registration requirements of the Securities Act. Under the securities laws of some states, shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

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A Registered Stockholder may from time to time transfer, distribute (including distributions in kind by Registered Stockholders that are investment funds), pledge, assign, or grant a security interest in some or all the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees, or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under applicable provisions of the Securities Act amending the list of the Registered Stockholders to include the transferee, distributee, pledgee, assignee, or other successors in interest as Registered Stockholders under this prospectus. The Registered Stockholders also may transfer the shares in other circumstances, in which case the transferees, distributes, pledgees, or other successors in interest will be the registered beneficial owners for purposes of this prospectus.

A Registered Stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus.

If any of the Registered Stockholders utilize a broker-dealer in the sale of the shares of common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.

In connection with its engagement as our financial advisor, the Advisor received 44,257 post-split shares of our common stock, which are being registered under this registration statement, as of the date of our engagement letter (the “Engagement Letter”) with the Advisor. On October 7, 2026, the Advisor received an additional 130,521 post-split shares of our common stock, which are also being registered under this registration statement. These shares represent the one-half percent (.5%) of our outstanding common stock due upon the filing of the registration statement and the one-half percent (.5%) due upon the Direct Listing. The Advisor will also be entitled to an expense reimbursement for all reasonable, documented expenses incurred by the Advisor in connection with its engagement, provided that (i) such expenses, other than legal fees, may not exceed $10,000 without our prior authorization and (ii) such expenses that constitute legal fees may not exceed $50,000 per transaction.

In addition, pursuant to our agreement with the Advisor, for a period of 12 months from the date of the Engagement Letter, if we propose to (i) effect a public offering of our securities on a major U.S. exchange, (ii) effect a private placement of our securities, (iii) enter into certain financing transactions with third parties introduced to us by the Advisor or (iv) propose to enter into certain other transactions with third parties introduced to us by the Advisor, including, without limitation, a merger, acquisition or sale of stock or assets, or other similar transaction, we are obligated to pay to the Advisor fees in accordance with the fee schedule contained in the Engagement Letter, including (i) a cash fee of 7.0% of the amount of capital raised, invested or committed and (ii) a warrant to purchase shares of our common stock equal to 3.0% of the number of common stock underlying the securities issued in such financing.

The Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or the solicitation or sales of shares of our common stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein.

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LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, voting trustee, director, officer, or employee.

EXPERTS

The consolidated balance sheets of the Company and its subsidiary at December 31, 2025 and December 31, 2024, and the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholders equity for the calendar fiscal years 2025 and 2024 on the following pages have been prepared by management and have been audited by our independent certified public accounting firm, Cherry Bekaert LLP, with respect to 2025 and 2024.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Dismissal of BF Borgers CPA PC. On May 7, 2024, the Company’s Board of Directors and Audit Committee approved the dismissal of BF Borgers CPA PC (“BF Borgers”) as the Company’s independent registered public accounting firm, following the SEC’s announcement on May 3, 2024 that BF Borgers had agreed to a permanent ban on appearing or practicing before the SEC. The reports of BF Borgers on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph relating to the Company’s ability to continue as a going concern. During the fiscal years ended December 31, 2023 and 2022 and through May 7, 2024, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BF Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BF Borgers, would have caused BF Borgers to make reference to the subject matter of the disagreement in its reports, and there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting disclosed in its Annual Report on Form 1-K. BF Borgers is not currently permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings dated May 3, 2024, and the Company has therefore not obtained a letter from BF Borgers stating whether it agrees with these statements.

Engagement and dismissal of SetApart Accountancy Corp. On May 10, 2024, the Company’s Audit Committee and Board of Directors approved the appointment of SetApart Accountancy Corp (“SetApart FS”) as the Company’s independent accountant for the fiscal years ended December 31, 2023 and 2022. During those fiscal years and through the date of engagement, neither the Company nor anyone on its behalf consulted SetApart FS regarding any of the matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K. On September 18, 2025, the Company’s Audit Committee and Board of Directors dismissed SetApart FS. The decision to change accountants was made to return to reporting under the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) rather than auditing standards generally accepted in the United States of America. SetApart FS’s report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that it contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through September 18, 2025, there were no disagreements with SetApart FS on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of SetApart FS, would have caused SetApart FS to make reference to the subject matter of the disagreement in its reports, and there were no reportable events.

Engagement of Cherry Bekaert LLP. On January 28, 2025, the Company’s Audit Committee and Board of Directors approved the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm to perform audits under PCAOB standards, beginning with the fiscal years ended December 31, 2024 and 2023. Cherry Bekaert LLP has audited the Company’s consolidated financial statements as of and for the years ended December 31, 2025, 2024 and 2023 in accordance with PCAOB standards. During the fiscal years ended December 31, 2024 and 2023 and through January 28, 2025, neither the Company nor anyone on its behalf consulted Cherry Bekaert LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Cherry Bekaert LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement or a reportable event.

The statements in this prospectus concerning SetApart FS are consistent with the disclosure the Company previously reported under Item 4.01 of its Current Reports on Form 1-U filed May 10, 2024 and September 23, 2025. In connection with the Form 1-U filed September 23, 2025, the Company provided SetApart FS with a copy of the disclosure it made in response to Item 304(a) of Regulation S-K, and SetApart FS furnished a letter addressed to the Securities and Exchange Commission, dated September 23, 2025, stating that it had read those statements and agreed with them insofar as they relate to its firm. A copy of that letter is filed as Exhibit 16.1 to the registration statement of which this prospectus is a part.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits included with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits, portions of which have been omitted as permitted by SEC rules and regulations. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC at http://www.sec.gov.

Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We will also make these documents publicly available, free of charge, on our website at www.MEDX-RX.com as soon as reasonably practicable after filing such documents with the SEC. Information on, or accessible through, our website is not part of this prospectus.

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MED-X, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

June 30, 2026 AND 2025

F-1

MED-X, INC. Condensed Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents	$1,499,141	$270,079
Accounts Receivable, net	238,442	128,344
Inventory	1,102,666	960,506
Prepaids and Other Current Assets	147,284	208,654
Total Current Assets	2,987,533	1,567,583

Property and Equipment, net	130,975	141,569
Right-of-Use Operating Lease Asset	1,711,363	1,883,195
Intangible Assets	1,004	1,904
Security Deposit	54,624	54,624
Total Assets	$4,885,499	$3,648,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Liabilities	$691,572	$670,817
Line of Credit	169,189	97,776
Line of Credit Agreement, related party	-	499,617
Liability for Unissued Shares	-	375,000
Current Portion of Note Payable	18,384	17,602
Current Portion of Lease Liability	337,492	317,520
Total Current Liabilities	1,216,637	1,978,332

Line of Credit Agreement, related party	499,617	-
Note Payable, net of current portion	67,867	77,259
Lease Liability, net of current portion	1,400,815	1,574,657
Total Liabilities	3,184,936	3,630,248

STOCKHOLDERS’ EQUITY
Common Stock: $0.001 par value, 300,000,000 shares authorized. 25,701,539 and 23,937,044 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	25,701	23,937
Preferred Stock: 5,000,000 authorized, $0.001 par value; Series A Preferred Stock: 10,000 shares authorized, issued and outstanding	10	10
Additional Paid in Capital	57,057,748	47,715,548
Accumulated Deficit	(55,382,896)	(47,720,868)
Total Stockholders’ Equity	1,700,563	18,627
Total Liabilities and Stockholders’ Equity	$4,885,499	$3,648,875

See accompanying notes to unaudited condensed consolidated financial statements.

F-2

MED-X, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net Revenue	$508,148	$459,286	$1,030,263	$885,520
Cost of Goods Sold	297,564	306,989	734,212	633,746
Gross Profit	210,584	152,297	296,051	251,774

Operating Expenses:
General and Administrative	1,122,780	2,814,666	7,263,540	3,643,353
Sales and Marketing	283,968	474,851	671,128	718,398
Total Operating Expenses	1,406,748	3,289,517	7,934,668	4,361,751

Operating Loss	(1,196,164)	(3,137,220)	(7,638,617)	(4,109,977)

Interest Expense	11,718	16,448	23,411	28,079
Loss Before Provision for Income Taxes	(1,207,882)	(3,153,668)	(7,662,028)	(4,138,056)
Provision/(Benefit) for Income Taxes	-	-	-	-
Net Loss	$(1,207,882)	$(3,153,668)	$(7,662,028)	$(4,138,056)

Net (Loss) per Share – basic and diluted	$(0.05)	$(0.15)	$(0.31)	$(0.19)

Weighted Average Shares Outstanding – basic and diluted	25,247,067	21,747,227	24,849,554	21,303,784

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

MED-X, INC. Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

					Additional		Total
	Common Stock		Preferred Shares		Paid In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance – December 31, 2025	23,937,044	$23,937	10,000	$10	$47,715,548	$(47,720,868)	$18,627
Issuance of Common Stock for Consulting Services	125,000	125	-	-	374,875		375,000
Stock Options, Stock-Based Compensation	-	-	-	-	4,919,242	-	4,919,242
Issuance of Common Stock for Cash, net of offering costs	855,273	855	-	-	1,884,884	-	1,885,739
Net Loss	-	-	-	-	-	(6,454,146)	(6,454,146)
Balance – March 31, 2026	24,917,317	24,917	10,000	10	54,894,549	(54,175,014)	744,462
Stock Options, Stock-Based Compensation	-	-	-	-	159,978	-	159,978
Issuance of Common Stock for Cash, net of offering costs	784,222	784	-	-	2,003,221	-	2,004,005
Net Loss	-	-	-	-	-	(1,207,882)	(1,207,882)
Balance – June 30, 2026	25,701,539	$25,701	10,000	$10	$57,057,748	$(55,382,896)	$1,700,563

					Additional		Total
	Common Stock		Preferred Shares		Paid In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - December 31, 2024	20,482,818	$20,483	10,000	$10	$40,618,236	$(40,760,495)	$(121,766)
Stock Options, Stock-Based Compensation	-	-	-	-	1,812	-	1,812
Issuance of Common Stock for Cash, net of offering costs	771,583	771	-	-	1,133,239	-	1,134,010
Net Loss	-	-	-	-	-	(984,388)	(984,388)
Balance – March 31, 2025	21,254,401	21,254	10,000	10	41,753,287	(41,744,883)	29,668
Stock Options, Stock-Based Compensation	-	-	-	-	1,812	-	1,812
Issuance of Common Stock for Consulting Services	641,000	641	-	-	1,922,359		1,923,000
Issuance of Common Stock for Cash, net of offering costs	693,280	694	-	-	1,445,314	-	1,446,008
Net Loss	-	-	-	-	-	(3,153,668)	(3,153,668)
Balance – June 30, 2025	22,588,681	$22,589	10,000	$10	$45,122,772	$(44,898,551)	$246,820

See accompanying notes to unaudited condensed consolidated financial statements.

F-4

MED-X, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)

For The Six Months Ended June 30,	2026	2025

CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$(7,662,028)	$(4,138,056)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization Expense	11,494	16,365
Non-cash Lease Accounting Adjustments	17,962	(41,315)
Consulting Expense, settled through stock issuance	-	1,923,000
Stock-Based Compensation Expense	5,079,220	3,624
Changes in operating assets and liabilities:
Accounts Receivable, net	(110,098)	(111,543)
Inventory	(142,160)	(195,230)
Prepaids and Other Current Assets	61,370	142,097
Accounts Payable	20,755	3,018
Net Cash Used in Operating Activities	(2,723,485)	(2,398,040)

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	-	(637)
Net Cash Used In Investing Activities	-	(637)

CASH FLOW FROM FINANCING ACTIVITIES
Common Stock Issued for Cash, net of offering costs	3,889,744	2,580,018
(Repayment) on Debt	(8,610)	(7,894)
Borrowings - Line of Credit	71,413	77,820
Net Cash Provided by Financing Activities	3,952,547	2,649,944

Net Change in Cash and Cash Equivalents	1,229,062	251,267
Cash—Beginning of the Period	270,079	198,185
Cash—End of the Period	$1,499,141	$449,452

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Period for Interest	$23,411	$28,079
Cash Paid During the Period for Income Taxes	$-	$-
Cash Paid for Operating Lease Liabilities	$215,554	$206,572

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES
Common Stock Issued Related to Liability for Unissued Shares	$375,000	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-5

MED-X, INC. Notes to the Condensed Consolidated Financial Statements For The Three and Six Months Ended June 30, 2026 and 2025 (Unaudited)

1. NATURE OF OPERATIONS

Med-X, Inc. (“Med-X”) was incorporated on February 24, 2014, in the state of Nevada. Med-X has a wholly-owned subsidiary, Pacific Shore Holdings, Inc. (“PSH”), which was established on August 12, 1981, in the state of Delaware. Med-X acquired this subsidiary through a merger in April of 2018. The consolidated financial statements of Med-X and PSH (which collectively may be referred to as the “Company”, “we”, “us”, or “our”), are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Canoga Park, California.

Med-X and PSH developed a series of natural “green” branded products under our product names: Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, turf, janitorial, hospitality, transportation and agriculture, and other agricultural applications, including use by legally operating hemp and cannabis cultivators where permitted by applicable law. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national and international distribution outlets positioned around the United States (US).

The Company markets products under its Malibu Brands division, which currently includes its Pacific Pain Relief Cream, a topical product formulated with naturally derived ingredients. The product is offered primarily through the Company's e-commerce platform. The Malibu Brands product line currently consists of this product, and the Company may develop additional formulations in the future. Although the Company has explored product formulations that may include hemp-derived ingredients that are permissible under applicable law, the Company does not currently cultivate, distribute, manufacture, or sell cannabis or hemp products. The Company does not operate in the cannabis industry and does not directly participate in the cultivation, processing, distribution, or sale of cannabis or marijuana products. The Company also operates the MJT Network® through its online media platform, www.marijuanatimes.org, which publishes cannabis-related media content and generates revenue from advertisers and traffic optimization activities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The accounting policies conform to U.S. GAAP.

Basis of Consolidation

The Company’s unaudited condensed consolidated financial statements include the accounts of Med-X Inc., and its wholly owned subsidiary, Pacific Shore Holdings, Inc., over which the Company exercises control. Intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation Unaudited Interim Financial Information

The accompanying interim condensed consolidated financial statements are unaudited. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all the normal recurring adjustments necessary to present fairly the financial position and results of operations as of and for the periods presented. The interim results are not necessarily indicative of the results to be expected for the full year or any future period.

Certain information and footnote disclosures normally included in the condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company believes that the disclosures are adequate to make the interim information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto included in the Company’s Report on Form 1-K filed on April 24, 2026, for the years ended December 31, 2025 and 2024.

F-6

Use of Estimates

The preparation of condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Information

Operating segments are comprised of the components of an entity in which separate information is available for evaluation by the Company’s chief operating decision maker, or group of decision makers, in determining how to allocate resources in evaluating performance. The Company is organized primarily by product line and has determined it has a single operating segment which includes online sales via our managed ecommerce site, distributor sales and reseller sales via Amazon, of a like line of products, which have an intertwined production and distribution model and are distributed from one operating location. The Company derives immaterial revenue from advertising sales from our online media platform “MJT Network®”.

The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. The accounting policies for our product lines include revenue recognition applicable to both wholesale and retail (on-line) product sales and revenue is recognized in full at the time of the transfer of goods. The CODM evaluates the performance of the single operating segment based on the Company’s net loss as reported in the Statements of Operations and allocates resources based on consumer demand for product lines, expected marketing costs to engage consumers and underlying costs of products sold. The Company’s segment assets, including inventory and intangible assets, are reported on the Balance Sheets.

The CODM reviews performance based on gross profit, operating profit, and net earnings. Operating profit is reviewed to monitor the operating and administrative expenses of the Company. Profitability is important to the Company’s ability to grow and expand operations and strategic initiatives. Accordingly, the CODM considers operating expenses, and other expense of our single operating segment as reported on the statement of operations and considers our current and total assets as recorded on the balance sheet. There are no additional expenses or asset information that are supplemental to those disclosed in these consolidated financial statements that are regularly provided to the CODM.

Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In accordance with ASC 205-40, Presentation of Financial Statements – Going Concern, management evaluated whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these condensed consolidated financial statements were available to be issued.

The Company has a history of net losses and negative cash flows from operations and has funded its operations primarily through sales of its common stock. For the six months ended June 30, 2026, the Company incurred a net loss of $7,662,028, which includes $5,079,220 of non-cash stock-based compensation, and used $2,723,485 of cash in operating activities, and as of June 30, 2026, it had an accumulated deficit of $55,382,896. As of December 31, 2025, management concluded that these conditions raised substantial doubt about the Company’s ability to continue as a going concern. Before consideration of management’s plans, these conditions continue to raise substantial doubt.

In evaluating the significance of these conditions in relation to the Company’s ability to meet its obligations, management considered that, as of June 30, 2026, the Company had cash of $1,499,141 and working capital of $1,770,896. During the six months ended June 30, 2026, the Company raised net proceeds of $3,889,744 from sales of its common stock, and the maturity of the $499,617 of principal outstanding under the related party line of credit has been extended to April 13, 2028 (Notes 6 and 10). Management also considered the Company’s forecasted operating cash requirements and its conditional obligations, including the $400,000 payable to the GEM Parties upon a listing of the Company’s common stock (Note 13). Absent any other financing, the Company’s cash on hand, together with the $924,000 of net proceeds from its private placement received after June 30, 2026 and the $5,010,000 to be received at the initial closing under the Securities Purchase Agreement with Streeterville Capital, LLC described below, is expected to fund its forecasted operating cash requirements through October 31, 2027.

Management’s plans to address these conditions include the following. Between July 1, 2026 and September 18, 2026, the Company sold 402,666 shares of common stock in its private placement for net proceeds of $924,000. On September 16, 2026, the Company entered into a Securities Purchase Agreement with Streeterville Capital, LLC under which the investor will purchase 5,000 shares of Series B Convertible Preferred Stock, together with a warrant and commitment shares, for $5,010,000 at the closing, which occurs on the date the Company’s common stock is first listed on its principal market, subject to the conditions described in Note 13; additional purchases, up to $30,000,000 in total, are at the Company’s request and subject to further conditions. The $5,010,000 to be received at the initial closing under the Securities Purchase Agreement, and the availability of additional purchases up to $30,000,000, are contingent on the Company’s common stock first being listed on its principal market; the Company will not receive these proceeds prior to that listing. Management believes the listing is probable of occurring in the near-term based on the resolution of the SEC review process and the pendency of the Company’s listing application with Nasdaq. Because the Company’s common stock will be listed through a direct listing rather than an underwritten public offering, the listing does not depend on marketing an offering or building a book of investors, which management believes removes significant execution risk associated with that process. Management’s cash flow forecast, which reflects the Company’s working capital, the proceeds received after June 30, 2026, the funding expected at the closing under the Securities Purchase Agreement and the Company’s forecasted operating cash requirements, indicates that the Company is expected to have sufficient liquidity to meet its obligations as they become due for at least one year after the date these condensed consolidated financial statements were available to be issued. Management believes it is probable that these plans will be effectively implemented and that, when implemented, they will mitigate the conditions described above. Accordingly, management has concluded that its plans alleviate the substantial doubt about the Company’s ability to continue as a going concern.

F-7

Impairment of Long-lived Assets

Long-lived assets, such as property and equipment and identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We look for indicators of a trigger event for asset impairment and pay special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows, which is generally at a location level. Assets are reviewed using factors including, but not limited to, our future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset. The Company did not recognize any impairment loss for the three and six months ended June 30, 2026 and 2025.

Concentration of Credit Risk

Customer Concentrations

During the three months ended June 30, 2026, the Company earned 68% of net revenue from 3 customers and during the three months ended June 30, 2025, the Company earned 74% of net revenue from 3 customers. During the six months ended June 30, 2026, the Company earned 40% of net revenue from three customers and during the six months ended June 30, 2025, the Company earned 37% of net revenue from two customers.

Supplier Concentrations

During the three months ended June 30, 2026 and 2025, the Company made purchases from one major supplier that accounted for 82% and one major supplier that accounted for 71% of cost of goods, respectively. During the six months ended June 30, 2026 and 2025, the Company made purchases from one major supplier that accounted for 70% and two major suppliers that accounted for 80% of cost of goods, respectively.

Disaggregated Revenues

Total revenues, consisting of disaggregated net sales across each of our product lines for the three and six months ended June 30, 2026 and 2025 are set out below:

Revenue by Product
	Three Months Ended June 30,
	2026 $	2026%	2025 $	2025%

Nature-Cide	$398,670	78.5%	$295,469	64.3%
Thermal-Aid	108,767	21.4%	149,534	32.6%
Malibu Brands	711	0.1%	14,283	3.1%
TOTAL	$508,148	100.0%	$459,286	100.0%

Revenue by Product
	Six Months Ended June 30,
	2026 $	2026%	2025 $	2025%

Nature-Cide	$646,845	62.8%	$481,082	54.4%
Thermal-Aid	381,471	37.0%	386,401	43.6%
Malibu Brands	1,947	0.2%	18,037	2.0%
TOTAL	$1,030,263	100.0%	$885,520	100.0%

F-8

The following table reflects disaggregated revenue by sales channel for the three and six months ended June 30:

Revenue by Channel — Three Months Ended June 30
	2026 $	2025 $

Ecommerce/Online	$172,693	$185,668
Distributors	335,455	273,618
TOTAL	$508,148	$459,286

Revenue by Channel — Six Months Ended June 30
	2026 $	2025 $

Ecommerce/Online	$468,867	$437,323
Distributors	561,396	448,197
TOTAL	$1,030,263	$885,520

Revenue by product and by channel above is presented on the same net revenue basis as the condensed consolidated statements of operations and includes shipping revenue, other revenue and discounts allocated across the product lines and channels.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expenses for the three months ended June 30, 2026 and 2025 amounted to $224,765 and $383,156, respectively. Advertising and promotional expenses for the six months ended June 30, 2026 and 2025 amounted to $509,342 and $553,875, respectively, which is included in sales and marketing expenses on the accompanying consolidated statements of operations.

Stock-Based Compensation

The Company accounts for stock-based compensation to both employees and non-employees in accordance with ASC 718, Compensation - Stock Compensation. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense rateably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options. Stock issued to third-party consultants is recorded at the estimated grant date fair value of the common stock, as determined by recent sales to third parties.

Basic and Diluted Net Loss Per Share

Basic and diluted loss per share (“EPS”) amounts in the unaudited condensed consolidated financial statements are computed in accordance with ASC 260-10, Earnings Per Share, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Potentially dilutive securities were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive. During the three and six months ended June 30, 2026, there were 4,270,695 potentially anti-dilutive shares as a result of outstanding stock options and share purchase warrants. During the three and six months ended June 30, 2025, there were 265,400 potentially anti-dilutive shares as a result of outstanding stock options and share purchase warrants.

F-9

Income Taxes

The Company is taxed as a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense. The Company’s effective tax rate differs from statutory rates due to an increase in the valuation allowance. A full valuation allowance has been set against its net deferred tax assets as of June 30, 2026 and December 31, 2025.

Recently Issued Accounting Pronouncements Pending Adoption

In November 2024, the FASB issued ASU 2024-03, Income Statement (Topic 220): Disaggregation of Income Statement Expenses, to require additional disclosures of certain amounts included in the expense captions presented on the Statement of Operations as well as disclosures about selling expenses. In January 2025, the FASB issued ASU 2025-01 to clarify the effective date of ASU 2024-03. The ASU is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027, and early adoption is permitted. The Company is currently evaluating the impacts of adopting this guidance on its condensed consolidated financial statement disclosures.

3. INVENTORY

Inventory consists of the following items as of:

	June 30, 2026	December 31, 2025
Raw Materials	$660,707	$547,987
Finished Goods	441,959	412,519
Total Inventory	$1,102,666	$960,506

4. DETAILS OF CERTAIN ASSETS AND LIABILITIES

Prepaid and other current assets consist of the following items as of:

	June 30, 2026	December 31, 2025
Advances to Suppliers	$69,807	$22,500
Prepaid Rent	17,963	17,963
Escrow account	47,884	150,629
Other Current Assets	11,630	17,562
Total Prepaids and Other Current Assets	$147,284	$208,654

F-10

Accounts payable and accrued liabilities consists of the following items:

	June 30, 2026	December 31, 2025
Accounts Payable	$369,985	$380,694
Credit Cards	60,011	31,736
Accrued Employee Compensation	188,276	184,362
Other Payroll Liabilities	73,300	74,025
Total Accounts Payable and Accrued Liabilities	$691,572	$670,817

5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following items as of:

	June 30, 2026	December 31, 2025
Buildings & Improvements	$337,806	$337,806
Furniture & Equipment	328,908	328,908
Software and Website	166,514	166,514
Vehicles	237,184	237,184
Property and Equipment, at cost	1,070,412	1,070,412
Accumulated Depreciation	(939,437)	(928,843)
Property and Equipment, Net	$130,975	$141,569

Depreciation expenses for property and equipment for the three months ended June 30, 2026 and 2025 were in the amount of $5,297 and $7,732, respectively. Depreciation expenses for property and equipment for six months ended June 30, 2026 and 2025 were in the amount of $10,594 and $15,465, respectively, and is included in general and administrative expense on the accompanying condensed consolidated statements of operations.

6. CREDIT FACILITIES

Line of Credit

The Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Applicable Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate (6.75% as of each of June 30, 2026 and December 31, 2025). At no time will the rate be lower than five and one quarter (5.25%) percent per annum. The Loan Agreement provides the lender with a security interest in substantially all assets of the Company. The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

As of June 30, 2026, and December 31, 2025, the outstanding balance was $169,189 and $97,776, respectively.

Line of Credit- Related Party

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with two of its executive officers (collectively the “Lenders”). The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. As originally executed, the amount outstanding on the Line of Credit Agreement was due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date. The Line of Credit Agreement is supported by issuance of a Promissory Note to the Lenders for any amounts advanced thereunder.

F-11

On August 1, 2023, Med-X and the Lenders amended the Line of Credit Agreement such that Maturity was the earlier of (a) the effective date the Company lists on a public stock exchange or (b) on demand upon thirty (30) days written notice by the Lenders. Effective April 13, 2026, Med-X and the Lenders further amended the obligation so that the entire principal indebtedness, together with all accrued and unpaid interest, is due and payable in full on April 13, 2028. Neither the Promissory Note as originally issued nor any amendment provides for conversion of the obligation into equity, and the Promissory Note is a debt obligation that does not include any conversion features in any period presented. Because the obligation matures on April 13, 2028, the $499,617 of principal outstanding is presented as a non-current liability as of June 30, 2026; the corresponding balance as of December 31, 2025, when the obligation was payable on demand, is presented as a current liability.

7. LEASES

The Company conducts its operations from facilities in Canoga Park, California that was initially leased under a five-year lease which expired September 14, 2020. The Company renewed its lease for an additional five-year term which expired October 14, 2025. The Company renewed its lease for an additional five-year term which expires October 14, 2030. The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area. Monthly payments range from $35,926 to $41,913 and contain escalation clauses. Rent expense is generally recognized on a straight-line basis over the lease term under ASC Topic 842.

The weighted average lease term for the Company’s operating leases as of June 30, 2026, and December 31, 2025 was 4.25 years and 4.75 years, respectively.

The weighted average discount rate used for operating leases is 6.75%, based on the Company’s incremental borrowing rate.

Minimum future lease payments under non-cancellable operating leases as of June 30, 2026, are as follows:

For The Year Ended December 31,
Remainder of 2026	$220,044
2027	453,560
2028	471,524
2029	489,486
2030	377,219
2,011,833
Less: Present Value Discount	(273,526)
Total	1,738,307
Less: current portion	(337,492)
Lease Liability, net of current portion	$1,400,815

8. CAPITALIZATION AND EQUITY TRANSACTIONS

Common Stock

Shares issued during the six months ended June 30, 2026

On March 5, 2026 the Company issued 125,000 shares to a consultant in order to retire a liability for unissued shares accrued on the Company's balance sheet at December 31, 2025 in the amount of $375,000.

During the six months ended June 30, 2026, the Company sold 306,544 shares of common stock at $4.00 per share in its Tier 2 Reg A+ Offering with net proceeds of $1,132,813.

F-12

During the six months ended June 30, 2026, the Company sold 1,332,951 shares of common stock at $3.00 per share in its private placement with net proceeds of $2,756,931.

Shares issued during the six months ended June 30, 2025

In May 2024 the Company launched a Regulation CF Crowdfunding, offering shares of common stock at $3.00 per share. During the six months ended June 30, 2025, the Company issued 285,947 shares of common stock under this offering and received proceeds of $532,538, net of offering costs. On April 15, 2025, the Company filed a Form C-U indicating that the Company had terminated its Regulation CF Offering as of April 4, 2025.

During the six months ended June 30, 2025, the Company sold 937,250 shares of common stock at $2.00 per share under a private placement offering memorandum. The Company also sold 241,666 shares of common stock at $3.00 per share under the terms of a private placement. The Company received total proceeds of $2,047,480, net of offering costs.

During the six months ended June 30,2025, the Company also issued 641,000 shares of common stock for consulting services valued at $1,923,000 or $3 per share.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred shares at a par value of $0.001. As of June 30, 2026 and December 31, 2025, 10,000 shares of preferred stock have been issued and are outstanding, which have been designated as Series A Super Voting Preferred Stock. The Series A Super Voting Preferred Stock has nominal economic rights (i.e. no conversion right, no dividend rights and no liquidation preference) but do confer Matthew Mills 51% voting control of the Company. The Preferred Stock also has redemption rights, in which the shares of the Preferred Stock shall be automatically, and without any required action by the Company or the holders thereof, redeemed by the Company at their par value on the first to occur of the following trigger events: (i) on the date Matthew Mills ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange, provided, however, that (a) the listing rules of any such exchange prohibit preferential voting rights of a class of the Company, or (b) listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series A Preferred Stock set forth in our Certificate of Designation. For the sake of clarity, the only rights designated to the series A super voting Preferred Stock are voting rights.

9. SHARE-BASED COMPENSATION

Stock Options

Effective January 2, 2026, the Board of Directors approved the 2026 Option Incentive Plan (the “Plan”) which provides for the grant of up to 10,000,000 shares of common stock. In addition, the Board of Directors approved 1,765,000 options for exercise at $3.00 per share and a term of ten years to be issued to officers, directors, employees and consultants. Of the options granted 930,000 were fully vested on date of grant, 825,000 vested as to 30% on the date of grant with the balance vesting on the second anniversary of grant date and 10,000 vest in full on the first anniversary of date of grant. Concurrently the Board of Directors approved 900,000 fully vested options for exercise at $3.30 per share to be issued to two executive officers with a five-year term.

On March 17, 2026, the Board of Directors approved the grant of an additional 900,000 fully vested options under the Plan with a term of five years to two executive officers of the Company, for exercise at $3.30 per share. Concurrently the Board of Directors approved the grant of a further 700,000 options with a term of ten years to officers of which 500,000 were fully vested on date of grant and the remaining 200,000 options vested as to 30% on the date of grant with the balance vesting on the second anniversary of grant date.

F-13

A summary of the Company’s stock option activity and related information is as follows:

		Summary of Stock Options Outstanding
	Total Options	Weighted Average Exercise Price per Option	Weighted Average Remaining Contractual Term (Years)
Outstanding as of December 31, 2025	-	$-	-
Exercisable as of December 31, 2025	-	-	-
Granted	4,265,000	3.13	7.89
Exercised	-	-	-
Forfeited, canceled, or expired	-	-	-
Outstanding as of June 30, 2026	4,265,000	3.13	7.48
Exercisable as of June 30, 2026	3,537,500	3.10	6.89

A summary of the activity related to vested and unvested stock option units granted is as follows:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Average Remaining Contractual Life (Years)

Balance – December 31, 2025, unvested	-	$-	$-	-
Options issued	4,265,000	3.13	1.43	7.89
Options vested	(3,537,500)	3.10	1.37	7.13
Forfeited, canceled, or expired	-	-	-	-
Balance – June 30, 2026, unvested	727,500	$3.00	$1.74	9.55

The Company valued options issued in January and March 2026 using the Black-Scholes option pricing model utilizing expected volatility between 57.6% and 60.4%, risk-free interest rates between 3.74% and 4.19%, no expected dividend yield, and expected terms ranging from 2.5 years to 6.0 years. Expected terms were determined using the simplified method in accordance with SEC Staff Accounting Bulletin guidance applicable to share option awards. Certain incentive stock options issued to executive officers holding more than 10% voting control were subject to a maximum contractual term of five years pursuant to Internal Revenue Code requirements applicable to 10% shareholders, which resulted in shorter expected terms utilized in the valuation model. The estimated fair value of the options ranged from approximately $1.10 to $1.74 per option.

The Company recorded share-based compensation expense of $5,079,220 and $3,624 during the six months ended June 30, 2026 and 2025, respectively, which is included in general and administrative in the consolidated income statements. The Company recorded share-based compensation expense of $159,978 and $1,812 during the three months ended June 30, 2026 and 2025, respectively. Unamortized compensation expense associated with unvested options was $1,016,753 as of June 30, 2026. The weighted average period over which these costs are expected to be recognized is approximately 1.61 years.

The aggregate intrinsic value of the options as of June 30, 2026, and December 31, 2025 was $0.

F-14

Warrants

A summary of the Company’s warrants activity and related information is as follows:

	Number of Awards	Weighted Average Exercise	Weighted Average Contract Term
Outstanding at December 31, 2025	17,587	$9.60	0.70
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	(11,892)	9.60	-
Outstanding at June 30, 2026	5,695	$9.60	1.21

The aggregate intrinsic value of the warrants as of June 30, 2026, and December 31, 2025 is $0.

10. RELATED PARTY TRANSACTIONS

Line of Credit- Related Party

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) providing for advances as needed up to a maximum of $500,000 for working capital with two of its executive officers, Matthew Mills and Jennifer Mills. As amended effective April 13, 2026, the entire principal indebtedness, together with all accrued and unpaid interest, is due and payable in full on April 13, 2028, and the Company may prepay the outstanding principal at any time prior to maturity without premium or penalty.

As of both June 30, 2026 and December 31, 2025, the Company has drawn $499,617 against the Line of Credit Agreement and incurred interest expenses of $19,430 and $22,248, for the six months ended June 30, 2026 and 2025, respectively. Interest expense on the Line of Credit Agreement for the three months ended June 30, 2026 and 2025 was $9,774 and $13,757, respectively. Included in accounts payable as of June 30, 2026 and as of December 31, 2025 are interest payable of $5,695 and $5,805, respectively. The $499,617 of principal outstanding is classified as a non-current liability as of June 30, 2026 and as a current liability as of December 31, 2025.

License Agreement

The Company’s subsidiary, PSH, has an exclusive royalty-free worldwide master license from Matthew Mills, the Company’s CEO and one of the founders of the Company to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by PSH or its insolvency. Upon the closing of the Merger on April 16, 2018, a Nature-Cide sublicense agreement between PSH, as sub licensor, and the Company, as sublicensee, was merged and terminated. Accordingly, PSH can sell Nature-Cide directly to all potential customers for the product throughout the world.

In June 2012 the Company’s subsidiary, PSH, entered into a licensing agreement with Dr. Morton I. Hyson, M.D., P.C., a former director of the Company, dba Hyson Medical Products whereunder PSH was granted an exclusive license to utilize patents for certain branded products in consideration of a fee of 5% of the net sales of associated PSH branded products thirty days after each calendar quarter for five (5) years from commencement of sales, or the term of the agreement, whichever is longer. The agreement carried an initial term of five (5) years and is automatically extended thereafter for additional 12-month terms unless either party notifies the other party of the termination of the agreement, with at least six (6) months prior written notice. The patents (1) Device and Method for Treatment of Headache - 5,700,238 (Expired December 23, 2017), (2) Medicated Wrap - 6,313,370 (Expired November 6, 2021), and (3) Medicated Wrap - 7,186,260 (Expired March 6, 2022) have all since expired and we are using the technology and case study covered by these patents to market additional private label consumer products under our brand to address headache pain relief, both migraine and tension.

11. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations.

F-15

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of June 30, 2026, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

12. OTHER EVENTS

On June 1, 2026, the Board of Directors of Med-X, Inc. approved, by unanimous written consent, an amendment to the Company’s Articles of Incorporation to effect a 1-for-2 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Split”). This unanimous written consent also rescinded the May 8, 2026 unanimous written consent regarding the 1-for-1.3 Reverse Split. The Reverse Split is intended to become effective following the effectiveness of the Company’s planned registration statement and prior to the anticipated listing of the Company’s common stock on the Nasdaq Global Market.

The Reverse Split has not yet become effective as of the date these financial statements were issued. Upon effectiveness, every 2 shares of issued and outstanding common stock will be automatically combined into one share of common stock, with proportional adjustments to outstanding equity awards and other convertible or exercisable securities, as applicable, in accordance with their governing terms. The Reverse Split will not modify the authorized capital of the Company.

13. SUBSEQUENT EVENTS

Between July 1, 2026 and September 18, 2026, the Company sold 402,666 shares of common stock at $3.00 per share in its private placement with net proceeds of $924,000.

On August 5, 2026, the Share Purchase Agreement dated August 5, 2021 among the Company, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, the “GEM Parties”) expired or terminated by its terms.

On August 26, 2026, the Company entered into a Settlement Agreement and Mutual Release with the GEM Parties relating to that Share Purchase Agreement and the related warrant and registration rights agreement (collectively, the “Prior GEM Documents”). Under the Settlement Agreement, the Company will pay the GEM Parties $400,000, solely in cash, upon the earlier of the first date on which the Company’s common stock is listed, quoted or admitted to trading on a public marketplace and the closing of an alternative transaction, in each case as defined in the Settlement Agreement. Upon receipt or deemed timely tender of that amount, the Prior GEM Documents, and all rights and obligations arising under or relating to them, including the warrant and the registration rights agreement, are terminated and released. No note, equity instrument, warrant or registration right is being issued in connection with the Settlement Agreement.

The Company’s payment obligation is conditioned on the occurrence of that listing or alternative transaction. If neither has occurred on or before August 26, 2027, the GEM Parties may terminate the Settlement Agreement, in which case no payment is due and the terminations and releases do not become effective; if a listing or alternative transaction occurs within twelve months after such termination, the $400,000 remains payable in cash within five business days. From the date the payment obligation arises until payment is received, the GEM Parties have agreed not to exercise or transfer the warrant or the registration rights agreement.

On September 8, 2026, the Company and the Lenders, Matthew Mills and Jennifer Mills, two of the Company’s executive officers, entered into a Third Amendment to Promissory Note and Line of Credit Agreement. The amendment restates the definition of Maturity Date in the Line of Credit Agreement as April 13, 2028, consistent with the April 13, 2026 amendment to the Promissory Note, and permits voluntary prepayment before that date only if all amounts then due and payable to Streeterville Capital, LLC have been paid in full and the Company’s Chief Financial Officer certifies in writing that the prepayment would not reasonably be expected to cause, contribute to or exacerbate substantial doubt regarding the Company’s ability to continue as a going concern for the twelve months following the prepayment. The amendment does not change the principal amount outstanding, the interest rate or the Maturity Date, and had no effect on the amounts recognized in these unaudited condensed consolidated financial statements. See Note 6 and Note 10.

F-16

On September 16, 2026, the Company entered into a Securities Purchase Agreement with Streeterville Capital, LLC providing for the purchase of up to $30,000,000 of the Company’s Series B Convertible Preferred Stock. At the closing, which occurs on the date the Company’s common stock is first listed on its principal market, the Company will issue to the investor 5,000 shares of Series B Convertible Preferred Stock, a warrant to purchase shares of common stock and a number of commitment shares equal to one percent of the $30,000,000 commitment amount divided by the Nasdaq valuation price, in consideration of $5,010,000, of which $5,000,000 is allocated to the preferred shares and $10,000 to the warrant, less a $25,000 transaction expense payable to the investor at closing. Before the closing, the Company is required to seek stockholder approval of the issuance of all Series B Convertible Preferred Stock issuable under the full commitment and of common stock issuable in excess of the exchange cap under Nasdaq Listing Rule 5635(d), and receipt of that approval is a condition to the closing. Additional purchases of Series B Convertible Preferred Stock during the commitment period are at the Company’s request and are subject to the conditions set forth in the agreement, including effectiveness of a registration statement covering the underlying common stock and that stockholder approval.

On September 16, 2026, the Board of Directors designated 40,000 shares of preferred stock as Series B Convertible Preferred Stock, par value $0.001 per share, with a stated value of $1,086.96 per share. The Series B Convertible Preferred Stock accrues a return of eight percent per annum, compounding daily and payable quarterly in cash or in additional shares of Series B Convertible Preferred Stock, ranks senior to the common stock as to dividends and on liquidation, does not participate in dividends paid on the common stock, and is convertible into common stock at the Nasdaq valuation price, subject to a floor price of $4.00 beginning on the listing date and, following an accelerated conversion price event or an event of default, to conversion at the lesser of that price and ninety percent of the lowest daily volume weighted average price during the preceding ten trading days. The Company may redeem the Series B Convertible Preferred Stock at its option beginning six months after the listing date. The warrant, which is dated September 16, 2026 and becomes exercisable on the listing date, entitles the holder to purchase the number of shares of common stock equal to $15,000,000 divided by the $10.00 exercise price. The warrant expires three years after the listing date, subject to earlier expiration upon any termination of the Securities Purchase Agreement before the closing or, if the closing has not occurred, six months after the warrant’s issue date, and to the Company’s right to terminate the warrant on ten days’ written notice at any time after the date that is nine months following the listing date. No shares of Series B Convertible Preferred Stock, commitment shares or warrant shares were issued, and no amounts related to these agreements are recognized, in these unaudited condensed consolidated financial statements.

On September 15, 2026, the Company entered into a Placement Agency Agreement with Maxim Group LLC (“Maxim”), under which Maxim will act as the Company’s exclusive lead placement agent, on a reasonable best efforts basis, in connection with a proposed offering of the Company’s securities. The agreement does not obligate Maxim to purchase any securities or the Company to issue any securities or to complete the offering, and the terms of any offering and of the securities to be sold remain subject to agreement among the Company, Maxim and the purchasers. Upon a closing of the placement, the Company will pay Maxim a cash fee equal to seven percent of the aggregate gross cash proceeds actually received by the Company on the closing date from the sale of securities and a cash fee equal to five percent of the proceeds received by the Company upon the exercise of any warrants issued in the placement, and will reimburse Maxim’s reasonable and documented out-of-pocket expenses, including the fees of its legal counsel, in an amount not to exceed $35,000 in the aggregate, in each case payable out of the gross proceeds of the placement at closing. No agent warrants, shares of common stock, transaction fee or other compensation under the Company’s existing engagement letter with Maxim is payable with respect to the placement. The Company also granted Maxim a right of first refusal, for twelve months following the closing date, to act as its exclusive underwriter, placement agent, sales agent or advisor for future public or private equity, equity-linked or debt offerings, excluding commercial bank debt, and agreed that the compensation described above will also be payable if, within twelve months following a closing or a termination of the agreement other than for cause, the Company completes a financing of equity, equity-linked or convertible securities with a purchaser in the placement or with a potential purchaser introduced to the Company by Maxim.

The Company has evaluated subsequent events for the period from June 30, 2026, through September 21, 2026, which is the date the unaudited condensed consolidated financial statements were available to be issued.

There have been no other events or transactions during this time which would have a material effect on these unaudited condensed consolidated financial statements.

F-17

MED-X, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

F-18

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Med-X, Inc.

Canoga Park, California

 Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Med-X, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s evaluations of the events and conditions and management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Cherry Bekaert LLP

We have served as the Company’s auditor since 2025.

Tampa, Florida

March 23, 2026

F-19

MED-X, INC. Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
		(Restated)
ASSETS
Current Assets:
Cash & Cash Equivalents	$270,079	$198,185
Accounts Receivable, net	128,344	83,157
Inventory	960,506	615,914
Prepaids and Other Current Assets	208,654	301,351
Total Current Assets	1,567,583	1,198,607

Property and Equipment, net	141,569	158,939
Right-of-Use Operating Lease Asset	1,883,195	220,321
Intangible Assets	1,904	3,704
Security Deposit	54,624	54,624
Total Assets	$3,648,875	$1,636,195

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$670,817	$815,795
Line of Credit	97,776	49,257
Line of Credit Agreement, related party	499,617	499,617
Liability for unissued shares	375,000	-
Current Portion of debt	17,602	16,138
Current Portion of Lease Liability	317,520	282,293
Total Current Liabilities	1,978,332	1,663,100

Debt, net of current portion	77,259	94,861
Lease liability, net of current portion	1,574,657	-
Total Liabilities	3,630,248	1,757,961

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock: $0.001 par value, 300,000,000 shares authorized. 23,937,044 and 20,482,818 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.	23,937	20,483
Preferred Stock: 5,000,000 authorized, $0.001 par value; Series A Preferred Stock: 10,000 shares authorized, issued and outstanding	10	10
Additional Paid in Capital	47,715,548	40,618,236
Accumulated Deficit	(47,720,868)	(40,760,495)
Total Stockholders’ Equity (Deficit)	18,627	(121,766)
Total Liabilities and Stockholders’ Equity (Deficit)	$3,648,875	$1,636,195

See accompanying notes to audited consolidated financial statements.

F-20

MED-X, INC.
Consolidated Statements of Operations

For Years Ended December 31,	2025	2024
		(Restated)
Net Revenue	$1,987,181	$1,730,284
Cost of Goods Sold	1,617,394	1,429,200
Gross Profit	369,787	301,084

Operating Expenses:
General and Administrative	5,985,420	9,095,738
Sales and Marketing	1,291,272	970,193
Total Operating Expenses	7,276,692	10,065,931

Operating Loss	(6,906,905)	(9,764,847)

(Gain) on disposal of assets	-	(30,000)
Interest Expense	53,468	56,594
Loss Before Provision for Income Taxes	(6,960,373)	(9,791,441)
Provision/(Benefit) for income taxes	-	-
Net Loss	$(6,960,373)	$(9,791,441)

Net (loss) per Share – basic and diluted	$(0.31)	$(0.57)

Weighted Average Shares Outstanding – basic and diluted	22,325,983	17,267,663

See accompanying notes to audited consolidated financial statements.

F-21

MED-X, INC. Consolidated Statements of Changes in Stockholders’ (Deficit)

					Additional		Total Stockholders'
	Common Stock		Preferred Shares		Paid In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance - December 31, 2023	14,115,368	$14,115	10,000	$10	$30,414,827	$(30,969,054)	$(540,102)
Stock options, stock-based compensation	-	-	-	-	7,248	-	7,248
Shares issued for Consulting Services	3,038,764	3,039	-	-	5,508,489	-	5,511,528
Issuance of Common Stock for Cash, net of offering costs	3,328,686	3,329	-	-	4,687,672	-	4,691,001
Net Loss (Restated)	-	-	-	-	-	(9,791,441)	(9,791,441)
Balance - December 31, 2024 (Restated)	20,482,818	20,483	10,000	10	40,618,236	(40,760,495)	(121,766)
Stock options, stock-based compensation	-	-	-	-	6,036	-	6,036
Shares issued for Consulting Services	641,000	641	-	-	1,922,359	-	1,923,000
Issuance of Common Stock for Cash, net of offering costs	2,813,226	2,813	-	-	5,168,917	-	5,171,730
Net Loss	-	-	-	-	-	(6,960,373)	(6,960,373)
Balance – December 31, 2025	23,937,044	$23,937	10,000	$10	$47,715,548	$(47,720,868)	$18,627

See accompanying notes to audited consolidated financial statements.

F-22

MED-X, INC.
Consolidated Statements of Cash Flows

For Years Ended December 31,	2025	2024
		(Restated)
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$(6,960,373)	$(9,791,441)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) on sale of assets	-	(30,000)
Depreciation Expense and amortization expenses	27,860	22,136
Non-cash Lease accounting adjustments	(52,990)	(37,983)
Consulting Expense, settled through stock issuance	1,923,000	5,511,528
Consulting Expense, to be settled in stock	375,000	-
Stock-Based Compensation Expense	6,036	7,248
Changes in operating assets and liabilities:
Accounts Receivable, net	(45,187)	(33,052)
Inventory	(344,592)	(79,673)
Prepaids and Other Current Assets	92,697	(221,061)
Accounts Payable	(144,978)	73,582
Net Cash Used in Operating Activities	(5,123,527)	(4,578,716)

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of Property and Equipment	-	30,000
Purchases of Property and Equipment	(8,690)	(30,000)
Net Cash Used In Investing Activities	(8,690)	-

CASH FLOW FROM FINANCING ACTIVITIES
Common Stock Issued for Cash, net of offering costs	5,171,730	4,691,001
(Repayment) on debt	(16,138)	(8,420)
Borrowings/ (Repayment) - Line of Credit	48,519	28,622
Borrowing / (Repayment) - Line of Credit Agreement, related party	-	(49)
Net Cash Provided by Financing Activities	5,204,111	4,711,154

Net Change in Cash and Cash Equivalents	71,894	132,438
Cash—Beginning of the Year	198,185	65,747
Cash—End of the Year	$270,079	$198,185

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$55,792	$51,524
Cash paid for operating lease liabilities	$417,635	$372,728

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES
Vehicle purchased through issuance of debt	$-	$117,320
Change in right of use asset and lease liability due to lease amendment	$1,978,252	$-

See accompanying notes to audited consolidated financial statements.

F-23

MED-X, INC. Consolidated Notes to Financial Statements For Years Ended December 31, 2025 and 2024

1. NATURE OF OPERATIONS

Med-X, Inc. (“Med-X”) was incorporated on February 24, 2014, in the state of Nevada. Med-X has a wholly-owned subsidiary, Pacific Shore Holdings, Inc. (“PSH”), which was established on August 12, 1981, in the state of Delaware. Med-X acquired this subsidiary through a merger in April of 2018. The consolidated financial statements of Med-X and PSH (which collectively may be referred to as the “Company”, “we”, “us”, or “our”), are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Canoga Park, California.

Med-X and PSH developed a series of natural “green” branded products under our product names: Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, turf, janitorial, hospitality, transportation and agriculture, and the cannabis and hemp cultivation and products industries. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national and international distribution outlets positioned around the United States (US).

Malibu Brands are all-natural essential oils, including Hemp and CBD oil products, designed to treat a variety of ailments and while we are marketing certain formats of these products, other formulations are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes Cannabis media content to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and publishes a daily news video through social and news applications. As these core businesses evolve, we will seek to develop and monetize techniques for the recognition and extraction of Cannabis compounds for the medical industry, and a cost-effective pharmacy automation system for the pharmaceutical and cannabis industries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The accounting policies conform to U.S. GAAP.

Basis of Consolidation

The Company’s audited consolidated financial statements include the accounts of Med-X Inc., and its wholly owned subsidiary, Pacific Shore Holdings, Inc., over which the Company exercises control. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidation financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Information

Operating segments are comprised of the components of an entity in which separate information is available for evaluation by the Company’s chief operating decision maker, or group of decision makers, in determining how to allocate resources in evaluating performance. The Company is organized primarily by product line and has determined it has a single operating segment which includes online sales via our managed ecommerce site, distributor sales and reseller sales via Amazon, of a like line of products, which have an intertwined production and distribution model and are distributed from one operating location. The Company derives immaterial revenue from advertising sales from our online media platform “MJT Network®”.

F-24

The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. The accounting policies for our product lines include revenue recognition applicable to both wholesale and retail (on-line) product sales and revenue is recognized in full at the time of the transfer of goods. The CODM evaluates the performance of the single operating segment based on the Company’s net income (loss) as reported in the Statements of Operations and allocates resources based on consumer demand for product lines, expected marketing costs to engage consumers and underlying costs of products sold. The Company’s segment assets, including inventory and intangible assets, are reported on the Balance Sheets.

The CODM reviews performance based on gross profit, operating profit, and net earnings. Operating profit is reviewed to monitor the operating and administrative expenses of the Company. Profitability is important to the Company’s ability to grow and expand operations and strategic initiatives. Accordingly, the CODM considers operating expenses, and other income (expenses) of our single operating segment as reported on the statement of operations and considers our current and total assets as recorded on the balance sheet. There are no additional expenses or asset information that are supplemental to those disclosed in these consolidated financial statements that are regularly provided to the CODM.

Going Concern

The accompanying audited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a net operating loss of $6,960,373, an operating cash outflow of $5,123,527 and liquid assets in cash of $270,079, which are less than a year worth of cash reserves as of December 31, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern in the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying unaudited consolidated financial statements do not include any adjustments that might result from these uncertainties.

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks. The Company’s cash is deposited in demand accounts at financial institutions that management believes are creditworthy. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2025 and December 31, 2024, the Company’s cash and cash equivalents did not exceed FDIC insured limits.

Accounts Receivable and Allowance for Expected Credit Loss

Accounts receivable are carried net of an allowance for expected credit losses. The allowance for expected credit losses is increased by a provision charged to expense and reduced by accounts charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in character and size of the balance, past and expected future loss experience and other pertinent factors.

As of December 31, 2025 and 2024, management determined the allowance for credit losses was de minimis.

Inventories

Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value. Inventories are periodically evaluated to identify obsolete or otherwise impaired products and are written off when management determines usage is not probable. The Company estimates the balance of excess and obsolete inventory by analyzing inventory by age using last used and original purchase date and existing sales pipeline for which the inventory could be used.

F-25

Intangible Assets

Intangible assets with finite lives, such as trademark & copyrights, are amortized on a straight-line basis over their estimated useful lives. The useful life of the trademark is estimated to be 15 years.

Property and Equipment

Property and equipment are stated at cost. Normal repairs and maintenance costs are charged to earnings as incurred and additions and major improvements are capitalized. The cost of assets retired or otherwise disposed of and the related depreciation are eliminated from the accounts in the period of disposal and the resulting gain or loss is credited or charged to earnings.

Depreciation is computed over the estimated useful lives of the related asset type or term of the operating lease using the straight-line method for financial statement purposes. The estimated service lives for property and equipment is as follows:

Category	Useful Life
Buildings & improvements	Lease term
Furniture & equipment	3 years
Software	5 years
Vehicles	Lease term or 5 years

Impairment of Long-lived Assets

Long-lived assets, such as property and equipment and identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We look for indicators of a trigger event for asset impairment and pay special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows, which is generally at a location level. Assets are reviewed using factors including, but not limited to, our future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset. The Company did not recognize any impairment loss for the years ended December 31, 2025 and 2024.

Concentration of Credit Risk

Customer Concentrations

During the year ended December 31, 2025, the Company earned 31% of gross revenue from two customers and during the year ended December 31, 2024, the Company earned 29% of gross revenue from two customers.

Supplier Concentrations

During the years ended December 31, 2025 and 2024, the Company made purchases from two major suppliers that accounted for 80% and 76% of cost of goods, respectively.

Revenue Recognition

The Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those goods or services. In determining when and how revenue is to be recognized from contracts with customers, the Company performs the following five step analysis laid under Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers: (1) identification of contract with customers, (2) determination of performance obligations, (3) measurement of the transaction price, (4) allocation of transaction price to the performance obligations, and (5) recognition of revenue when or as the Company satisfies each performance obligation.

F-26

The Company generates revenues from selling its products to customers and distributors using (i) the Amazon eCommerce portal; (ii) its owned and operated eCommerce website; (iii) third party distributors; and (iv) on occasion, direct to end user. The Company considers its performance obligations satisfied upon shipment of the purchased products to the customer with respect to sales processed by third party fulfilment centers and delivery of the product for sales made to distributors or direct to end user. Returns of products from customer purchases using the Amazon resale portal are refunded by Amazon to the customer and products are returned to the Company’s warehouse inventory with no restocking fees incurred by the customer. The Company evaluates returns from customers purchasing products using its eCommerce site on a case-by- case basis and generally will issue a replacement product in the limited cases of product returns. Returns by distributors or direct to end user customers are also reviewed on a case-by-case basis for product replacement if the Company determines it is warranted. The Company has no policy requiring cash refunds. Revenue also includes immaterial advertising sales from our online media platform.

Disaggregated Revenues

Total revenues, consisting of disaggregated net sales across each of our product lines for the years ended December 31, 2025 and 2024 is set out below:

Revenue by Product
	December 31,
	2025 $	2025%	2024 $	2024%

Nature-Cide	$982,131	49.4%	$829,211	47.9%
Thermal-Aid	994,847	50.1%	881,408	50.9%
Malibu Brands	10,203	0.5%	19,665	1.2%
TOTAL	$1,987,181	100.0%	$1,730,284	100.0%

The following table reflects disaggregated revenue by sales channel at December 31:

Revenue by Channel
	2025 $	2024 $

Ecommerce/Online	$1,040,930	$1,044,717
Distributors	946,251	685,567
TOTAL	$1,987,181	$1,730,284

Cost of sales

Cost of sales includes actual product cost, shipping to distribution centers and reseller warehouses, labor, cost of warehousing and allocated overheard, which is applied on a per unit basis.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expenses for the years ended December 31, 2025 and 2024 amounted to $908,685 and $876,361, respectively, which is included in sales and marketing expenses on the accompanying consolidated statements of operations.

F-27

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock under our Reg CF, Regulation A+ offering and Rule 506(c) private placements have been recorded as contra equity and deducted from the capital raised. Costs associated with the proceeds from an Initial Public Offering (IPO) on Form S-1 are capitalized under prepaid expenses and other current assets until such time as the success or failure of the IPO can be determined, at which time the costs will be recorded as contra equity or expensed. Offering costs include legal, accounting, investment banking, underwriting, printing, and regulatory and filing fees.

Stock-Based Compensation

The Company accounts for stock-based compensation to both employees and non-employees in accordance with ASC 718, Compensation - Stock Compensation. Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense rateably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options. Stock issued to third-party consultants is recorded at the estimated grant date fair value of the common stock, as determined by recent sales to third parties.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments included in current assets and current liabilities (such as cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, line of credit approximate fair value due to the short-term nature of such instruments).

The inputs used to measure fair value are based on a hierarchy that prioritizes observable and unobservable inputs used in valuation techniques. These levels, in order of highest to lowest priority, are described below:

Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2—Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3—Unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Lease Accounting

The Company leases a facility in Canoga Park, California. The Company determines whether a contract contains a lease at inception by determining if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. The Company has lease agreements with lease and non-lease components, which are generally accounted for separately with amounts allocated to the lease and non-lease components based on relative stand-alone prices. However, the Company has made an accounting policy election for real estate leases (facilities) to not separate lease and non-lease components of a contract. For all other underlying classes of assets, the Company separates lease and non-lease components to determine the lease payments.

Right-of-use ("ROU") assets and lease liabilities are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term. Renewal and termination options are included in the determination of the lease term when it is reasonably certain that these options will be exercised by the Company. Lease assets are amortized over the lease term, unless there is a transfer of title or purchase option reasonably certain of exercise, in which case the asset life is used. Certain of the Company's lease agreements include variable payments. Variable lease payments not dependent on an index or rate primarily consist of common area maintenance charges and are not included in the calculation of the ROU asset and lease liability and are expensed as incurred. In order to determine the present value of lease payments, the Company uses the rate implicit in the lease when it is readily determinable. As most of the Company’s leases do not provide an implicit rate, management uses the Company’s incremental borrowing rate based on the information available at lease commencement to determine the present value of lease payments (6.75% as of December 31, 2025).

F-28

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Basic and Diluted Net Loss Per Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the unaudited consolidated financial statements are computed in accordance ASC 260- 10 Earnings Per Share, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Potentially dilutive securities were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive. During the years ended December 31, 2025 and 2024, there were 265,400 potentially anti-dilutive shares as a result of certain outstanding, exercisable stock options and share purchase warrants.

Income Taxes

The Company is taxed as a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense.  The Company’s effective tax rate differs from statutory rates due to an increase in the valuation allowance. A full valuation allowance has been set against its net deferred tax assets as of December 31, 2025 and December 31, 2024.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this update require enhanced disclosures about significant expenses on an annual and interim basis for all public entities. The amendments in this update were effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of this new guidance did not have a significant impact on our financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Tax Disclosures, which requires disaggregated information about an entity's income tax rate reconciliation as well as information regarding cash taxes paid both in the United States and foreign jurisdictions. The amendments should be applied prospectively, with retrospective application permitted. The amendments are effective for annual periods beginning after December 15, 2024 with early adoption permitted. The adoption of this new guidance did not have a significant impact on our financial statements.

F-29

Recently Issued Accounting Pronouncements Pending Adoption

In November 2024, the FASB issued ASU 2024-03, Income Statement (Topic 220): Disaggregation of Income Statement Expenses, to require additional disclosures of certain amounts included in the expense captions presented on the Statement of Operations as well as disclosures about selling expenses. In January 2025, the FASB issued ASU 2025-01 to clarify the effective date of ASU 2024-03. The ASU is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027, and early adoption is permitted. The Company is currently evaluating the impacts of adopting this guidance on its financial statement disclosures.

3. INVENTORY

Inventory consists of the following items as of:

	December 31, 2025	December 31, 2024
Raw Materials	$547,987	$282,956
Finished Goods	412,519	332,958
Total Inventory	$960,506	$615,914

4. DETAILS OF CERTAIN ASSETS AND LIABILITIES

Prepaid and other current assets consist of the following items as of:

	December 31, 2025	December 31, 2024
Advances to Suppliers	$22,500	$165,864
Prepaid Rent	17,963	14,969
Escrow account	150,629	98,158
Other Current Assets	17,562	22,360
Total Prepaids and Other Current Assets	$208,654	$301,351

Accounts payable and accrued liabilities consists of the following items:

	December 31, 2025	December 31, 2024
Accounts Payable	$380,694	476,257
Credit Cards	31,736	92,688
Accrued Employee Compensation	184,362	172,351
Other Payroll Liabilities	74,025	74,499
Total Accounts Payable and Accrued Liabilities	$670,817	$815,795

F-30

5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following items as of:

	December 31, 2025	December 31, 2024
Buildings & Improvements	$337,806	$337,806
Furniture & Equipment	328,908	320,218
Software and Website	166,514	166,514
Vehicles	237,184	237,184
Property and Equipment, at cost	1,070,412	1,061,722
Accumulated Depreciation	(928,843)	(902,783)
Property and Equipment, Net	$141,569	$158,939

Depreciation expenses for property and equipment for years ended December 31, 2025, and 2024 were in the amount of $26,060 and $20,336, respectively, and is included in general and administrative expense on the accompanying consolidated statements of operations.

6. INTANGIBLE ASSETS

Intangible assets consist of the following items as of:

	December 31, 2025	December 31, 2024
Trademark	$26,994	$26,994
Intangible assets, at cost	26,994	26,994
Accumulated Amortization	(25,090)	(23,290)
Intangible Assets, net	$1,904	$3,704

Amortization expense for years ended December 31, 2025 and 2024 was in the amount of $1,800 and $1,800, respectively, and is included in general and administrative expense on the accompanying consolidated statements of operations.

7. CREDIT FACILITIES

Line of Credit

The Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Applicable Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate (6.75% as of December 31, 2025). At no time will the rate be lower than five and one quarter (5.25%) percent per annum. The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing. The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

As of December 31, 2025, and December 31, 2024, the outstanding balance was $97,776 and $49,257, respectively.

F-31

Line of Credit- Related Party

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with two of its executive officers (collectively the “Lenders”). The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date. The Line of Credit Agreement is supported by issuance of a Promissory Note to the Lenders for any amounts advanced thereunder.

The Promissory Note is a debt obligation and does not include any conversion features. The outstanding balance under the Promissory Note will not convert into shares of the Company’s common stock in connection with the Company’s direct listing or otherwise.

F-32

8. DEBT

In August 2024, the Company entered into a vehicle loan for $117,320. The note accrues interest at a rate of 8.72% per annum and requires 72 equal monthly payments. The first payment will be on August 11, 2024. As of December 31, 2025 and 2024, the principal balance of the promissory note was $94,861 and $110,999, respectively.

Future maturities over the remaining term of the debt is as follows:

2026	$17,602
2027	19,200
2028	20,943
2029	22,844
2030	14,272
94,861
Less: current portion	(17,602)
Long-term portion of debt	$77,259

9. LEASES

The Company conducts its operations from facilities in Canoga Park, California that was initially leased under a five-year lease which expired September 14, 2020. The Company renewed its lease for an additional five-year term which expired October 14, 2025. The Company renewed its lease for an additional five-year term which expires October 14, 2030.The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area. Monthly payments range from $35,926 to $41,913 and contain escalation clauses. Rent expense is generally recognized on a straight-line basis over the lease term under ASC Topic 842.

The weighted average lease term for the Company’s operating leases as of December 31, 2025, and December 31, 2024 was 4.75 years and 0.3 years, respectively.

The weighted average discount rate used for operating leases is 6.75% , based on the Company’s incremental borrowing rate, for the years ended December 31, 2025, and 2024.

Minimum future lease payments under non-cancellable operating leases as of December 31, 2025, are as follows:

For The Year Ended December 31,
2026	$435,598
2027	453,560
2028	471,524
2029	489,486
2030	377,219
2,227,387
Less: Present Value Discount	(335,210)
Total	1,892,177
Less: current portion	(317,520)
Lease liability, net of current portion	$1,574,657

F-33

10. CAPITALIZATION AND EQUITY TRANSACTIONS

Common Stock

On April 15, 2024 the Company’s Board of Directors approved a 1 for 16 Reverse Split of the Company’s common stock. The Reverse Split was effective April 16, 2024 and has been retroactively applied to the share and per share data included herein.

Shares issued during the year ended December 31, 2025

During the year ended December 31, 2025, the Company sold 937,250 shares of common stock at $2.00 per share under a private placement offering memorandum. The Company also sold 1,206,328 shares of common stock at $3.00 per share under the terms of a private placement. The Company received total proceeds of $3,215,865, net of offering costs.

In May 2024 the Company launched a Regulation CF Crowdfunding, offering shares of common stock at $3.00 per share. During the year ended December 31, 2025, the Company issued 285,347 shares of common stock under this offering and received proceeds of $532,538, net of offering costs. On April 15, 2025, the Company filed a Form C-U indicating that the Company had terminated its Regulation CF Offering as of April 4, 2025.

During the year ended December 31, 2025, the Company issued 384,301 shares of common stock at $4.00 per share in its Tier 2 Reg A+ Offering and received proceeds of $1,423,327, net of offering costs.

During the year ended December 31,2025, the Company also issued 641,000 shares of common stock for consulting services valued at $1,923,000 or $3.00 per share.

During the year ended December 31,2025, the Company agreed to issue 125,000 shares of common stock for consulting services valued at $375,000 or $3.00 per share (based on the prevailing market price of our common stock at the time of grant), which shares were issued subsequent to December 31, 2025 (ref: Note 17). As of December 31, 2025, the liability is reflected on the Company’s balance sheets as “Liability for unissued shares”.

Shares issued during the year ended December 31, 2024

During the year ended December 31, 2024, the Company sold 1,177,501 shares of common stock at $1.60 per share under a private placement offering memorandum. The Company also sold 1,874,875 shares of common stock at $2.00 per share under the terms of a private placement. The Company received total proceeds of $4,494,428, net of offering costs.

In May 2024 the Company launched a Regulation CF Crowdfunding, offering shares of common stock at $3.00 per share. During the year ended December 31, 2024, the Company issued 276,310 shares of common stock under this offering and received proceeds of $196,573, net of offering costs.

During the year ended December 31, 2024, the Company also issued 1,415,000 shares of common stock for consulting services valued at $2,264,000 or $1.60 per share, 1,535,250 shares for consulting services valued at $3,070,500 or $2.00 per share, and a total of 88,514 for services rendered in respect to a financial advisory and investment banking agreement valued at $2.00 per share or $177,028.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred shares at a par value of $0.001. As of December 31, 2025 and December 31, 2024, 10,000 shares of preferred stock have been issued and are outstanding, which have been designated as Series A Super Voting Preferred Stock. The Series A Super Voting Preferred Stock has nominal economic rights (i.e. no conversion right, no dividend rights and no liquidation preference) but do confer Matthew Mills 51% voting control of the Company. The Preferred Stock also has redemption rights, in which the shares of the Preferred Stock shall be automatically, and without any required action by the Company or the holders thereof, redeemed by the Company at their par value on the first to occur of the following trigger events: (i) on the date Matthew Mills ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange, provided, however, that (a) the listing rules of any such exchange prohibit preferential voting rights of a class of the Company, or (b) listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series A Preferred Stock set forth in our Certificate of Designation. For the sake of clarity, the only rights designated to the series A super voting Preferred Stock are voting rights.

F-34

11. SHARE-BASED COMPENSATION

Stock Options

During 2016, the Company adopted the 2016 Stock Incentive Plan (which may be referred to as the “Plan”). The Company reserved 625,000 shares of its Common Stock pursuant to the Plan, which provides for the grant of shares of stock options, stock appreciation rights, and stock awards (performance shares) to employees, consultants, Officers or members of the Board of Directors. The term of the options under the Plan shall not exceed 10 years from the date of grant.

The option exercise price generally may not be less than the underlying stock's fair market value at the date of the grant. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award.

In prior years, the Company has granted time-vested options to purchase shares of common stock with exercise prices ranging from $9.60 - $12.80 on the date of grant by the Board. These options vest ratably over a period of between 2 and 4 years and expire ten years from the date of grant. The fair values of these options were calculated using the Black-Scholes model. This option pricing model requires a number of assumptions, of which the most significant are: expected stock price volatility and the expected option term (the amount of time from the grant date until the options are exercised or expire). The Company estimated a volatility factor utilizing a weighted average of comparable published volatilities of its peers. The Company applied the simplified method to determine the expected term of stock-based compensation grants.

Management estimated the fair value of common stock based on recent sales to third parties. Forfeitures are recognized as incurred. On December 31, 2025, the Company’s Board of Directors, with stockholder approval, approved the termination of the 2016 Stock Incentive Plan and concurrently canceled all outstanding options under the Plan. Subsequently, in January 2026 the Company’s Board of Directors approved the 2026 Option Incentive Plan (ref: Note 17 – Subsequent events).

A summary of the Company’s stock option activity and related information is as follows:

	Number of Awards	Weighted Average Exercise	Weighted Average Contractual Life
Outstanding at December 31, 2023	247,813	$10.08	2.76
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at December 31, 2024	247,813	$10.08	1.76
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	(247,813)	-	-
Outstanding at December 31, 2025	-	$-	-
Exercisable Options at December 31, 2025	-	$-	-

Stock compensation expense for the years ended December 31, 2025 and 2024, was $6,036 and $7,248, respectively.

The aggregate intrinsic value of the options as of December 31, 2025 and December 31, 2024 was $0.

F-35

Warrants

A summary of the Company’s warrants activity and related information is as follows:

	Number of Awards	Weighted Average Exercise	Weighted Average Contract Term
Outstanding at December 31, 2023	17,587	$9.60	2.70
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at December 31, 2024	$17,587	$9.60	1.70
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding at December 31, 2025	$17,587	$9.60	0.70

The aggregate intrinsic value of the warrants as of December 31, 2025 and 2024 is $0.

12. RELATED PARTY TRANSACTIONS

Line of Credit- Related Party

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) providing for advances as needed up to a maximum of $500,000 for working capital with two of its executive officers, Matthew Mills and Jennifer Mills. (ref: Note 7)

As of both December 31, 2025 and December 31, 2024, the Company has drawn $499,617, respectively against the Line of Credit Agreement and incurred interest expenses of $42,909 and $47,240, for the years ended December 31, 2025 and 2024, respectively. Included in accounts payable as of December 31, 2025 and as of December 31, 2024 are interest payable of $5,805 and $5,717, respectively.

License Agreement

The Company’s subsidiary, PSH, has an exclusive royalty-free worldwide master license from Matthew Mills, our CEO and one of the founders of the Company to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by PSH or its insolvency. Upon the closing of the Merger on April 16, 2018, a Nature-Cide sublicense agreement between PSH, as sub licensor, and the Company, as sublicensee, was merged and terminated. Accordingly, PSH can sell Nature-Cide directly to all potential customers for the product throughout the world.

In June 2012 the Company’s subsidiary, PSH, entered into a licensing agreement with Dr, Morton I Hyson, MD, PC, a director of the Company, dba Hyson Medical Products whereunder PSH was granted an exclusive license to utilize patents for certain branded products in consideration of a fee of 5% of the net sales of associated PSH branded products thirty days after each calendar quarter for five (5) years from commencement of sales, or the term of the agreement, whichever is longer. The agreement carried an initial term of five (5) years and is automatically extended thereafter for additional 12-month terms unless either party notifies the other party of the termination of the agreement, with at least six (6) months prior written notice. During the year ended December 31, 2025, we have paid to Dr. Hyson aggregate royalties of $26,863 (2024- $26,302) and have accrued royalties of $124 (2024 - $491) as of December 31, 2025. The patents (1) Device and Method for Treatment of Headache - 5,700,238 ( Expired December 23, 2017), (2) Medicated Wrap - 6,313,370 (Expired November 6, 2021), and (3) Medicated Wrap - 7,186,260 (Expired March 6, 2022 )have all since expired and we are using the technology and case study covered by these patents to market additional private label consumer products under our brand to address headache pain relief, both migraine and tension.

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13. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2025, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

14. OTHER EVENTS

On March 6, 2024, the Company entered into an agreement with Dealmaker to act as the Lead selling Agent for the Company’s Regulation A offering (the “DealMaker Agreement”). In connection with the DealMaker Agreement, the Company has agreed to pay DealMaker an advance of $32,500 (which shall be an advance against accountable expenses and will be refunded to the extent not actually incurred); a $10,000 monthly account management fee; and 6.5% cash fees from all proceeds.

On July 26, 2024 the Company entered into an Advisory Agreement with Maxim Group to provide general financial advisory and investment banking services to the Company. Upon execution of the agreement the Company issued 88,514 shares of common stock to Maxim Group LLC. The agreement includes provisions for additional payments in cash and shares upon the provision of certain additional services and the Company completing certain milestone achievements.

On June 28, 2025 Dr. Morton Hyson resigned as a Board of Director Member effective immediately for personal reasons. Effective July 18, 2025 Mrs. Mary Kay Wilson was appointed as a Board of Director Member filling the seat previously held by Dr. Morton Hyson.

On August 29, 2025, the Company entered into an agreement with Delbrook Digital Ltd., a foreign broker-dealer based in Canada doing business as Bad Twin Capital (together with any subsidiaries, affiliates, successors and assigns, “Bad Twin Capital”), along with its US partner, Marco Polo Securities, Inc., a registered US broker-dealer and member FINRA/ SIPC (together with its subsidiaries and affiliates, “Marco Polo”), pursuant to which Bad Twin Capital and Marco Polo (together, the “Bad Twin Capital Team”) shall act as financial advisers to the Company. Under the terms of the agreement the Company paid Bad Twin a $20,000 retainer and agrees to certain additional success fees and reimbursements in the event a transaction as contemplated by the agreement is concluded.

15. RESTATEMENT

In the Company’s previously issued consolidated 2024 financial statements, certain year-end closing adjustments were improperly excluded from the issued consolidated financial statements and certain property and equipment purchase and sale transactions were not recorded. The Company’s management has concluded it is appropriate to restate the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2024, as previously reported. The following table summarizes the effect of the restatement on each of the effected 2024 financial statement line items:

	As Previously Reported	Restatement Adjustments	As Restated
Property and equipment, net	$21,213	$137,726	$158,939
Accounts payable and accrued liabilities	(725,205)	2,098	(723,107)
Current portion of debt	-	(16,138)	(16,138)
Debt, net of current portion	-	(94,861)	(94,861)

General and administrative	$9,098,734	(2,996)	9,095,738
Interest expenses	52,423	4,171	56,594
(Gain) on disposal of assets	-	(30,000)	(30,000)
Net (loss)	(9,820,266)	(28,825)	(9,791,441)

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16. INCOME TAX

In December 2023, the Financial Accounting Standards Board issued Accounting Standards Update 2023‑09, Income Taxes (Topic 740): Improvements to Tax Disclosures. The standard requires public business entities to provide a tabular reconciliation of the statutory federal income tax rate to the effective income tax rate using specified categories and to disclose income taxes paid, net of refunds, disaggregated by federal, state, and foreign jurisdictions. The Company adopted ASU 2023‑09 effective December 31, 2025 on a prospective basis. Adoption resulted in expanded disclosures but did not affect the amounts reported in the consolidated statements of operations.

Income (loss) before income taxes by geography:

Year ended December 31	Domestic	Foreign
2025	$(6,960,376)	$-
2024	$(9,791,441)	$-

Income tax expense (benefit)

The components of provision for income taxes for all periods presented were as follows

Year ended December 31	Federal	State	Foreign
2025	$-	$-	$-
2024	$-	$-	$-

Rate reconciliation

The following table reconciles the U.S. federal statutory income tax rate to the Company's effective tax rate for each of the years presented. Amounts are presented in dollars and as percentages of pretax income (loss).

Reconciling item	2025 (amount)	2025 (%)	2024 (amount)	2024 (%)
U.S. federal statutory income tax rate (21%)	$(1,461,680)	21.00%	$(2,056,203)	21.00%
State and local taxes, net of federal benefit	(486,085)	6.95%	(683,795)	6.95%
Foreign tax effects	-	-	-	-
Effect of changes in tax laws or rates	-	-	-	-
Effect of cross‑border tax laws	-	-	-	-
Tax credits	-	-	-	-
Nontaxable or nondeductible items	-	-	-	-
Changes in valuation allowances	1,947,765	(27.95%)	2,739,998	(27.95)%
Changes in unrecognized tax benefits	-	-	-	-
Other differences	-	-	-	-
Effective income tax expense (benefit)	$-	0.0%	$-	0.0%

Deferred tax assets and liabilities

The significant components of the deferred tax asset (liability) at December 31, 2025 and 2024 are summarized below. Amounts are in dollars. A full valuation allowance has been recorded against the net deferred tax asset in each period.

Deferred tax asset (liability)	2025	2024
Net operating loss carryforwards	$10,606,430	$8,529,453
Right-of-Use operating lease asset	(526,987)	-
Lease liability	529,500	-
Other temporary differences (1)	-	-
Valuation allowance	$(10,608,943)	$(8,529,453)

(1)Other items comprising timing differences between income tax basis and U.S. GAAP include share-based compensation, depreciation, and amortization. However as of both December 31, 2025 and 2024, the deferred tax balances relating to these items are deemed to be nominal.

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Income taxes paid, net of refunds

The amounts of income taxes paid (net of refunds received) are disaggregated by jurisdiction. Any jurisdiction in which taxes paid equals or exceeds 5 percent of total taxes paid has been disclosed separately when applicable.

Jurisdiction	2025	2024
Federal	$-	$-
State	$-	$-
Foreign	$-	$-

Net operating loss carryforwards

As of December 31, 2025, the Company had federal net operating loss (NOL) carryforwards of approximately $35.2 million and state NOL carryforwards of approximately $35.5 million (2024: $28.6 million each).

The Company has incurred substantial net operating losses, which are subject to limitations under Internal Revenue Code Section 382. Section 382 imposes an annual limit on the amount of taxable income that can be offset by NOLs if the Company undergoes an "ownership change," as defined by the tax code. While a formal Section 382 analysis has not been prepared, the Company believes that the total available NOLs may not be fully utilizable before they expire, including the NOLs acquired in the PSH acquisition in 2018.

Unrecognized tax benefits

The Company recognizes the benefit of tax positions only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authorities. As of December 31, 2025 and 2024, the Company had no unrecognized tax benefits. Accordingly, no interest or penalties were accrued related to uncertain tax positions in 2025 or 2024.

17. SUBSEQUENT EVENTS

Effective January 2, 2026, the Board of Directors approved the 2026 Option Incentive Plan (the “Plan”) which provides for the grant of up to 10,000,000 shares of common stock. In addition, the Board of Directors approved 1,665,000 options for exercise at $3.00 per share and a term of ten years to be issued to officers, directors, employees and consultants. Of the options granted 830,000 were fully vested on date of grant, 825,000 vested as to 30% on the date of grant with the balance vesting on the second anniversary of grant date and 10,000 vest in full on the first anniversary of date of grant. Concurrently the Board of Directors approved 1,000,000 fully vested options for exercise at $3.30 per share to be issued to two executive officers with a five-year term.

On March 5, 2026 the Company issued 125,000 shares to a consultant in order to retire a liability for unissued shares accrued on the Company's balance sheets at December 31, 2025 in the amount of $375,000.

On March 17, 2026, the Board of Directors approved the grant of an additional 900,000 fully vested options under the Plan with a term of five years to two executive officers of the Company, for exercise at $3.30 per share.  Concurrently the Board of Directors approved the grant of a further 700,000 options with a term of ten years to officers of which 500,000 were fully vested on date of grant and the remaining 200,000 options vested as to 30% on the date of grant with the balance vesting on the second anniversary of grant date.

Between January 1, 2026 and March 20, 2026, the Company sold 124,498 shares of common stock at $4.00 per share in its Tier 2 Reg A+ Offering with net proceeds of $315,684.

Between January 1, 2026 and March 20, 2026, the Company sold 887,286 shares of common stock at $3.00 per share in its private placement with net proceeds of $2,321,666.

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Med-X, Inc.

PRELIMINARY PROSPECTUS

, 2026

Until [____], 2026, 25 days after the date of this prospectus, all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as Underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee and NASDAQ listing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$21,767
NASDAQ listing fee	5,000
Accounting fees and expenses	165,000
Legal fees and expenses	235,000
Transfer agent fees and expenses	5,000
Printing and related fees	5,000
Miscellaneous	3,600
Total	$440,367

Item 14. Indemnification of Directors and Officers

The Company’s amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the Nevada Business Corporation Act and, together with the Company’s bylaws, provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 15. Recent Sales of Unregistered Securities

YEAR(1)	OFFERING	SHARES SOLD	NET PROCEEDS
2026	PPM – 506(c)	939,619	$2,321,666
2026	Reg A+ Tier 2	186,224	$554,077

2025	PPM – 506(c)	2,639,540	$7,056,370
2025	Reg A+ Tier 2	472,588	$1,890,352

2024	PPM – 506(c)	2,668,625	$5,049,750
2024	Reg CF	94,582	$283,747

2023	PPM – 506(c)	2,095,750	$3,358,000

(1)	Sales information for 2026 activity from January 1, 2026 through May 31, 2026

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Item 16. Exhibits

(a) Exhibits.

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization by and among Med-X Acquisition Corp. and Pacific Shore Holdings, Inc. and Matthew Mills*
3.1	Articles of Incorporation*
3.2	Certificate of Designation of Series A Preferred Stock*
3.3	Bylaws*
3.4

Certificate of Designation of Preferences and Rights of Series B Convertible Preferred Stock of Med-X, Inc., dated September 16, 2026  (incorporated by reference to Exhibit 2.4 to the Company’s Form 1-SA, filed on September 28, 2026)*

4.1	Warrant to purchase shares of Med-X, Inc. Common Shares*
4.2	Form of Common Stock Certificate of the Registrant*
4.3	Registration Rights Agreement*
4.4	Promissory Note issued to Crestmark Bank dated November 27, 2012*
4.5	Convertible Promissory Note between Med-X Inc and Joseph Winograde *
4.6*	Warrant to Purchase Shares of Common Stock, dated September 16, 2026, issued by Med-X, Inc. to Streeterville Capital, LLC
5.1	Legal Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Subscription Documents*
10.2	License Agreement, dated September 1, 2014, by and between Med-X, Inc., as the Licensee, and Pacific Shore Holdings, Inc. as the Licensor*
10.3	Posting Agreement, dated November 12, 2015, by and between Med-X, Inc. and StartEngine Crowdfunding, Inc., with Warrant attached.*
10.4	Broker-Dealer Services Agreement with FundAmerica Securities, LLC*
10.5	Development, Marketing and Consulting Agreement with M6, dated June 20, 2016*
10.6	Agreement with Monarch Bay Securities, LLC*
10.7	Broker-Dealer Agreement executed March 3, 2021, between Med-X, Inc., and Dalmore Group, LLC*
10.8	Share Purchase Agreement by and among Med-X, Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited*
10.9	Med-X, Inc. 2016 Stock Incentive Plan*++
10.13	Lease between S&R Properties, Corp. and Pacific Shore Holdings, Inc. dated August 1, 2015*
10.14	Amendment to Lease with S&R Properties dated July 21, 2020*
10.15	Loan and Security Agreement between Crestmark Bank and Pacific Shore Holdings, Inc. dated November 27, 2012*
10.16	Security Agreement Crestmark Bank and Pacific Shore Holdings, Inc.*
10.17	License Agreement between Matthew Mills and Pacific Shore Holdings, Inc. dated July 1, 2012*
10.18	Licensing Agreement between Dr. Morton I. Hyson, M.D., PC. D.b.a. Hyson Medical Products and Pacific Shore Holdings, Inc. dated June 22, 2012*
10.19	License Agreement between Matthew Mills and Pacific Shore Holdings, Inc. dated January 15, 2010*
10.20	Line of Credit Agreement between Matthew Mills, Jennifer Mills, and Med-X, Inc., dated August 6, 2022*
10.21*	Amendment to Promissory Note, dated August 1, 2023, between Med-X, Inc., Matthew Mills and Jennifer Mills
10.22*	Third Amendment to Promissory Note and Line of Credit Agreement, dated September 8, 2026, between Med-X, Inc., Matthew Mills and Jennifer Mills
10.23	Agreement for the Purchase and Sale of Capital Stock between Med-X Inc and Joseph Winograde *
10.24	Purchaser’s Rights Agreement between Med-X Inc and Joseph Winograde *
10.25	Amendment to the Agreement for the Purchase and Sale of Capital Stock, dated December 13, 2023, between Med-X, Inc. and Joseph Winograde*
10.26	Purchaser’s Rights Agreement, dated September 15, 2023*
10.27	Distribution Agreement, dated September 25, 2023, between Med-X, Inc. and Ensystex Australasia Pty Ltd*
10.28	Form of Warrant Agency Agreement*
10.29	Amendment No. 1 to Agreement for the Purchase and Sale of Capital Stock between Med-X Inc and Joseph Winograde*
10.30	Amendment No. 1 to the Convertible Promissory Note between Med-X Inc. and Joseph Winograde *
10.31	Engagement Agreement with Delbrook Digital Ltd., doing business as Bad Twin Capital *
10.32	Escrow Services Agreement with FundAmerica Securities, LLC*
10.33*	Securities Purchase Agreement, dated September 16, 2026, between Med-X, Inc. and Streeterville Capital, LLC
10.34*	Placement Agency Agreement, dated September 15, 2026, between Med-X, Inc. and Maxim Group LLC, filed as Exhibit 6.1 to the Company’s Current Report on Form 1-U filed September 18, 2026
10.36*

Settlement Agreement and Mutual Release, dated August 26, 2026, by and among Med-X, Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, filed as Exhibit 6.11 to the Company’s Current Report on Form 1-U filed September 1, 2026

10.37*	Med-X, Inc. 2026 Stock Incentive Plan, effective January 2, 2026, and Form of Option Agreement++
10.38*	Second Amendment to Promissory Note, dated April 13, 2026, between Med-X, Inc., Matthew Mills and Jennifer Mills
16.1*

Letter from SetApart Accountancy Corp. to the Securities and Exchange Commission, dated September 23, 2025 (previously filed as Exhibit 6.18 to the Company’s Current Report on Form 1-U filed September 23, 2025)

21.1	List of Subsidiaries
23.1	Consent of Cherry Bekaert LLP
23.2	Consent of Sichenzia Ross Ference Carmel LLP
107	Filing Fee Table

 * previously filed

 ++ Indicates a management contract or compensatory plan.

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(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 15, 2026.

Med-X, Inc.

By:	/s/ Matthew Mills
Matthew Mills
Chief Executive Officer

SIGNATURE	TITLE	DATE

/s/ Matthew Mills	Chief Executive Officer	October 15, 2026
Matthew Mills	(Principal Executive Officer)

/s/ Ronald J. Tchorzewski	Chief Financial Officer	October 15, 2026
Ronald J. Tchorzewski	(Principal Financial Officer & Principal Accounting Officer)

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